                                                                  Exhibit 4.9(a)

                                                                  Execution Copy

WHEN RECORDED, RETURN TO:

Thomas E. Smith, Esq.
Moulton, Bellingham, et al.
27 North 27th Street, Suite 1900
Sheraton Plaza
Billings, MT 59103

================================================================================

                          INDENTURE OF TRUST, MORTGAGE

                             AND SECURITY AGREEMENT

                                    (BA 1/2)

                            Dated as of July 20, 2000

                                     between

                                 MONTANA OL3 LLC

                                       and

                            THE CHASE MANHATTAN BANK,
                           as Lease Indenture Trustee

                        ---------------------------------

                        COLSTRIP GENERATING UNITS 1 AND 2

                          AND RELATED COMMON FACILITIES

================================================================================


                                    STATE OF MONTANA   }      88409
                                    COUNTY OF ROSEBUD, }SS. $762.00
                                    Filed this 21st day of July 2000 at 2:00 P.M
                                    Recorded in book 95 mg Page 955-1081
                                    County Clerk [ILLEGIBLE]

                                TABLE OF CONTENTS

                                                                            Page

SECTION 1. DEFINITIONS ........................................................4

SECTION 2. THE NOTES ..........................................................5
        Section 2.1.     Limitation on Notes ..................................5
        Section 2.2.     Lessor Note ..........................................6
        Section 2.3.     Execution and Authentication of Notes ................6
        Section 2.4.     Issuance and Terms of the Lessor Note ................6
        Section 2.5. Payments from Indenture Estate Only; No Personal Liability of the Owner Lessor, the Owner
                         Participant or the Lease Indenture Trustee ...........7
        Section 2.6.     Method of Payment ....................................7
        Section 2.7.     Application of Payments ..............................8
        Section 2.8.     Registration, Transfer and Exchange of Notes .........9
        Section 2.9.     Mutilated, Destroyed, Lost or Stolen Notes ...........9
        Section 2.10.    Redemptions; Assumption .............................10
        Section 2.11.    Payment of Expenses on Transfer .....................13
        Section 2.12.    Additional Lessor Notes .............................13
        Section 2.13.    Restrictions of Transfer Resulting from Federal
                         Securities Laws; Legend .............................15
        Section 2.14.    Security for and Parity of Notes ....................15
        Section 2.15.    Acceptance of the Lease Indenture Trustee ...........15

SECTION 3. RECEIPT, DISTRIBUTION AND APPLICATION OF INCOME FROM
           INDENTURE ESTATE ..................................................15
        Section 3.1.     Distribution of Periodic Lease Rent .................15
        Section 3.2.     Payments Following Event of Loss or Other Early
                         Termination .........................................17
        Section 3.3.     Payments After Lease Indenture Event of Default .....18
        Section 3.4.     Investment of Certain Payments Held by the Lease
                         Indenture Trustee ...................................19
        Section 3.5.     Application of Certain Other Payments ...............19
        Section 3.6.     Other Payments ......................................19
        Section 3.7.     Excepted Payments ...................................20
        Section 3.8.     Distributions to the Owner Lessor ...................20
        Section 3.9.     Payments Under Assigned Documents ...................20

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page

        Section 3.10.    Disbursement of Amounts Received by the Lease
                         Indenture Trustee ...................................20

SECTION 4. COVENANTS OF OWNER LESSOR: DEFAULTS; REMEDIES OF LEASE
           INDENTURE TRUSTEE .................................................21
        Section 4.1.     Covenants of Owner Lessor ...........................21
        Section 4.2.     Occurrence of Lease Indenture Event of Default ......21
        Section 4.3.     Remedies of the Lease Indenture Trustee .............23
        Section 4.4.     Right to Cure Certain Lease Events of Default .......25
        Section 4.5.     Rescission of Acceleration ..........................27
        Section 4.6.     Return of Indenture Estate, Etc .....................28
        Section 4.7.     Power of Sale and Other Remedies ....................29
        Section 4.8.     Appointment of Receiver .............................30
        Section 4.9.     Remedies Cumulative .................................30
        Section 4.10.    Waiver of Various Rights by the Owner Lessor ........30
        Section 4.11.    Discontinuance of Proceedings .......................31
        Section 4.12.    No Action Contrary to a Facility Lessee's Rights
                         Under the Facility Lease ............................31
        Section 4.13.    Right of the Lease Indenture Trustee to Perform
                         Covenants, Etc ......................................31
        Section 4.14.    Further Assurances ..................................31
        Section 4.15.    Waiver of Past Defaults .............................32

SECTION 5. DUTIES OF LEASE INDENTURE TRUSTEE; CERTAIN RIGHTS AND DUTIES
           OF OWNER LESSOR ...................................................32
        Section 5.1.     Notice of Action Upon Lease Indenture Event
                         of Default ..........................................32
        Section 5.2.     Actions Upon Instructions Generally .................32
        Section 5.3.     Action Upon Payment of Notes or Termination of
                         Facility Lease ......................................32
        Section 5.4.     Compensation of the Lease Indenture Trustee;
                         Indemnification .....................................33
        Section 5.5.     No Duties Except as Specified; No Action Except
                         Under Facility Lease, Indenture or Instructions .....33
        Section 5.6.     Certain Rights of the Owner Lessor ..................34
        Section 5.7.     Restrictions on Dealing with Indenture Estate .......35
        Section 5.8.     Filing of Financing Statements and Continuation
                         Statements ..........................................35

SECTION 6. LEASE INDENTURE TRUSTEE AND OWNER LESSOR ..........................36
        Section 6.1.     Acceptance of Trusts and Duties......................36

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page

        Section 6.2.     Absence of Certain Duties ...........................37
        Section 6.3.     Representations and Warranties ......................38
        Section 6.4.     No Segregation of Moneys; No Interest ...............38
        Section 6 5      Reliance; Agents; Advice of Experts .................39

SECTION 7. SUCCESSOR INDENTURE TRUSTEES AND SEPARATE TRUSTEES ................39
        Section 7.1.     Resignation or Removal of the Lease Indenture
                         Trustee; Appointment of Successor ...................39

SECTION 8. SUPPLEMENTS AND AMENDMENTS TO THIS INDENTURE AND OTHER DOCUMENTS...42
        Section 8.1.     Supplemental Indenture and Other Amendment With
                         Consent; Conditions and Limitations .................42
        Section 8.2.     Supplemental Indentures and other Amendments
                         Without Consent .....................................43
        Section 8.3.     Conditions to Action by the Lease Indenture Trustee .44

SECTION 9. MISCELLANEOUS .....................................................45
        Section 9.1.     Surrender, Defeasance and Release ...................45
        Section 9.2.     Conveyances Pursuant to Section 4.2 of Site Lease
                         and Sublease ........................................46
        Section 9.3.     Appointment of the Lease Indenture Trustee as
                         Attorney; Further Assurances ........................46
        Section 9.4.     Indenture for Benefit of Certain Persons Only .......46
        Section 9.5.     Notices; Furnishing Documents, etc ..................47
        Section 9.6.     Severability ........................................48
        Section 9.7.     Limitation of Liability .............................48
        Section 9.8.     Written Changes Only ................................48
        Section 9.9.     Counterparts ........................................49
        Section 9.10.    Successors and Permitted Assigns ....................49
        Section 9.11.    Headings and Table of Contents ......................49
        Section 9.12.    Governing Law .......................................49
        Section 9.13.    Reorganization Proceedings with Respect to the
                         Lessor Estate .......................................49
        Section 9.14.    Withholding Taxes: Information Reporting ............50
        Section 9.15.    Fixture Financing Statement .........................50

                          INDENTURE OF TRUST, MORTGAGE

                             AND SECURITY AGREEMENT
                                     (BA1/2)


      This INDENTURE OF TRUST, MORTGAGE AND SECURITY AGREEMENT (BA1/2) (this "Indenture"), dated as of July 20, 2000, between MONTANA 0L3 LLC, a Delaware limited liability company as mortgagor (the "Owner Lessor") and THE CHASE MANHATTAN BANK, as mortgagee on behalf of the Noteholders (the "Lease Indenture Trustee").


                                   WITNESSETH:

      WHEREAS, pursuant to the Participation Agreement, the Owner Lessor has purchased certain undivided interests in the Facility from PPL Montana, LLC (the "Facility Lessee");

      WHEREAS, the Owner Lessor has entered into a Facility Lease, dated as of the date hereof with the Facility Lessee pursuant to which the Facility Lessee has leased from the Owner Lessor for a term of years the undivided interests in and to the Facility, which it sold to the Owner Lessor pursuant to the Bill of Sale;

      WHEREAS, the Facility is more particularly described on Exhibit D hereto and made a part hereof;

      WHEREAS, the Facility Lessee has leased a corresponding undivided interest as tenant-in-common in and to the applicable portions of the Colstrip Site with the right to nonexclusive possession thereof to the Owner Lessor and the Owner Lessor simultaneously therewith has leased each such undivided interest back to the Facility Lessee;

      WHEREAS, the applicable portions of the Colstrip Site are more particularly described in Exhibit A attached hereto;

      WHEREAS, in accordance with this Indenture, the Owner Lessor will execute and deliver the Lessor Note, the proceeds of which will be used by the Owner Lessor to finance a portion of the Purchase Price for the Undivided Interest purchased from the Facility Lessee, and will grant to the Lease Indenture Trustee the security interests herein provided;

      WHEREAS, this Indenture is regarded as a mortgage under the laws of the State of Montana (and not intended to qualify as an indenture pursuant to the Small Tract Financing Act), as a security agreement under the Uniform Commercial Codes of the States of New York and Montana, and as a fixture filing under the laws of the State of Montana;

      WHEREAS, the Owner Lessor and the Lease Indenture Trustee desire to enter into this Indenture, to, among other things, provide for (a) the issuance by the Owner Lessor of the Lessor Note to be issued on the Closing Date, and (b) the conveyance and assignment to the Lease Indenture Trustee on the Closing Date of the Undivided Interests conveyed to the Owner Lessor and the Owner Lessor's right, title and interest in and under the Operative Documents executed in connection therewith and all payments and other amounts received hereunder or thereunder;

      WHEREAS, all things have been done to make the Notes, when executed by the Owner Lessor, authenticated and delivered hereunder and issued, the valid obligations of the Owner Lessor; and

      WHEREAS, all things necessary to make this Indenture the valid, binding and legal obligation of the Owner Lessor, for the uses and purposes herein set forth, in accordance with its terms, have been done and performed and have happened.

      NOW THEREFORE, in consideration of the foregoing premises, the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to secure
(i) the prompt payment when and as due of the principal of and premium, if any, and interest on the Notes and of all other amounts owing with respect to all Notes from time to time outstanding hereunder, and the prompt payment when and as due of any and all other amounts from time to time owing in respect of the Secured Indebtedness and (ii) the performance and observance by the Owner Lessor for the benefit of the holders of the Notes and the Lease Indenture Trustee of all other obligations, agreements, and covenants of the Owner Lessor set forth hereinafter and in the Notes, the Operative Documents and the other documents, certificates and agreements delivered in connection therewith;

                                GRANTING CLAUSE:

      The Owner Lessor hereby irrevocably grants, conveys, assigns, transfers, pledges, bargains, sells and confirms unto the Lease Indenture Trustee and its successors and permitted assigns, for the benefit of the holders of the Notes from time to time, a first priority security interest in and mortgage lien on all estate, right, title and interest of the Owner Lessor in, to and under the following described property, rights, interests and privileges, whether now held or hereafter acquired (which collectively, including all property hereafter specifically subjected to the security interest created by this Indenture by any supplement hereto, are included within, and are hereafter referred to as, the "Indenture Estate");

            (1) the Undivided Interest conveyed to the Owner Lessor pursuant to the Bill of Sale, and the leasehold estates in the Ground Interest (which is an undivided interest in the land described in Exhibit A) granted to the Owner Lessor by the Site Lease and Sublease, together with all titles, estates, interests, rights, powers and privileges of the Owner Lessor in respect thereof;

            (2) all the estate, right, title and interest of the Owner Lessor in, to and under the Bill of Sale, the Facility Lease, the Site Lease and Sublease, the Assignment and Reassignment of Project Agreements, the Participation Agreement, and any Qualifying Letter of Credit issued pursuant to
Section 6.5 of the Participation Agreement (collectively, the "Assigned Documents"), including (a) all amounts of Periodic Lease Rent and Supplemental Lease Rent and payments of any kind payable under the Facility Lease, including Termination Value, insurance proceeds and condemnation, requisition and other awards and payments of any kind for or with respect to any part of the Indenture Estate as contemplated in the Assigned

Documents and (b) all rights of the Owner Lessor to exercise any election or option or to make any decision or determination or to give or receive any notice, consent, waiver or approval or to take any other action under or in respect of any Assigned Document, as well as all the rights, powers and remedies on the part of the Owner Lessor, whether arising under any Assigned Document or by statute or at law or equity or otherwise;

            (3) all rents (including Periodic Lease Rent and Supplemental Lease Rent payable under the Facility Lease), issues, profits, royalties, products, revenues, and other income of all property from time to time subjected or required to be subjected to the Lien of this Indenture, including all payments or proceeds payable to the Owner Lessor after termination of the Facility Lease with respect to the Undivided Interest or any portion thereof as the result of the sale, lease or other disposition of the Undivided Interest or any portion thereof and the Ground Interest or any portion thereof, and all the estate, right, title, and interest, of every nature whatsoever of the Owner Lessor in and to the same and every part thereof (the "Revenues");

            (4) all moneys, securities and other investment property now or hereafter deposited or paid or required to be deposited or paid with the Lease Indenture Trustee pursuant to any term of this Indenture or any other Assigned Document and held or required to be held by or for the benefit of the Lease Indenture Trustee hereunder;

            (5) all the estate, right, title and interest of the Owner Lessor in and to any right to restitution from the Facility Lessee in respect of any determination of invalidity of any Assigned Document;

            (6) all rights of the Owner Lessor to amounts paid or payable by the Facility Lessee to the Owner Lessor under the Participation Agreement and all rights of the Owner Lessor to enforce payment of any such amounts;

            (7) all other property, rights and privileges of every kind and description, real, personal and mixed, tangible and intangible and all interests therein, now held or hereafter acquired by the Owner Lessor pursuant to any term of any Assigned Document, whether located on the Colstrip Site or elsewhere and whether or not subjected to the Lien of this Indenture by a supplement hereto; and

            (8) all proceeds of the foregoing;

      BUT EXCLUDING from such property, rights and privileges all Excepted Payments and SUBJECT TO the rights of the Owner Lessor and the Owner Participant hereunder, including under Sections 4.4 and 5.6 hereof.

      TO HAVE AND TO HOLD the Indenture Estate and all parts, rights, members and appurtenances thereof, unto the Lease Indenture Trustee and the successors and permitted assigns of the Lease Indenture Trustee, for the benefit and security of the Noteholders from time to time, forever, and in fee simple as to all parts thereof constituting real property.

      Concurrently with the delivery of this Indenture, the Owner Lessor is delivering to the Lease Indenture Trustee the chattel paper originally executed counterpart of the Facility Lease. All property referred to in this Granting Clause, whenever acquired by the Owner Lessor, shall secure all obligations under and with respect to the Notes at any time outstanding. Any and all properties referred to in this Granting Clause which are hereafter acquired by the Owner Lessor, shall, without further conveyance, assignment or act by the Owner Lessor or the Lease Indenture Trustee thereby become and be subject to the security interest hereby granted as fully and completely as though specifically described herein.

      This Indenture is intended to constitute a security agreement as required under the Uniform Commercial Codes of the States of New York and Montana.

      The Lease Indenture Trustee, for itself and its successors and permitted assigns, hereby agrees that it shall hold the Indenture Estate, in trust for the benefit and security of (i) the holders from time to time of the Notes from time to time outstanding, without any priority of any one Note over any other except as herein otherwise expressly provided and (ii) the Lease Indenture Trustee, and for the uses and purposes and subject to the terms and provisions set forth in this Indenture. It is expressly agreed that anything herein contained to the contrary notwithstanding, the Owner Lessor shall remain liable under the Assigned Documents to perform all of the obligations assumed by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and the Lease Indenture Trustee and the Noteholders shall have no obligation or liability under any Assigned Document by reason of or arising out of the assignment hereunder, nor shall the Lease Indenture Trustee or the Noteholders be required or obligated in any manner, except as herein expressly provided, to perform or fulfill any obligation of the Owner Lessor under or pursuant to any such Assigned Document or, except as herein expressly provided, to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim, or to take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times).

      The Owner Lessor hereby ratifies and confirms its obligations under the Assigned Documents and does hereby agree that (except as permitted herein) it will not take, or omit to take, any action, the taking or omission of which might result in an alteration or impairment of any of the Assigned Documents or of any of the rights created by any thereof or the assignment hereunder.

      Accordingly, the Owner Lessor, for itself and its successors and permitted assigns, agrees that all Notes are to be issued and delivered and that all property subject or to become subject hereto is to be held subject to the further covenants, conditions, uses and trusts hereinafter set forth, and the Owner Lessor, for itself and its successors and permitted assigns, hereby covenants and agrees with the Lease Indenture Trustee, for the benefit and security of the holders from time to time of the Notes from time to time outstanding and to protect the security of this Indenture, and the Lease Indenture Trustee agrees to accept the trusts and duties hereinafter set forth, as follows:

SECTION 1. DEFINITIONS

      (a) Unless the context hereof shall otherwise require, capitalized terms used, including those in the recitals, and not otherwise defined herein shall have the respective meanings set forth in Appendix A attached hereto. The general provisions of such Appendix A shall apply to the terms used in this Indenture and specifically defined herein.

      (b) In addition, the following terms shall have the following meanings.

      "Secured Indebtedness" means principal of and premium, if any, and interest on and other amounts due under all Notes and all other sums payable to the Noteholders from time to time hereunder and under the Participation Agreement and the other Operative Documents by the Facility Lessee, the Owner Participant and the Owner Lessor, including:

            (i) The indebtedness evidenced by the Lessor Note, together with interest thereon at the rate provided in such Lessor Note and premium thereon and together with any and all renewals, modifications, consolidations and extensions of the indebtedness evidenced by such Lessor Note, and principal of such Lessor Note being due and payable as provided in such Lessor Note;

            (ii) Any and all other indebtedness now owing or which may hereafter be owing by the Owner Lessor to the Lease Indenture Trustee, whether evidenced by Additional Lessor Notes issued pursuant to Section 2.12 hereof or otherwise, however and whenever incurred or evidenced, whether direct or indirect, absolute or contingent, due or to become due, together with interest thereon at the rate provided in each Additional Lessor Note and premium thereon (if any) and together with any and all renewals, modifications, consolidations and extensions of the indebtedness evidenced by such Additional Lessor Notes, and principal of such Additional Lessor Notes being due and payable as provided in each such Additional Lessor Note.

            (iii) Any and all additional advances made by the Lease Indenture Trustee to protect or preserve the Indenture Estate or the security interest and other interests created hereby on the Indenture Estate or for taxes, assessments or insurance premiums as hereinafter provided or for performance of any of the Owner Lessor's obligations hereunder or for any other purpose provided herein, including advances made pursuant to Section
      4.13 hereof (whether or not the Owner Lessor remains the owner of the Indenture Estate at the time of such advances); and

            (iv) Any and all expenses incident to the collection of the Secured Indebtedness and the foreclosure hereof by action in any court or by exercise of the power of sale herein contained.

SECTION 2. THE NOTES

      Section 2.1. Limitation on Notes. No Notes may be issued under the provisions of, or become secured by, this Indenture except in accordance with the provisions of this Section 2. The aggregate principal amount of the Notes which may be authenticated and delivered and outstanding at any one time under this Indenture shall be limited to the principal amount of the Lessor Note issued on the Closing Date to the Pass Through Trustee, plus the aggregate principal amount of Additional Lessor Notes issued pursuant to Section 2.12.

      Section 2.2. Lessor Note. There are hereby created and established hereunder a note in the aggregate principal amount of $146,237,669.38 with a final maturity date of July 20, 2020 substantially in the form set forth in Exhibit B to this Indenture (the "Lessor Note").

      Section 2.3. Execution and Authentication of Notes. Each Note issued hereunder shall be executed and delivered on behalf of the Owner Lessor by one of its authorized signatories, be in fully registered form, be dated the date of original issuance of such Note and be in denominations of not less than $1,000. Any Note may be signed by a Person who, at the actual date of the execution of such Note, is an authorized signatory of the Owner Lessor although at the nominal date of such Note such Person may not have been an authorized signatory of the Owner Lessor. No Note shall be secured by or be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears thereon a certificate of authentication in the form contained in Exhibit C (or in the appropriate form provided for in any supplement hereto executed pursuant to Section 2.12 hereof), executed by the Lease Indenture Trustee by the manual signature of one of its authorized officers, and such certificate upon any Note shall be conclusive evidence that such Note has been duly authenticated and delivered hereunder. The Lease Indenture Trustee shall authenticate and deliver the Lessor Note for original issue on the Closing Date in the principal amount specified in Section 2.2. upon a written order of the Owner Lessor signed by the Lessor Manager. The Lease Indenture Trustee shall authenticate and deliver Additional Lessor Notes, upon a written order of the Owner Lessor executed by the Lessor Manager and satisfaction of the conditions specified in
Section 2.12. Such order shall specify the principal amount of the Additional Lessor Notes to be authenticated and the date on which the original issue of Additional Lessor Notes is to be authenticated.

      Section 2.4. Issuance and Terms of the Lessor Note.

      (a) Issuance of the Lessor Note at the Closing. On the Closing Date, the Lessor Note shall be issued to the Pass Through Trust in the amount (and with the amortization schedule) set forth on Schedule 3 to the Participation Agreement (as the same may be adjusted in accordance with Section 14.2 thereof), and shall be dated the Closing Date.

      (b) Principal and Interest. The principal amount of the Lessor Note shall be due and payable in a series of installments having a final payment date of July 20, 2020. The principal of the Lessor Note shall be due and payable in installments on the dates and in the amounts set forth in the Schedule(s) attached to such Lessor Note on the date of issuance and authentication thereof. The Schedule(s) to such Lessor Note to the contrary notwithstanding, the last payment made under such Lessor Note shall be equal to the then unpaid balance of the principal of such Lessor Note plus all accrued and unpaid interest on, and any other amounts due under, such Lessor Note. The Lessor Note shall bear interest on the principal from time to time outstanding from and including the date of issuance thereof (computed on the basis of a 360-day year of twelve 30-day months) until paid in full at the rate set forth in such Lessor Note. Interest on such Lessor Note shall be due and payable in arrears semi-annually commencing on January 2, 2001, and on each July 2 and January 2 thereafter until paid in full. If any day on which principal, premium, if any, or interest on the Lessor Note is payable is not a Business Day, payment thereof shall be made on the next succeeding Business Day with the same effect as if made on the date on which such payment was due.

      (c) Overdue Payments. Interest (computed on the basis of a 360-day year of twelve 30-day months) on any overdue principal, premium (if any) and, to the extent permitted by Applicable Law, interest and any other amounts payable shall be paid on demand at the Overdue Rate.

      (d) Indemnity Amounts. The Owner Lessor agrees to pay to the Lease Indenture Trustee for distribution in accordance with Section 3.5 hereof any and all indemnity amounts received by the Owner Lessor which are payable by the Facility Lessee to (i) the Lease Indenture Trustee, (ii) the Pass Through Trust, or (iii) the Pass Through Trustee.

      Section 2.5. Payments from Indenture Estate Only; No Personal Liability of the Owner Lessor, the Owner Participant or the Lease Indenture Trustee. Except as otherwise specifically provided in this Indenture or the Participation Agreement, all payments in respect of the Notes or under this Indenture shall be made only from the Indenture Estate, and the Owner Lessor shall have no obligation for the payment thereof except to the extent that there shall be sufficient income or proceeds from the Indenture Estate to make such payments in accordance with the terms of Section 3 hereof; and the Owner Participant shall not have any obligation for payments in respect of the Notes or under this Indenture. The Lease Indenture Trustee and each Noteholder, by its acceptance thereof, agrees that it will look solely to the income and proceeds from the Indenture Estate to the extent available for distribution to the Lease Indenture Trustee or such Noteholder, as the case may be, as herein provided and that, except as expressly provided in this Indenture, the Participation Agreement or any other Operative Document, neither the Owner Participant, the Owner Lessor, the Lease Indenture Company, nor the Lease Indenture Trustee shall be personally liable to such Noteholder or the Lease Indenture Trustee for any amounts payable hereunder, under such Note or for any performance to be rendered under any Assigned Document or for any liability under any Assigned Document. Without prejudice to the foregoing, the Owner Lessor will duly and punctually pay or cause to be paid the principal of, premium, if any, and interest on all Notes according to their terms and the terms of this Indenture. Nothing contained in this Section 2.5 limiting the liability of the Owner Lessor shall derogate from the right of the Lease Indenture Trustee and the Noteholders to proceed against the Indenture Estate to secure and enforce all payments and obligations due hereunder and under the Assigned Documents and the Notes.

      (a) In furtherance of the foregoing, to the fullest extent permitted by law, each Noteholder (and each assignee of such Person), by its acceptance thereof, agrees that neither it nor the Lease Indenture Trustee will exercise any statutory right to negate the agreements set forth in this Section 2.5.

      (b) Nothing herein contained shall be interpreted as affecting the representations, warranties or agreements of the Owner Lessor set forth in the Participation Agreement or the LLC Agreement.

      Section 2.6. Method of Payment. The Owner Lessor shall maintain an office or agency where Notes may be presented for payment (the "Paying Agent"). The Owner Lessor may have one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The Owner Lessor initially appoints the Lease Indenture Trustee as Paying Agent in connection with the Notes.

      (a) The Owner Lessor shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Owner Lessor shall require each Paying Agent (other than the Lease Indenture Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of the Noteholders or the Lease Indenture Trustee all money held by the Paying Agent for the payment of principal of or interest on the Notes and shall notify the Lease Indenture Trustee of any default by the Owner Lessor in making any such payment.

      (b) The principal of and premium, if any, and interest on each Note shall be paid by the Paying Agent on the dates provided in the Notes by mailing a check for such amount, payable in New York Clearing House funds, to each Noteholder at the last address of each such Noteholder appearing on the Note Register, or by whichever of the following methods shall be specified by notice from a Noteholder to the Lease Indenture Trustee: (i) by crediting the amount to be distributed to such Noteholder to an account maintained by such Noteholder with the Lease Indenture Trustee, (ii) by making such payment to such Noteholder in immediately available funds at the Lease Indenture Trustee Office, or (iii) in the case of the Lessor Note and in the case of other Notes, if such Noteholder is the Pass Through Trustee, or a bank or other institutional investor, by transferring such amount in immediately available funds for the account of such Noteholder to the banking institution having bank wire transfer facilities as shall be specified by such Noteholder, such transfer to be subject to telephonic confirmation of payment. Any payment made under any of the foregoing methods shall be made free and clear of and without reduction for or on account of all wire and like charges and without any presentment or surrender of such Note, unless otherwise specified by the terms of the Note, except that, in the case of the final payment in respect of any Note, such Note shall be surrendered to the Lease Indenture Trustee for cancellation after such payment. All payments in respect of the Notes shall be made (1) as soon as practicable prior to the close of business on the date the amounts to be distributed by the Lease Indenture Trustee are actually received by the Lease Indenture Trustee if such amounts are received by 11:00 a.m., New York City time, on a Business Day, or (2) on the next succeeding Business Day if received after such time or on any day other than a Business Day. One or more of the foregoing methods of payment may be specified in a Note. Prior to due presentment for registration of transfer of any Note, the Owner Lessor and the Lease Indenture Trustee may deem and treat the Person in whose name any Note is registered on the Note Register as the absolute owner and holder of such Note for the purpose of receiving payment of all amounts payable with respect to such Note and for all other purposes, and neither the Owner Lessor nor the Lease Indenture Trustee shall be affected by any notice to the contrary. All payments made on any Note in accordance with the provisions of this Section 2.6 shall be valid and effective to satisfy and discharge the liability on such Note to the extent of the sums so paid and (except as provided herein) neither the Lease Indenture Trustee nor the Owner Lessor shall have any liability in respect of such payment.

      Section 2.7. Application of Payments. Each payment on any outstanding Note shall be applied, first, to the payment of accrued interest (including interest on overdue principal and premium and, to the extent permitted by Applicable Law, overdue interest) on such Note to the date of such payment, second, to the payment of the principal amount of, and premium, if any, on such Note then due (including any overdue installments of principal) thereunder and third, to the extent permitted by Section 2.10 of this Indenture, the balance, if any, remaining thereafter, to the payment of the principal amount of, and premium, if any, on such Note. The order of application of payments prescribed by this Section 2.7 shall not be deemed to supersede any provision of Section 3 hereof regarding application of funds.

      Section 2.8. Registration, Transfer and Exchange of Notes. The Owner Lessor shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the "Registrar"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Owner Lessor may have one or more co-registrars. The Owner Lessor initially appoints the Lease Indenture Trustee as Registrar in connection with the Notes. The Lease Indenture Trustee shall maintain at the Lease Indenture Trustee Office a register in which it will provide for the registration, registration of transfer and exchange of Notes (such register being referred to herein as the "Note Register"). If any Note is surrendered at said office for registration of transfer or exchange (accompanied by a written instrument of transfer duly executed by or on behalf of the holder thereof, together with the amount of any applicable transfer taxes), the Owner Lessor will execute and the Lease Indenture Trustee will authenticate and deliver, in the name of the designated transferee or transferees, if any, one or more new Notes (subject to the limitations specified in Sections 2.3 and 2.13 hereof) in any denomination or denominations not prohibited by this Indenture, as requested by the Person surrendering the Note, dated the same date as the Note so surrendered and of like tenor and aggregate unpaid principal amount. Any Note or Notes issued in a registration of transfer or exchange shall be valid obligations of the Owner Lessor entitled to the same security and benefits to which the Note or Notes so transferred or exchanged were entitled, including rights as to interest accrued but unpaid and to accrue so that there will not be any loss or gain of interest on the Note or Notes surrendered. Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Lease Indenture Trustee duly executed by the holder thereof or his attorney duly authorized in writing, and the Lease Indenture Trustee may require opinion of counsel as to compliance of any such transfer with the Securities Act. The Lease Indenture Trustee shall make a notation on each new Note of the amount of all payments of principal previously made on the old Note or Notes with respect to which such new Note is issued and the date on which such new Note is issued and the date to which interest on such old Note or Notes shall have been paid. The Lease Indenture Trustee shall not be required to register the transfer or exchange of any Note during the 10 days preceding the due date of any payment on such Note.

      Section 2.9. Mutilated, Destroyed, Lost or Stolen Notes. Upon receipt by the Owner Lessor and the Lease Indenture Trustee of evidence satisfactory to each of them of the loss, theft, destruction or mutilation of any Note and, in case of loss, theft or destruction, of indemnity satisfactory to each of them, and upon reimbursement to the Owner Lessor and the Lease Indenture Trustee of all reasonable expenses incidental thereto and payment or reimbursement for any transfer taxes, and upon surrender and cancellation of such Note, if mutilated, the Owner Lessor will execute and the Lease Indenture Trustee will authenticate and deliver in lieu of such Note, a new Note, dated the same date as such Note and of like tenor and principal amount. Any indemnity provided by the holder on a Note pursuant to this Section 2.9 must be sufficient in the reasonable judgment of the Owner Lessor and the Lease Indenture Trustee to protect the Owner Lessor, the Lease Indenture Trustee, the Paying Agent, the Registrar and any co-registrar or co-paying agent from any loss which any of them may suffer if a Note is replaced.

      Section 2.10. Redemptions; Assumption.

      (a) Except as provided in paragraphs (c) and (d) of this Section 2.10 or as provided in any indenture supplemental hereto, the Notes shall be redeemed at a price equal to the principal amount of the Notes redeemed, together with accrued interest on such principal amount so redeemed to the Redemption Date, in whole or, to the extent set forth in clause (i) or (iv), in part, in the event of:

            (i) a termination of the Facility Lease with respect to a Unit Interest pursuant to Section 10 thereof as a result of the occurrence of an Event of Loss with respect to the Unit to which such Unit Interest pertains (other than a Regulatory Event of Loss), such redemption to be in part, to the extent of such Unit Interest;

            (ii) a termination of the Facility Lease pursuant to Section 10 thereof as a result of a Regulatory Event of Loss, unless the Facility Lessee effects an assumption of the Notes in accordance with paragraph (b) of this Section 2.10;

            (iii) a termination pursuant to Section 13.1 of the Facility Lease, unless the Facility Lessee purchases the Undivided Interest and effectuates an assumption of the Notes in accordance with paragraph (b) of this Section 2.10; and

            (iv) a termination by the Facility Lessee of the Facility Lease with respect to a Unit Interest as a result of an event described in clause (a) of Section 14.1 of the Facility Lease with respect to the Unit to which such Unit Interest pertains.

Any such redemption shall be made in accordance with the applicable provisions of Section 3 hereof.

      (b) Unless a Significant Lease Default or a Lease Event of Default shall have occurred and be continuing after giving effect to such assumption, the obligations and liabilities of the Owner Lessor hereunder and under all Notes may be assumed in whole (but not in part) by the Facility Lessee in the event of the occurrence of (i) a Regulatory Event of Loss, or (ii) a termination by the Facility Lessee pursuant to Section 13.1 of the Facility Lease, where in connection with such termination the Facility Lessee acquires the Undivided Interest, in each case, pursuant to an assumption agreement (which assumption agreement may be combined with the indenture supplemental to this Indenture hereinafter in this Section 2.10(b) referred to, and shall provide for the assumption by the Facility Lessee of the obligations and liabilities of the Owner Lessor and the Owner Participant under the other Operative Documents) which shall make such obligations and liabilities fully recourse to the Facility Lessee and shall otherwise be in form and substance acceptable to the Lease Indenture Trustee. Such assumption agreement shall be accompanied by the opinion of counsel described below. The Facility Lessee will execute and deliver, and the Lease Indenture Trustee will authenticate, to each Noteholder in exchange for such old Note a new Note, in a principal amount equal to the outstanding principal amount of such old Note and otherwise in substantially similar form and tenor to such old Note but indicating that the Facility Lessee is the issuer thereof. When such assumption agreement becomes effective, the Owner Lessor shall be released and discharged without further act from all obligations and liabilities assumed by the Facility Lessee. All documentation in connection with any such assumption (including an indenture supplemental to this Indenture which shall, among other things, contain provisions appropriately amending references to the Facility Lease in this Indenture and contain covenants by the Facility Lessee similar to those contained in the Facility Lease (other than any covenants which were solely for the benefit of the Owner Participant), changed as appropriate, and amendments or supplements to the other Operative Documents, officers, certificates, opinions of counsel and regulatory approvals) shall be prepared by and at the expense of the Facility Lessee acceptable in form and substance to the Lease Indenture Trustee. As a condition to the effectiveness of the assumption by the Facility Lessee and the release of the Owner Lessor and the Indenture Estate thereby effected, (A) the Lease Indenture Trustee shall have received an opinion or opinions of counsel of the Facility Lessee, addressed to the Lease Indenture Trustee, to the effect that (1) such assumption agreement has been duly authorized, executed and delivered on behalf of the Facility Lessee, (2) no regulatory approval is necessary or required in connection therewith (or if any such regulatory approval is necessary or required, that the same has been duly obtained and is in full force and effect),
(3) such assumption agreement and the supplemental indenture and, in consequence of the execution and delivery of such assumption agreement, the Notes, constitute the legal, valid and binding obligations of the Facility Lessee, enforceable in accordance with their respective terms (except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity), (4) such assumption agreement and the assumption of the Notes thereunder would not cause a Tax Event to occur, (5) the Lien of this Indenture shall continue to be a first priority perfected mortgage and security interest on the Indenture Estate, and (6) addressing such other issues as the Lease Indenture Trustee shall reasonably request, and (B) Moody's and S&P shall have confirmed that such assumption will not result in a downgrading of the rating on the Lease Debt.

      (c) The Owner Lessor may, at its option, redeem (i) any Additional Lessor
Note in whole, or in part, on any date, to the extent permitted by, and at the prices set forth in, the supplemental indenture establishing the terms, conditions and designations of such Additional Lessor Notes, together with the accrued interest on such principal amount so redeemed to the Redemption Date or
(ii) the Lessor Note in whole at any time under the conditions set forth in subsection (d)(ii) below for a price equal to the principal amount thereof, together with accrued interests on such principal amount, plus the Make-Whole Premium.

      (d) The Lessor Note shall also be redeemed, in whole or, to the extent provided in clause (iii) below, in part, as provided below, at the redemption price equal to the principal amount thereof, together with accrued interest on such principal amount, plus the Make-Whole Premium, as follows:

            (i) The Lessor Note shall be redeemed at such redemption price upon an optional refinancing pursuant to Section 13.2 of the Participation Agreement. The Owner Lessor's failure to consummate such redemption as a result of an event described in this clause (i) following delivery of notice of redemption shall not constitute a Lease Indenture Event of Default or any other default under the Operative Documents.

            (ii) The Lessor Note shall be redeemed at such redemption price upon an optional prepayment elected by the Owner Lessor pursuant to 2.l0(c)(ii), as described in the next two succeeding sentences. In the case of a redemption pursuant to this clause (ii), the Owner Lessor shall indemnify the Lease Indenture Trustee and the Facility Lessee for any and all costs and expenses incurred in connection with such redemption or, in the event no redemption occurs following delivery of notice of redemption, the failure to consummate any such redemption. The Owner Lessor's failure to consummate such redemption as a result of an event described in this clause (ii) following delivery of such notice shall not constitute a Lease Indenture Event of Default or any other default under the Operative Documents.

            (iii) The Lessor Note shall be redeemed, in whole or in part, at such redemption price upon receipt of moneys by the Lease Indenture Trustee as a result of the exercise by the Facility Lessee of its rights to terminate the Facility Lease with respect to one or both Unit Interests as a result of an event described in clause (b) of Section 14.1 of the Facility Lease.

The Make-Whole Premium, if any, payable with respect to the Notes will be determined by an investment banking institution of national standing in the United States (the "Investment Banker") selected by the Facility Lessee or, if the Owner Lessor or the Lease Indenture Trustee does not receive notice of such selection at least ten days prior to a scheduled prepayment date or if a Lease Event of Default under the Facility Lease shall have occurred and be continuing, selected by the Owner Lessor.

      (e) In connection with a termination of the Facility Lease in part as contemplated by clauses (a)(i), (a)(iv) or (d)(iii), the Lessor Note shall be redeemed in part as follows: if the Facility Lease is terminated with respect to Unit 1, the Unit 1 Principal Portion, and if the Facility Lease is terminated with respect to Unit 2, the Unit 2 Principal Portion, in each case, as reduced for all installments of such Principal Portion previously paid, shall be redeemed.

      (f) If the Owner Lessor elects to redeem Notes, or Notes are otherwise required to be redeemed pursuant to this Section 2.10, the Owner Lessor shall notify the Lease Indenture Trustee in writing of the Redemption Date, the Section of the Indenture pursuant to which the redemption will occur. The Owner Lessor shall give each notice to the Lease Indenture Trustee provided for in this Section 2.10 at least 30 days before the Redemption Date unless the Lease Indenture Trustee consents in writing to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an opinion of counsel from the Facility Lessee to the effect that such redemption will comply with the conditions herein.

      (g) At least 20 days but not more than 60 days before a Redemption Date, the Lease Indenture Trustee shall deliver notification of such redemption by first-class mail to each Holder of Notes to be redeemed at such Holder's registered address; provided, that no notice shall be required so long as the Pass Through Trustee and the Lease Indenture Trustee are the same entity. Each such notice shall state:

            (i) the Redemption Date;

            (ii) the redemption price;

            (iii) the name and address of the Paying Agent;

            (iv) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

            (v) that, unless the Owner Lessor defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date; and

            (vi) the paragraph of the Indenture pursuant to which the Notes called for redemption are being redeemed.

      (h) Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued interest to the Redemption Date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

      Section 2.11. Payment of Expenses on Transfer. Upon the issuance of a new Note or Notes pursuant to Section 2.8 or 2.9 hereof, the Owner Lessor or the Lease Indenture Trustee may require from the party requesting such new Note or Notes payment of a sum to reimburse the Owner Lessor and the Lease Indenture Trustee for, or to provide funds for, the payment of any tax or other governmental charge in connection therewith or any charges and expenses connected with such tax or governmental charge paid or payable by the Owner Lessor or the Lease Indenture Trustee.

      Section 2.12. Additional Lessor Notes.

      (a) Additional Notes (each, an "Additional Lessor Note") of the Owner Lessor may be issued under and secured by this Indenture, at any time or from time to time, in addition to the Lessor Note and subject to the conditions hereinafter provided in this Section 2.12, for cash in the amount equal to the original principal amount of such Additional Lessor Notes, for the purpose of
(i) providing funds in connection with Supplemental Financing pursuant to
Section 13.1 of the Participation Agreement for the payment of all or any portion of Modifications to the Facility pursuant to Section 8 of the Facility Lease, or (ii) redeeming any previously issued Notes pursuant to an optional refinancing pursuant to Section 13.2 of the Participation Agreement and providing funds for the payment of all reasonable costs and expenses in connection therewith.

      (b) Before any Additional Lessor Notes shall be issued under the provisions of this Section 2.12, the Owner Lessor shall have delivered to the Lease Indenture Trustee, not less than fifteen (15) (unless a shorter period shall be satisfactory to the Lease Indenture Trustee) days nor more than thirty
(30) days prior to the proposed date of issuance of any Additional Lessor Notes, a request and authorization to issue such Additional Lessor Notes, which request and authorization shall include the amount of such Additional Lessor Notes, the proposed date of issuance thereof and a certification that terms thereof are not inconsistent with this Indenture. Additional Lessor Notes shall have a designation so as to distinguish such Additional Lessor Notes from the Notes theretofore issued, but otherwise shall rank pari passu with all Notes then outstanding, be entitled to the same benefits and security of this Indenture as the other Notes issued pursuant to the terms hereof, be dated the date of original issuance of such Additional

Lessor Notes, bear interest at such rates as shall be agreed between the Facility Lessee and the Owner Lessor and indicated in the aforementioned request and authorization, and shall be stated to be payable by their terms not later than the last day of the Basic Lease Term, or, in the case of Additional Lessor Notes issued pursuant to Section 2.12(a)(i), the date that is two (2) years prior to the last day of the Basic Lease Term.

      (c) The terms, conditions and designations of such Additional Lessor Notes (which shall be consistent with this Indenture) shall be set forth in an indenture supplemental to this Indenture executed by the Owner Lessor and the Lease Indenture Trustee. Such Additional Lessor Notes shall be executed as provided in Section 2.3 hereof and deposited with the Lease Indenture Trustee for authentication, but before such Additional Lessor Notes shall be authenticated and delivered by the Lease Indenture Trustee there shall be filed with the Lease Indenture Trustee the following, all of which shall be dated as of the date of the supplemental indenture:

            (i) a copy of such supplemental indenture (which shall include the form of such Additional Lessor Notes and the certificate of authentication in respect thereof);

            (ii) an Officer's Certificate of the Facility Lessee (1) stating that no Significant Lease Default or Lease Event of Default has occurred and is continuing, (2) stating that the conditions in respect of the issuance of such Additional Lessor Notes contained in this Section 2.12 have been satisfied, (3) specifying the amount of the costs and expenses relating to the issuance and sale of such Additional Lessor Notes, and (4) stating that payments pursuant to the Facility Lease and all supplements thereto of Periodic Lease Rent and Termination Value, together with all other amounts payable pursuant to the terms of the Facility Lease, are calculated to be sufficient to pay when due all of the principal of and interest on the outstanding Notes, after taking into account the issuance of such Additional Lessor Notes and any related redemption of Notes theretofore outstanding;

            (iii) an Officer's Certificate from the Owner Lessor and an Officer's Certificate from the Lessor Manager stating that no Indenture Default under clauses (b) through (f) of Section 4.1 hereof or Lease Indenture Event of Default as to the Owner Lessor or the Lessor Manager, as the case may be, has occurred and is continuing;

            (iv) such additional documents, certificates and opinions as shall be reasonably required by the Lease Indenture Trustee, and as shall be reasonably acceptable to the Lease Indenture Trustee;

            (v) a request and authorization to the Lease Indenture Trustee by the Owner Lessor to authenticate and deliver such Additional Lessor Notes to or upon the order of the Person or Persons noted in such request at the address set forth therein, and in such principal amounts as are stated therein, upon payment to the Lease Indenture Trustee, but for the account of the Owner Lessor, of the sum or sums specified in such request and authorization;

            (vi) the consent of the Facility Lessee to such request and authorization; and

            (vii) an opinion of counsel who shall be reasonably satisfactory to the Lease Indenture Trustee, as to the authorization, validity and enforceability of the Additional Lessor Notes and that all conditions hereunder to the authentication and delivery of such Additional Lessor Notes have been complied with.

      (d) When the documents referred to in the foregoing clauses (i) through
(vii) above shall have been filed with the Lease Indenture Trustee and when the Additional Lessor Notes described in the above mentioned request and authorization shall have been executed and authenticated as required by this Indenture and the related supplemental indenture, the Lease Indenture Trustee shall deliver such Additional Lessor Notes in the manner described in clause (v) above, but only upon payment to the Lease Indenture Trustee of the sum or sums specified in such request and authorization.

      Section 2.13. Restrictions of Transfer Resulting from Federal Securities Laws; Legend. Each Note shall be delivered to the initial Noteholder thereof without registration of such Note under the Securities Act and without qualification of this Indenture under the Trust Indenture Act of 1939, as amended. Prior to any transfer of any such Note, in whole or in part, to any Person, the Noteholder thereof shall furnish to the Facility Lessee, the Lease Indenture Trustee and the Owner Lessor an opinion of counsel, which opinion and which counsel shall be reasonably satisfactory to the Lease Indenture Trustee, the Owner Lessor and the Facility Lessee, to the effect that such transfer will not violate the registration provisions of the Securities Act or require qualification of this Indenture under the Trust Indenture Act of 1939, as amended, and all Notes issued hereunder shall be endorsed with a legend which shall read substantially as follows:

      THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED, SOLD OR OFFERED FOR SALE IN VIOLATION OF SUCH ACT.

      Section 2.14. Security for and Parity of Notes. All Notes issued and outstanding hereunder shall rank on a parity with each other and shall as to each other be secured equally and ratably by this Indenture, without preference, priority or distinction of any thereof over any other by reason of difference in time of issuance or otherwise.

      Section 2.15. Acceptance of the Lease Indenture Trustee. Each Noteholder, by its acceptance of a Note, shall be deemed to have consented to the appointment of the Lease Indenture Trustee.

SECTION 3. RECEIPT, DISTRIBUTION AND APPLICATION OF INCOME FROM INDENTURE ESTATE

      Section 3.1. Distribution of Periodic Lease Rent.

            (a) Periodic Lease Rent Distribution. Except as otherwise provided in Section 3.2 or 3.3 of this Indenture, each installment of Periodic Lease Rent and any payment of Supplemental Lease Rent constituting interest on overdue installments of Periodic Lease Rent received by the Lease Indenture Trustee shall be distributed by the Lease Indenture Trustee in the following order of priority:

      First, so much of such amounts as shall be required to pay in full the aggregate principal and accrued interest (as well as any interest on overdue principal and, to the extent permitted by Applicable Law, on overdue interest) then due and payable under the Notes shall be distributed to the Noteholders ratably, without priority of any Noteholder over any other Noteholder, in the proportion that the amount of such payment then due and payable under each such Note bears to the aggregate amount of the payments then due and payable under all such Notes; and

      Second, the balance, if any, of such amounts remaining shall be distributed to the Owner Lessor for distribution by it in accordance with the terms of the LLC Agreement.

      (b) Application of Other Amounts Held by the Lease Indenture Trustee upon Rent Default. If, as a result of any failure by the Facility Lessee to pay Periodic Lease Rent in full on any date when an installment of Periodic Lease Rent is due, there shall not have been distributed on any date (or within any applicable period of grace) pursuant to Section 3.1(a) hereof the full amount then distributable pursuant to clause "First" of Section 3.1(a) of this Indenture, the Lease Indenture Trustee shall distribute other payments of the character referred to in Sections 3.5 and 3.6 hereof then held by it, or thereafter received by it, to all Noteholders to the extent necessary to enable it to make all the distributions then due pursuant to such clause "First." To the extent the Lease Indenture Trustee thereafter receives the deficiency in Periodic Lease Rent, the amount so received shall, unless a Significant Lease Default or Lease Indenture Event of Default shall have occurred and be continuing, be applied to restore the amounts held by the Lease Indenture Trustee under Section 3.5 or 3.6 hereof and distributed pursuant to this Section 3.1(b), as the case may be. The portion of each such payment made to the Lease Indenture Trustee which is to be distributed by the Lease Indenture Trustee in payment of Notes shall be applied in accordance with Section 2.7 hereof. Any payment received by the Lease Indenture Trustee pursuant to Section 4.3 hereof as a result of payment by the Owner Lessor of principal or interest or both (as well as any interest on overdue principal and, to the extent permitted by Applicable Law, on overdue interest) then due on all Notes shall be distributed to the Noteholders, ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due and unpaid on all Notes held by each such Noteholder bears to the aggregate amount of the payments then due and unpaid on all Notes outstanding; and the Owner Lessor shall (to the extent of such payment made by it) be subrogated to the rights of the Noteholders under this Section 3.1 to receive the payment of Periodic Lease Rent or Supplemental Lease Rent with respect to which its payment under Sections 4.3(a) and (b) hereof relates, and the payment of interest on account of such Periodic Lease Rent or Supplemental Lease Rent being overdue, to the extent provided in and subject to the provisions of Section 4.3(a) and (b) hereof.

      (c) Retention of Amounts by the Lease Indenture Trustee. If at the time of receipt by the Lease Indenture Trustee of an installment of Periodic Lease Rent (whether or not then overdue) or of payment of interest on any overdue installment of Periodic Lease Rent, there shall have occurred and be continuing a Lease Indenture Event of Default, the Lease Indenture Trustee shall retain such installment of Periodic Lease Rent or payment of interest (to the extent not then required to be distributed pursuant to clause "First" of Section 3.1(a)) as part of the Indenture Estate and shall not distribute any such payment of Periodic Lease Rent or interest pursuant to clause "Second" of
Section 3.1(a) until such time as the Lease Indenture Trustee shall have received notice that there shall not be continuing any such Lease Indenture Event of Default or until such time as the Lease Indenture Trustee shall have received written instructions from a Majority in Interest of Noteholders to make such a distribution: provided that such amounts must be returned to the Owner Lessor within six (6) months from the receipt thereof by the Lease Indenture Trustee unless (i) the Lease Indenture Trustee has declared the unpaid principal of all Notes due and payable (or such amounts shall have automatically become due and payable), pursuant to Section 4.2(a) and the Lease Indenture Trustee is diligently pursuing any dispossessary remedies available under Section 4.2 hereof or (ii) any other Lease Indenture Event of Default shall have occurred during the intervening period and be continuing, in which case, such six-month period will be restarted from the date such other Lease Indenture Event of Default shall have occurred. Upon the cure or waiver of such Lease Indenture Event of Default, withheld Periodic Lease Rent shall, subject to clause (ii) of the immediately preceding sentence, be distributed to the Owner Lessor (to the extent that all payments to be distributed pursuant to clause "First" of Section 3.1(a) have been made), and no further withholding of Periodic Lease Rent on account of such Lease Indenture Event of Default shall be effected.

      Section 3.2. Payments Following Event of Loss or Other Early Termination.

      (a) Any payment received by the Lease Indenture Trustee as a result of (x) an Event of Loss (other than a Regulatory Event of Loss in respect of which the Facility Lessee shall, pursuant to Section 2.10(b) hereof, assume the obligations and liabilities of the Owner Lessor hereunder, in which event only clauses "First" and "Fourth" below shall be applicable), (y) an early termination of the Facility Lease pursuant to Section 13 thereof (other than a termination in respect of which the Facility Lessee shall, pursuant to Section 2.10(b) hereof assume the obligations and liabilities of the Owner Lessor hereunder, in which event only clauses "First" and "Fourth" below shall be applicable), or (z) any early termination of the Facility Lease, in whole or in part, pursuant to Section 14 thereof, shall be distributed on the applicable Redemption Date to the extent of available funds, in the following order of priority;

      First, so much of such payments and amounts as shall be required to reimburse the Lease Indenture Trustee for any unpaid fees for its services under this Indenture and any expense (including any legal fees and disbursements) or loss incurred by it (to the extent incurred in connection with its duties as the Lease Indenture Trustee and to the extent reimbursable and not previously reimbursed) shall be distributed to the Lease Indenture Trustee for application to itself;

      Second, so much of such payment remaining as shall be required to pay in full the applicable redemption price (as described in Section 2.10(a) or 2.10(d) hereof or any supplemental indenture hereto) (including, interest on overdue principal and, to the extent permitted by Applicable Law, overdue interest) which shall be distributed to the holders of such Notes, in each case ratably, without priority of any Noteholder over any other, in the proportion that the aggregate unpaid principal amount of all such Notes held by each such holder, plus the premium, if any, and accrued but unpaid interest thereon to the scheduled date of distribution to the Noteholders bears to the aggregate unpaid principal amount of all such Notes held by all such holders, together with premium, if any, plus accrued but unpaid interest thereon to the date of scheduled distribution;

      Third, so much of such payments and amounts as shall be required to pay the then existing or prior Noteholders all other amounts then payable and unpaid to them as holders of the Notes which this Indenture by its terms secures shall be distributed to such existing or prior holders of Notes, ratably to each such holder, without priority of any such holder over any other, in the proportion that the amount of such payments or amounts to which each such holder is so entitled bears to the aggregate amount of such payments and amounts to which all such holders are so entitled; and

      Fourth, the balance, if any, of such payment remaining shall be distributed to the Owner Lessor for distribution in accordance with the LLC Agreement.

      Section 3.3. Payments After Lease Indenture Event of Default. All payments received and all amounts held or realized by the Lease Indenture Trustee after a Lease Indenture Event of Default shall have occurred and be continuing (including any amounts realized by the Lease Indenture Trustee from the exercise of any remedies pursuant to Section 17 of the Facility Lease or from the application of Section 4.2 hereof) and after either (a) the Lease Indenture Trustee has declared the Facility Lease to be in default pursuant to Section 17 thereof or (b) the Lessor Note shall have been declared or shall automatically have become due and payable, together with all payments or amounts then held or thereafter received by the Lease Indenture Trustee hereunder, shall, so long as such declaration shall not have been rescinded, be distributed forthwith by the Lease Indenture Trustee in the following order of priority:

      First, so much of such payments and amounts as shall be required to reimburse the Lease Indenture Trustee for any unpaid fees for its services under this Indenture and any expense (including any legal fees and disbursements) or loss incurred by it (to the extent incurred in connection with its duties as the Lease Indenture Trustee and to the extent reimbursable and not previously reimbursed) shall be distributed to the Lease Indenture Trustee for application to itself;

      Second, so much of such payment remaining as shall be required to pay the aggregate unpaid principal amount of all Notes then outstanding (plus any Change of Control Premium due in respect thereof required to be paid pursuant to Section 4.2(a)) and all accrued but unpaid interest on such Notes to the date of such distribution (including interest on overdue principal and, to the extent permitted by Applicable Law, overdue interest) shall be distributed to the holders of such Notes, in each case ratably without priority of any Noteholder over any other, in the proportion that the aggregate unpaid principal amount of all such Notes held by each such holder (plus any Change of Control Premium due in respect thereof required to be paid pursuant to Section 4.2(a)) and accrued but unpaid interest thereon to the scheduled date of distribution to the Noteholders bears to the aggregate unpaid principal amount of all such Notes held by all such holders (plus any Change of Control Premium in respect thereof required to be paid pursuant to Section 4.2(a)) and accrued but unpaid interest thereon to the date of scheduled distribution to the Noteholders;

      Third, so much of such payments and amounts as shall be required to pay the then existing or prior Noteholders all other amounts then payable and unpaid to them as holders of the Notes which this Indenture by its terms secures shall be distributed to such existing or prior holders of Notes, ratably to each such holder, without priority of any such holder over any other, in the proportion that the amount of such payments or amounts to which each such holder is so entitled bears to the aggregate amount of such payments and amounts to which all such holders are so entitled; and

      Fourth, the balance, if any, of such payments and amounts remaining shall be distributed to the Owner Lessor for distribution by it in accordance with the terms of the LLC Agreement.

      Section 3.4. Investment of Certain Payments Held by the Lease Indenture Trustee. Upon the written direction and at the risk and expense of the Owner Lessor, the Lease Indenture Trustee shall invest and reinvest any moneys held by the Lease Indenture Trustee pursuant to Section 3.1(c), 3.5 or 3.6 hereof in such Permitted Instruments as may be specified in such direction. The proceeds received upon the sale or at maturity of any Permitted Instrument and any interest received on such Permitted Instrument and any payment in respect of a deficiency contemplated by the following sentence shall be held as part of the Indenture Estate and applied by the Lease Indenture Trustee in the same manner as the moneys used to buy such Permitted Instrument, and any Permitted Instrument may be sold (without regard to maturity date) by the Lease Indenture Trustee whenever necessary to make any payment or distribution required by this
Section 3. If the proceeds received upon the sale or at maturity of any Permitted Instrument (including interest received on such Permitted Instrument) shall be less than the cost thereof (including accrued interest), the Owner Lessor will pay or cause to be paid to the Lease Indenture Trustee an amount equal to such deficiency.

      Section 3.5. Application of Certain Other Payments. Except as otherwise provided in Section 3.1(b) or 3.1(c) hereof, any payment received by the Lease Indenture Trustee for which provision as to the application thereof is made in an Operative Document, but not elsewhere in this Indenture, shall, unless a Lease Indenture Event of Default shall have occurred and be continuing, be applied forthwith to the purpose for which such payment was made in accordance with the terms of such Operative Document. If at the time of the receipt by the Lease Indenture Trustee of any payment referred to in the preceding sentence there shall have occurred and be continuing a Lease Indenture Event of Default, the Lease Indenture Trustee shall hold such payment as part of the Indenture Estate, but the Lease Indenture Trustee shall, except as otherwise provided in
Section 3.1(b) or 3.1(c) hereof, cease to hold such payment and shall apply such payment to the purpose for which it was made in accordance with the terms of such Operative Document if and whenever there is no longer continuing any Lease Indenture Event of Default; provided, however, that any such payment received by the Lease Indenture Trustee which is payable to the Facility Lessee shall not be held by the Lease Indenture Trustee unless a Significant Lease Default or Lease Event of Default shall have occurred and be continuing.

      Section 3.6 Other Payments. Except as otherwise provided in Section 3.5 hereof:

      (a) any payment received by the Lease Indenture Trustee for which no provision as to the application thereof is made in the Participation Agreement, the Facility Lease or elsewhere in this Section 3; and

      (b) all payments received and amounts realized by the Lease Indenture Trustee with respect to the Indenture Estate (including all amounts realized after the termination of the Facility Lease), to the extent received or realized at any time after payment in full of the principal of and, premium, if any, and interest on all Notes then outstanding and all other amounts due the Lease Indenture Trustee or the Noteholders, as well as any other amounts remaining as part of the Indenture Estate after such payment in full of the principal of premium, if any, and interest on all Notes outstanding;

shall be distributed forthwith by the Lease Indenture Trustee in the order of priority set forth in Section 3.3 hereof, omitting clause "Second" thereof.

      Section 3.7. Excepted Payments. Notwithstanding any other provision of this Indenture including this Section 3 or any provision of any of the Operative Documents to the contrary, any Excepted Payments received or held by the Lease Indenture Trustee at any time shall promptly be paid or distributed by the Lease Indenture Trustee to the Person or Persons entitled thereto.

      Section 3.8. Distributions to the Owner Lessor. Unless otherwise directed in writing by the Owner Lessor, all amounts from time to time distributable by the Lease Indenture Trustee to the Owner Lessor in accordance with the provisions hereof shall be paid by the Lease Indenture Trustee in immediately available funds to the Owner Lessor's Account. Any amounts payable to the Trust Company in its individual capacity, shall be paid to the Trust Company.

      Section 3.9. Payments Under Assigned Documents. Notwithstanding anything to the contrary contained in this Indenture, until the discharge and satisfaction of the Lien of this Indenture, all payments due or to become due under any Assigned Document to the Owner Lessor (except so much of such payments as constitute Excepted Payments) shall be made directly to the Lease Indenture Trustee's Account and the Owner Lessor shall give all notices as shall be required under the Assigned Documents to direct payment of all such amounts to the Lease Indenture Trustee hereunder. The Owner Lessor agrees that if it should receive any such payments directed to be made to the Lease Indenture Trustee or any proceeds for or with respect to the Indenture Estate or as the result of the sale or other disposition thereof or otherwise constituting a part of the Indenture Estate to which the Owner Lessor is not entitled hereunder, it will promptly forward such payments to the Lease Indenture Trustee or in accordance with the Lease Indenture Trustee's instructions. The Lease Indenture Trustee agrees to apply payments from time to time received by it (from the Facility Lessee, the Owner Lessor or otherwise) with respect to the Facility Lease, any other Assigned Document or the Undivided Interest in the manner provided in
Section 2.7 hereof, and this Section 3.

      Section 3.10. Disbursement of Amounts Received by the Lease Indenture Trustee. Subject to the last sentence of this Section 3.10 and Section 3.2, amounts to be distributed by the Lease Indenture Trustee pursuant to this
Section 3 shall be distributed on the date such amounts are actually received by the Lease Indenture Trustee. Notwithstanding anything to the contrary contained in this Section 3, in the event the Lease Indenture Trustee shall be required or directed to make a payment under this Section 3 on the same date on which such payment is received, any amounts received by the Lease Indenture Trustee after 11:00 a.m., New York City time, or on a day other than a Business Day, may be distributed on the next succeeding Business Day.

SECTION 4. COVENANTS OF OWNER LESSOR; DEFAULTS; REMEDIES OF LEASE INDENTURE
           TRUSTEE

      Section 4.1. Covenants of Owner Lessor. The Owner Lessor hereby covenants and agrees as follows:

      (a) the Owner Lessor will duly and punctually pay the principal of, premium, if any, and interest on and other amounts due under the Notes and hereunder in accordance with the terms of the Notes and this Indenture and all amounts payable by it to the holders of Notes under the Participation Agreement;

      (b) subject to Section 2.5 hereof, the Owner Lessor agrees to make restitution to the Indenture Estate for any actual diminution of the assets of the Indenture Estate resulting from Owner Lessor Liens attributable to it;

      (c) the Owner Lessor will not assign or pledge or otherwise dispose of, so long as this Indenture shall remain in effect and the Lien hereof shall not have been released pursuant to Section 9.1 hereof, any of its estate, right, title or interest hereby assigned, to anyone other than the Lease Indenture Trustee, and, with respect to such estate, right, title and interest hereby assigned, the Owner Lessor will not, except as provided in this Indenture (including Sections 4.4, 5.6, 8.1 and 8.2) and except as to Excepted Payments (i) enter into any agreement amending, modifying or supplementing any of the Assigned Documents, or exercise any election or option, or make any decision or determination, or give any notice, consent, waiver or approval, or take any other action, under or in respect of any Assigned Document, (ii) accept and retain any payment from, or settle or compromise any claim arising under, any of the Assigned Documents, except that it may forward any payment to the Lease Indenture Trustee in accordance with Section 3.9, (iii) give any notice or exercise any right or take any action under any of the Assigned Documents, or (iv) submit or consent to the submission of any dispute, difference or other matter arising under or in respect of any of the Assigned Documents to arbitration thereunder; and

      (d) the Owner Lessor will deliver a signed copy of any amendment or supplement to the LLC Agreement to the Lease Indenture Trustee and the Facility Lessee (and this Indenture and the Indenture Estate shall not be affected by any action taken under or in respect of the LLC Agreement except as otherwise provided or permitted by this Indenture).

      Section 4.2. Occurrence of Lease Indenture Event of Default. Subject to
Section 4.4 hereof, the term "Lease Indenture Event of Default," wherever used herein, shall mean any of the following events (whatever the reason for such Lease Indenture Event of Default and whether it shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

            (a) any Lease Event of Default (other than the failure of the Facility Lessee to pay any amount which shall constitute an Excepted Payment and other than a Lease Event of Default in consequence of the Facility Lessee's failure to maintain the insurance required by Section 11 of the Facility Lease if, and so long as, (i) such Lease Event of Default is waived by the Owner Lessor and the Owner Participant and (ii) the insurance maintained by the Facility Lessee still constitutes Prudent Industry Practice); or

            (b) the Owner Lessor shall fail (other than as a result of a Lease Event of Default) to make any payment in respect of the principal of, or premium, if any, or interest on, the Notes within five (5) Business Days after the same shall have become due; or

            (c) the Owner Lessor shall fail to perform or observe any covenant, obligation or agreement to be performed or observed by it under this Indenture (other than any covenant, obligation or agreement contained in clause (b) of this Section 4.2), the Owner Lessor or the Lessor Manager shall fail to perform or observe any material covenant, obligation or agreement to be performed by it under Section 8 of the Participation Agreement, the Owner Participant shall fail to perform or observe any material covenant, obligation or agreement to be performed by it under
      Section 9 of the Participation Agreement, or the Guarantor shall fail to perform or observe any material covenant, obligation or agreement to be performed by it under the Guaranty in each case, in any material respect, which failure shall continue unremedied for 30 days after receipt by such party of written notice thereof; provided, however, that if such condition cannot be remedied written such 30-day period, then the period within which to remedy such condition shall be extended up to 180 days, so long as such party diligently pursues such remedy and such condition is reasonably capable of being remedied within such extended period;

            (d) any representation or warranty made by the Lessor Manager or the Owner Lessor in Section 3.2 or 3.3 of the Participation Agreement or in the certificate delivered by the Lessor Manager or the Owner Lessor at the Closing pursuant to Section 4(g) of the Participation Agreement or any representation or warranty made by the Owner Participant in Section 3.4 of the Participation Agreement (other than Section 3.4(i)) or the certificate delivered by the Owner Participant at the Closing pursuant to Section 4(g) of the Participation Agreement, or any representation or warranty made by the Guarantor (provided the Guaranty shall not have been terminated or released) under the Guaranty or in the certificate delivered by such Guarantor at the Closing pursuant to Section 4(g) of the Participation Agreement, shall prove to have been incorrect in any material respect when made and continues to be material and unremedied for a period of 30 days after receipt by such party of written notice thereof; provided, however, that if such condition cannot be remedied within such 30-day period, then the period within which to remedy such condition shall be extended up to an additional 120 days, so long as such party diligently pursues such remedy and such condition is reasonably capable of being remedied within such extended period;

            (e) the Owner Participant, the Owner Lessor or the Guarantor (provided the Guaranty shall not have been terminated or released) shall
      (i) commence a voluntary case or other proceeding seeking relief under Title 11 of the Bankruptcy Code or liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or apply for or consent to the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or (ii) consent to, or fail to controvert in a timely manner, any such relief or the appointment of or taking possession by any such official in any voluntary case or other proceeding commenced against it, or (iii) file an answer admitting the material allegations of a petition filed against it in any such proceeding; or

            (f) an involuntary case or other proceeding shall be commenced against the Owner Participant, the Owner Lessor or the Guarantor (provided the Guaranty shall not have been terminated or released) seeking (i) liquidation, reorganization or other relief with respect to it or its debts under Title 11 of the Bankruptcy Code or any bankruptcy, insolvency or other similar law now or hereafter in effect, or (ii) the appointment of a trustee, receiver, liquidator, custodian or other similar official with respect to it or any substantial part of its property or (iii) the winding-up or liquidation of the Owner Lessor; and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days.

      Section 4.3. Remedies of the Lease Indenture Trustee.

      (a) In the event that a Lease Indenture Event of Default shall have occurred and be continuing, the Lease Indenture Trustee in its discretion may, or upon receipt of written instructions from a Majority in Interest of Noteholders shall declare, by written notice to the Owner Lessor and the Owner Participant, the unpaid principal amount of all Notes, with accrued interest and premium, if any, thereon, to be immediately due and payable, upon which declaration such principal amount and such accrued interest and premium, if any, shall immediately become due and payable (except in the case of a Lease Indenture Event of Default under Section 4.2(e) or (f), such principal and interest shall automatically become due and payable immediately without any such declaration or notice) without further act or notice of any kind. If the Lease Indenture Trustee accelerates the Notes pursuant to this Section 4.3(a) as a result of the occurrence of a Lease Indenture Event of Default caused by a Lease Event of Default described under Section 16(j) of the Facility Lease, the Change of Control Premium shall also be payable.

      (b) If a Lease Indenture Event of Default shall have occurred and be continuing, then and in every such case, the Lease Indenture Trustee, as assignee under the Facility Lease or hereunder or otherwise, may, and where required pursuant to the provisions of Section 5 hereof shall, upon written notice to the Owner Lessor, exercise any or all of the rights and powers and pursue any or all of the remedies pursuant to this Section 4 and, in the event such Lease Indenture Event of Default shall be a Lease Event of Default, any and all of the remedies provided pursuant to this Section 4 and Section 17 of the Facility Lease and may take possession of all or any part of the Indenture Estate and may exclude therefrom the Owner Participant, the Owner Lessor and, in the event such Lease Indenture Event of Default shall be a Lease Event of Default, the Facility Lessee and all persons claiming under them, and may exercise all remedies available to a secured party under the Uniform Commercial Code or any other provision of Applicable Law. The Lease Indenture Trustee may proceed to enforce the rights of the Lease Indenture Trustee and of the Noteholders by directing payment to it of all moneys payable under any agreement or undertaking constituting a part of the Indenture Estate, by proceedings in any court of competent jurisdiction to recover damages for the breach hereof or for the appointment of a receiver or for sale of all or any part of the Undivided Interest or for foreclosure of the Undivided Interest, together with the Owner Lessor's interest in the Assigned Documents, and by any other action, suit, remedy or proceeding authorized or permitted by this Indenture, at law or in equity, or whether for the specific performance of any agreement contained herein, or for an injunction against the violation of any of the terms hereof, or in aid of the exercise of any power granted hereby or by law, and in addition may foreclose upon, sell, assign, transfer and deliver, from time to time to the extent permitted by Applicable Law, all or any part of the Indenture Estate or any interest therein, at any private sale or public auction with or without demand, advertisement or notice (except as herein required or as may be required by law) of the date, time and place of sale and any adjournment thereof, for cash or credit or other property, for immediate or future delivery and for such price or prices and on such terms as the Lease Indenture Trustee, in its unfettered discretion, may determine, or as may be required by law, so long as the Owner Participant and the Owner Lessor are afforded a commercially reasonable opportunity to bid for all or such part of the Indenture Estate in connection therewith unless Section 4.7 shall otherwise be applicable: provided that 20 days shall be deemed to be a commercially reasonable opportunity to bid for purposes of this Section 4.3(b). The Lease Indenture Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Lease Indenture Trustee and of the Noteholders asserted or upheld in any bankruptcy, receivership or other judicial proceedings.

      (c) All rights of action and rights to assert claims under this Indenture or under any of the Notes may be enforced by the Lease Indenture Trustee without the possession of the Notes at any trial or other proceedings instituted by the Lease Indenture Trustee, and any such trial or other proceedings shall be brought in its own name as mortgagee of an express trust, and any recovery or judgment shall be for the ratable benefit of the Noteholders as herein provided. In any proceedings brought by the Lease Indenture Trustee (and also any proceedings involving the interpretation of any provision of this Indenture), the Lease Indenture Trustee shall be held to represent all the Noteholders, and it shall not be necessary to make any such Persons parties to such proceedings.

      (d) Anything herein to the contrary notwithstanding, neither the Lease Indenture Trustee nor any Noteholder shall at any time, including at any time when a Lease Indenture Event of Default shall have occurred and be continuing and there shall have occurred and be continuing a Lease Event of Default, be entitled to exercise any remedy under or in respect of this Indenture which could or would divest the Owner Lessor of title to, or its ownership interest in, any portion of the Indenture Estate unless, in the case of a Lease Indenture Event of Default as a consequence of a Lease Event of Default under Section 16 of the Facility Lease, the Lease Indenture Trustee shall have, to the extent it is then entitled to do so hereunder and is not then stayed or otherwise prevented from doing so by operation of law, commenced the exercise of one or more remedies under the Facility Lease intending to dispossess the Facility Lessee of the Undivided Interest and is using good faith efforts in the exercise of such remedies (and not merely asserting a right or claim to do so); provided that if the Lease Indenture Trustee is then stayed or otherwise prevented by operation of law from exercising such remedies, the Lease Indenture Trustee will not divest the Owner Lessor of title to any portion of the Indenture Estate until the earlier of (a) the expiration of the 180-day period following the commencement of such stay or other prevention or (b) the date of repossession of the Undivided Interest under the Facility Lease.

      (e) Anything herein to the contrary notwithstanding, in the case of a Lease Indenture Event of Default as a consequence of a Lease Event of Default under Section 16(a) of the Facility Lease with respect to the Equity Portion of Periodic Rent only, the Lease Indenture

Trustee shall not, so long as no other Lease Indenture Event of Default shall have occurred and be continuing, be entitled to exercise remedies under this Indenture for a period of 180 days unless the Owner Lessor or the Owner Participant consents to the declaration of a Lease Event of Default by the Lease Indenture Trustee.

      (f) Any provisions of the Facility Lease or this Indenture to the contrary notwithstanding, if the Facility Lessee shall fail to pay any Excepted Payment to any Person entitled thereto as and when due, such Person shall have the right at all times, to the exclusion of the Lease Indenture Trustee, to demand, collect, sue for, enforce performance of obligations relating to, or otherwise obtain all amounts due in respect of such Excepted Payment or to declare a Lease Event of Default under Section 16 of the Facility Lease solely to enforce such obligations in respect of any Excepted Payments (provided that any such declaration shall not be deemed to constitute a Lease Indenture Event of Default hereunder without the consent of the Lease Indenture Trustee).

      (g) Notwithstanding anything herein to the contrary, upon the occurrence and during the continuance of a Significant Indenture Default caused by a Significant Lease Default of the type described in clause (i) of the definition of Significant Lease Default, the Lease Indenture Trustee may, and, upon obtaining notice or Actual Knowledge that such Significant Indenture Default shall be continuing on the third Business Day after the date such payment is due, shall draw upon the Qualifying Letter of Credit to the extent of the shortfall in such payment and apply the proceeds thereof in accordance with
Section 3.1, 3.2 or 3.3, as the case may be.

      Section 4.4. Right to Cure Certain Lease Events of Default.

      (a) If the Facility Lessee shall fail to make any payment of Periodic Lease Rent due on any Rent Payment Date when the same shall have become due, and if such failure of such Facility Lessee to make such payment of Periodic Lease Rent shall not constitute the fourth consecutive such failure or the eighth cumulative failure of the Facility Lessee, then the Owner Lessor may (but need not) pay to the Lease Indenture Trustee, at any time prior to the expiration of ten (10) Business Days after the Owner Lessor and the Owner Participant shall have received notice from the Lease Indenture Trustee or have Actual Knowledge of the failure of the Facility Lessee to make such payment of Periodic Lease Rent, an amount equal to the principal of, premium, if any, and interest on the Notes, then due (otherwise than by declaration of acceleration) on such Rent Payment Date, together with any interest due thereon on account of the delayed payment thereof, and such payment by the Owner Lessor shall be deemed (for purposes of this Indenture) to have cured any Lease Indenture Event of Default which arose or would have arisen from such failure of such Facility Lessee.

      (b) If the Facility Lessee shall fail to make any payment of Supplemental Lease Rent when the same shall become due or otherwise fail to perform any obligation under the Facility Lease or any other Operative Document, then the Owner Lessor may (but need not) make such payment (to the extent of the amount of principal of, and premium, if any, and interest on, the Notes then due (otherwise than by declaration of acceleration)) on the date such Supplemental Lease Rent was payable, together with any interest due thereon on account of the delayed payment thereof, or perform such obligation at any time prior to the expiration of ten (10) Business Days after the Owner Lessor or the Owner Participant shall have received notice or have Actual Knowledge of the occurrence of such failure, and such payment or performance by the Owner Lessor shall be deemed to have cured any Lease Indenture Event of Default which arose or would have arisen from such failure of the Facility Lessee.

      (c) The Owner Lessor, upon exercising its rights under paragraph (a) or
(b) of this Section 4.4 to cure the Facility Lessee's failure to pay Periodic Lease Rent or Supplemental Lease Rent or to perform any other obligation under the Facility Lease or any other Operative Document, shall not obtain any Lien on any part of the Indenture Estate on account of such payment or performance nor, except as expressly provided in the next sentence, pursue any claims against the Facility Lessee or any other party, for the repayment thereof if such claims would impair the prior right and security interest of the Lease Indenture Trustee in and to the Indenture Estate. Upon such payment or performance by the Owner Lessor, the Owner Lessor shall (to the extent of such payment made by it and the costs and expenses incurred in connection with such payments and performance thereof together with interest thereon and so long as no Lease Indenture Payment Default, Lease Indenture Bankruptcy Default or Lease Indenture Event of Default hereunder shall have occurred and be continuing) be subrogated to the rights of the Lease Indenture Trustee and the Noteholders to receive the payment of Periodic Lease Rent or Supplemental Lease Rent, as the case may be, with respect to which the Owner Lessor made such payment and interest on account of such Periodic Lease Rent Payment or Supplemental Lease Rent payment being overdue in the manner set forth in the next two sentences. If the Lease Indenture Trustee shall thereafter receive such payment of Periodic Lease Rent, Supplemental Rent or such interest, the Lease Indenture Trustee shall, notwithstanding the requirements of Section 3.1 hereof, forthwith, remit such payment of Periodic Lease Rent or Supplemental Lease Rent, as the case may be (to the extent of the payment made by the Owner Lessor pursuant to this Section 4.4) and such interest to the Owner Lessor in reimbursement for the funds so advanced by it, provided that if (A) any Lease Indenture Payment Default, Lease Indenture Bankruptcy Default or Lease Indenture Event of Default hereunder shall have occurred and be continuing or (B) any payment of principal, interest, or premium, if any, on any Note then shall be overdue, such payment shall not be remitted to the Owner Lessor but shall be held by the Lease Indenture Trustee as security for the obligations secured hereby and distributed in accordance with
Section 3.1 hereof. The Owner Lessor shall not attempt to recover any amount paid by it on behalf of the Facility Lessee pursuant to this Section 4.4 except by demanding of the Facility Lessee payment of such amount or by commencing an action against the Facility Lessee for the payment of such amount, and except where a Lease Indenture Event of Default (other than a Lease Event of Default) has occurred and is continuing, the Owner Lessor shall be entitled to receive the amount of such payment and the costs and expenses incurred in connection with such payments and performance thereof together with interest thereon from the Facility Lessee (but neither the Owner Lessor nor the Owner Participant shall have any right to collect such amounts by exercise of any of the remedies under Section 17 of the Facility Lease) or, if paid by the Facility Lessee to the Lease Indenture Trustee, from the Lease Indenture Trustee to the extent of funds actually received by the Lease Indenture Trustee.

      (d) Until the expiration of the period during which the Owner Lessor or the Owner Participant shall be entitled to exercise rights under paragraph (a) or (b) of this Section 4.4 with respect to any failure by the Facility Lessee referred to therein, neither the Lease Indenture Trustee nor any Noteholder shall take or commence any action it would otherwise be entitled to take or commence as a result of such failure by the Facility Lessee, whether under this Section 4 or Section 17 of the Facility Lease or otherwise.

      (e) Each Noteholder agrees, by acceptance thereof, that if (i) (x) a Lease Indenture Event of Default, which also constitutes a Lease Event of Default, shall have occurred and be continuing for a period of at least 90 days without the Notes having been accelerated or the Lease Indenture Trustee having exercised any remedy under the Facility Lease intended to dispossess the Facility Lessee of the Undivided Interest, (y) the Notes have been accelerated pursuant to Section 4.3(a) and such acceleration has not theretofore been rescinded, or (z) an Enforcement Notice giving notice of the intent of the Lease Indenture Trustee to foreclose on the Undivided Interest or otherwise dispossess of the Undivided Interest has been given pursuant to Section 5.1 within the previous 30 days, (ii) no Lease Indenture Event of Default of the nature described in any of clauses (b) through (f) of Section 4.2 hereof shall have occurred and be continuing and (iii) the Owner Lessor shall give written notice to the Lease Indenture Trustee of the Owner Lessor's intention to purchase all of the Notes in accordance with this paragraph, then, upon receipt within ten
(10) Business Days after such notice from the Owner Lessor of an amount equal to the sum of (x) the aggregate unpaid principal amount of any unpaid Notes then held by the Noteholders, together with accrued but unpaid interest thereon to the date of such receipt (as well as any interest on overdue principal and, to the extent permitted by Applicable Law, overdue interest), plus the aggregate amount, if any, of all sums which, if Section 3.3 were then applicable, such Noteholder would be entitled to be paid before any payments were to be made to the Owner Lessor but excluding any premium, such Noteholder will forthwith sell, assign, transfer and convey to the Owner Lessor (without recourse or warranty of any kind other than of title to the Notes so conveyed) all of the right, title and interest of such Noteholder in and to the Indenture Estate, this Indenture, all Notes held by such Noteholder and the Assigned Documents (other than the right to receive the Change of Control Premium pursuant to Section 17.1 of the Facility Lease), and the Owner Lessor shall thereupon assume all such Noteholder's rights and obligations in such documents; provided, that no such holder shall be required to so convey unless (1) the Owner Lessor shall have simultaneously tendered payment on all other Notes issued by the Owner Lessor at the time outstanding pursuant to this paragraph and (2) such conveyance is not in violation of any Applicable Law. All charges and expenses required to be paid in connection with the issuance of any new Note or Notes in connection with this paragraph shall be borne by the Owner Lessor.

      Section 4.5. Rescission of Acceleration. If at any time after the outstanding principal amount of the Notes shall have become due and payable by acceleration pursuant to Section 4.3 hereof, (a) all amounts of principal, premium, if any, and interest which are then due and payable in respect of all the Notes otherwise than pursuant to Section 4.3 hereof shall have been paid in full, together with interest on all such overdue principal and (to the extent permitted by Applicable Law) overdue interest at the rate or rates specified in the Notes, and an amount sufficient to cover all costs and expenses of collection incurred by or on behalf of the holders of the Notes (including counsel fees and expenses and all expenses and reasonable compensation of the Lease Indenture Trustee) and (b) every other Lease Indenture Event of Default shall have been remedied, then a Majority in Interest of Noteholders may, by written notice or notices to the Owner Lessor, the Lease Indenture Trustee and the Facility Lessee, rescind and annul such acceleration and any related declaration of default under the Facility Lease and their respective consequences, but no such rescission and annulment shall extend to or affect any subsequent

Lease Indenture Event of Default or impair any right consequent thereon, and no such rescission and annulment shall require any Noteholder to repay any principal or interest actually paid as a result of such acceleration.

      Section 4.6. Retain of Indenture Estate, Etc.

      (a) If at any time the Lease Indenture Trustee has the right to take possession of the Indenture Estate pursuant to Section 4.3 hereof, at the request of the Lease Indenture Trustee, the Owner Lessor promptly shall (i) execute and deliver to the Lease Indenture Trustee such instruments of title and other documents and (ii) make all such demands and give all such notices as are permitted by the terms of the Facility Lease to be made or given by the Owner Lessor upon the occurrence and continuance of a Lease Event of Default, in each case as the Lease Indenture Trustee may deem necessary or advisable to enable the Lease Indenture Trustee or an agent or representative designated by the Lease Indenture Trustee, at such time or times and place or places as the Lease Indenture Trustee may specify, to obtain possession of all or any part of the Indenture Estate the possession of which the Lease Indenture Trustee shall at the time be entitled to hereunder. If the Owner Lessor shall for any reason fail to execute and deliver such instruments and documents after such request by the Lease Indenture Trustee, the Lease Indenture Trustee may (i) obtain a judgment conferring on the Lease Indenture Trustee the right to immediate possession and requiring the Owner Lessor to execute and deliver such instruments and documents to the Lease Indenture Trustee, to the entry of which judgment the Owner Lessor hereby specifically consents, and (ii) pursue all or any part of the Indenture Estate wherever it may be found and enter any of the premises wherever all or part of the Indenture Estate may be or is supposed to be and search for all or part of the Indenture Estate and take possession of and remove all or part of the Indenture Estate.

      (b) Upon every such taking of possession, the Lease Indenture Trustee may, from time to time, as a charge against proceeds of the Indenture Estate, make all such expenditures with respect to the Indenture Estate as it may deem proper. In each such case, the Lease Indenture Trustee shall have the right to deal with the Indenture Estate and to carry on the business and exercise all rights and powers of the Owner Lessor relating to the Indenture Estate, as the Lease Indenture Trustee shall deem best, and, the Lease Indenture Trustee shall be entitled to collect and receive all rents (including Periodic Lease Rent and Supplemental Rent), revenues, issues, income, products and profits of the Indenture Estate and every part thereof (without prejudice to the right of the Lease Indenture Trustee under any provision of this Indenture to collect and receive cash held by, or required to be deposited with, the Lease Indenture Trustee hereunder) and to apply the same to the management of or otherwise dealing with the Indenture Estate and of conducting the business thereof, and of all expenditures with respect to the Indenture Estate and the making of all payments which the Lease Indenture Trustee may be required or may elect to make, if any, for taxes, assessments, insurance or other proper charges upon the Indenture Estate or any part thereof (including the employment of engineers and accountants to examine, inspect and make reports upon the properties and books and records of the Owner Lessor and the Facility Lessee relating to the Indenture Estate and the Operative Documents), or under any provision of, this Indenture, as well as just and reasonable compensation for the services of the Lease Indenture Trustee and of all Persons properly engaged and employed by the Lease Indenture Trustee.

      Section 4.7. Power of Sale and Other Remedies.

      (a) In addition to all other remedies provided for herein if a Lease Indenture Event of Default shall have occurred and be continuing, the Lease Indenture Trustee shall have the right to sell the Indenture Estate or any part of the Indenture Estate at public sale or sales, in order to pay the Secured Indebtedness, and all impositions, if any, with accrued interest thereon, and all expenses of the sale and of all proceedings in connection therewith, including reasonable attorney's fees, if incurred. At any such public sale, the Lease Indenture Trustee may execute and deliver to the purchaser a conveyance of the Indenture Estate or any part of the Indenture Estate, and to this end, the Owner Lessor hereby constitutes and appoints the Lease Indenture Trustee the agent and attorney in fact of the Owner Lessor to make such sale and conveyance, and thereby to divest the Owner Lessor of all right, title or equity that the Owner Lessor may have in and to the Indenture Estate and to vest the same in the purchaser or purchasers at such sale or sales, and all the acts and doings of said agent and attorney in fact are hereby ratified and confirmed and any recitals in said conveyance or conveyances as to facts essential to a valid sale shall be binding upon the Owner Lessor. The aforesaid power of sale and agency hereby granted are coupled with an interest and are irrevocable by death or otherwise, are granted as cumulative of the other remedies provided hereby or by law for collection of the Secured Indebtedness and shall not be exhausted by one exercise thereof but may be exercised until full payment of the Secured Indebtedness. Further, if a Lease Indenture Event of Default shall have occurred and be continuing, the Lease Indenture Trustee may, in addition to and not in abrogation of other rights and remedies provided in this Section, either with or without entry or taking possession as herein provided or otherwise, proceed by a suit or suits in law or in equity or by any other appropriate proceeding or remedy (i) to enforce payment of the Notes or the performance of any term, covenant, condition or agreement of this Indenture or any other right, and (ii) to pursue any other remedy available to it, all as the Lease Indenture Trustee shall determine most effectual for such purposes. Upon any foreclosure sale, the Lease Indenture Trustee may bid for and purchase the Indenture Estate and shall be entitled to apply all or any part of the Secured Indebtedness as a credit to the purchase price. In the event of a foreclosure sale of the Indenture Estate, the proceeds of said sale shall be applied as provided in Section 3.3 hereof. In the event of any such foreclosure sale by the Lease Indenture Trustee, the Owner Lessor shall be deemed a tenant holding over and shall forthwith deliver possession to the purchaser or purchasers at such sale or be summarily dispossessed according to provisions of law applicable to tenants holding over. The Lease Indenture Trustee, at the Lease Indenture Trustee's option, is authorized to foreclose this Indenture subject to the rights of any tenants of the Indenture Estate, and the failure to make any such tenants parties to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted to be by the Owner Lessor, a defense to any proceedings instituted by the Lease Indenture Trustee to collect the Secured Indebtedness.

      (b) In addition, as part of the consideration for the Secured Indebtedness, the Owner Lessor has absolutely and unconditionally assigned and transferred to the Lease Indenture Trustee the Revenues, including those now due, past due or to become due by virtue of any lease or other agreement for the occupancy or use of all or any part of the Indenture Estate. The Owner Lessor hereby authorizes the Lease Indenture Trustee or the Lease Indenture Trustee's agents to collect the Revenues and hereby directs such tenants of the Indenture Estate to pay the Revenues to the Lease Indenture Trustee or the Lease Indenture Trustee's agents; provided, however, that prior to written notice given by the Lease Indenture Trustee to the Owner Lessor of any Lease Indenture Event of Default by the Owner Lessor, but subject to the other provisions of this Lease Indenture, the Owner Lessor shall collect and receive the Revenues as trustee for the benefit of the Lease Indenture Trustee and the Owner Lessor, to apply the Revenues so collected to the Secured Indebtedness with the balance, so long as no Lease Indenture Event of Default has occurred, to the account of the Owner Lessor. The Owner Lessor agrees that each tenant of the Indenture Estate shall pay the Revenues to the Lease Indenture Trustee or the Lease Indenture Trustee's agents on the Lease Indenture Trustee's written demand therefor without any liability on the part of said tenant to inquire further as to the existence of a Lease Indenture Event of Default.

      Section 4.8. Appointment of Receiver. If the outstanding principal amount of the Notes shall have been declared due and payable pursuant to Section 4.3 hereof, as a matter of right, the Lease Indenture Trustee shall be entitled to the appointment of a receiver (who may be the Lease Indenture Trustee or any successor or nominee thereof) for all or any part of the Indenture Estate, whether such receivership be incidental to a proposed sale of the Indenture Estate or the taking of possession thereof or otherwise, and the Owner Lessor hereby consents to the appointment of such a receiver and will not oppose any such appointment. Any receiver appointed for all or any part of the Indenture Estate shall be entitled to exercise all the rights and powers with respect to the Indenture Estate to the extent instructed to do so by the Lease Indenture Trustee.

      Section 4.9. Remedies, Cumulative. Each and every right, power and remedy herein specifically given to the Lease Indenture Trustee or otherwise in this Indenture shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Lease Indenture Trustee, and the exercise or the beginning of the exercise of any right, power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Lease Indenture Trustee in the exercise of any right, remedy or power or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Owner Participant, the Owner Lessor or the Facility Lessee or to be an acquiescence therein.

      Section 4.10. Waiver of Various Rights by the Owner Lessor. The Owner Lessor hereby waives and agrees, to the extent permitted by Applicable Law, that it will never seek or derive any benefit or advantage from any of the following, whether now existing or hereafter in effect, in connection with any proceeding under or in respect of this Lease Indenture:

      (a) any stay, extension, moratorium or other similar law;

      (b) any law providing for the valuation of or appraisal of any portion of the Indenture Estate in connection with a sale thereof; or

      (c) any right to have any portion of the Indenture Estate or other security for the Notes marshaled.

The Owner Lessor covenants not to hinder, delay or impede the exercise of any right or remedy under or in respect of this Lease Indenture except as permitted by Section 4.4 hereof, and agrees, to the extent permitted by Applicable Law, to suffer and permit its exercise as though no laws or rights of the character listed above were in effect.

      Section 4.11. Discontinuance of Proceedings. In case the Lease Indenture Trustee or any Noteholder shall have proceeded to enforce any right, power or remedy under this Indenture by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Lease Indenture Trustee or the Noteholder, then and in every such case the Owner Lessor, the Lease Indenture Trustee and the Facility Lessee shall be restored to their former positions and rights hereunder with respect to the Indenture Estate, and all rights, remedies and powers of the Lease Indenture Trustee or the Noteholder shall continue as if no such proceedings had taken place.

      Section 4.12. No Action Contrary to a Facility Lessee's Rights Under the Facility Lease. Notwithstanding any other provision of any of the Operative Documents, so long as the Facility Lease shall not have been declared (or deemed to have been declared) in default, the Lease Indenture Trustee shall not take or cause to be taken any action contrary to the right of the Facility Lessee, including its rights, to quiet use and possession of the Undivided Interest.

      Section 4.13. Rights of the Lease Indenture Trustee to Perform Covenants, Etc. If the Owner Lessor shall fail to make any payment or perform any act required to be made or performed by it hereunder or under the Facility Lease, the Site Lease and Sublease, the Assignment and Reassignment of Project Agreements, or the Participation Agreement, or if the Owner Lessor shall fail to release any Lien affecting the Indenture Estate which it is required to release by the terms of this Indenture or the Participation Agreement or the LLC Agreement, the Lease Indenture Trustee, without notice to or demand upon the Owner Lessor and without waiving or releasing any obligation or defaults may (but shall be under no obligation to, and, except as provided in the last sentence hereof, shall incur no liability in connection therewith) at any time thereafter make such payment or perform such act for the account and at the expense of the Indenture Estate and may take all such action with respect thereto (including entering upon the Colstrip Site or any part thereof, to the extent, of the Undivided Interest for such purpose) as may be necessary or appropriate therefor. No such entry shall be deemed an eviction. All sums so paid by the Lease Indenture Trustee and all costs and expenses (including legal fees and expenses) so incurred, together with interest thereon from the date of payment or incurrence, shall constitute additional indebtedness secured by this Indenture and shall be paid from the Indenture Estate to the Lease Indenture Trustee on demand. The Lease Indenture Trustee shall not be liable for any damages resulting from any such payment or action unless such damages shall be a consequence of willful misconduct or gross negligence on the part of the Lease Indenture Trustee.

      Section 4.14. Further Assurances. The Owner Lessor covenants and agrees from time to time to do all such acts and execute all such instruments of further assurance as shall be reasonably requested by the Lease Indenture Trustee for the purpose of fully carrying out and effectuating this Indenture and the intent hereof.

      Section 4.15. Waiver of Past Defaults. Any past Lease Indenture Event of Default and its consequences may be waived by the Lease Indenture Trustee, except a Lease Indenture Event of Default (i) in the payment of the principal of, premium, if any, and or interest on any Note, subject to the provisions of Sections 5.1 and 8.1 hereof, or (ii) in respect of a covenant or provision hereof which, under Section 8.2 hereof, cannot be modified or amended without the consent of each Noteholder. Upon any such waiver and subject to the terms of such waiver, such Lease Indenture Event of Default shall cease to exist, and any other Lease Indenture Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Lease Indenture Event of Default or impair any right consequent thereon.

SECTION 5. DUTIES OF LEASE INDENTURE TRUSTEE: CERTAIN RIGHTS AND DUTIES OF OWNER
           LESSOR

      Section 5.1. Notice of Action Upon Lease Indenture Event of Default. The Lease Indenture Trustee shall give prompt written notice to the Owner Lessor and the Owner Participant of any Lease Indenture Event of Default with respect to which the Lease Indenture Trustee has Actual Knowledge and will give the Facility Lessee and the Owner Participant not less than 30 days' prior written notice of the date on or after which the Lease Indenture Trustee intends to exercise remedies under Section 4.3 (and "Enforcement Notice"), which notice may be given contemporaneously with any notice contemplated by Section 4.3(a) or 4.3(b). The Lease Indenture Trustee shall take such action, or refrain from taking such action, as the Majority in Interest of Noteholders shall instruct in writing.

      Section 5.2. Actions Upon Instructions Generally. Subject to the terms of Sections 5.4, 5.5 and 5.6 hereof, upon written instructions at any time and from time to time of a Majority in Interest of Noteholders, the Lease Indenture Trustee shall take such action, or refrain from taking such action, including any of the following actions as may be specified in such instructions: (a) give such notice, direction or consent or exercise such right, remedy or power or take such action hereunder or under any Assigned Document, or in respect of any part of or all the Indenture Estate, as it shall be entitled to take and as shall be specified in such instructions; (b) take such action with respect to or to preserve or protect the Indenture Estate (including the discharge of Liens) as it shall be entitled to take and as shall be specified in such instructions; and (c) waive, consent to, approve (as satisfactory to it) or disapprove all matters required by the terms of any Operative Document to be satisfactory to the Lease Indenture Trustee. The Lease Indenture Trustee may, and upon written instructions from a Majority in Interest of Noteholders, the Lease Indenture Trustee shall, execute and file or cause to be executed and filed any financing statement (and any continuation statement with respect to such financing statement) or any similar instrument or document relating to the security interest or the assignment created by this Indenture or granted by the Owner Lessor herein as may be necessary to protect and preserve the security interest or assignment created by or granted pursuant to this Indenture, to the extent otherwise entitled to do so and as shall be specified in such instructions.

      Section 5.3. Action Upon Payment of Notes or Termination of Facility Lease. Subject to the terms of Section 5.4 hereof, upon payment in full of the principal of and interest on all Notes then outstanding and all other amounts then due all Noteholders hereunder, and all other sums secured hereby or otherwise required to be paid hereunder, under the Participation

Agreement and under the Facility Lease, the Lease Indenture Trustee shall execute and deliver to, or as directed in writing by, the Owner Lessor an appropriate instrument in due form for recording, releasing the Indenture Estate from the Lien of this Indenture. Nothing in this Section 5.3 shall be deemed to expand the instances in which the Owner Lessor is entitled to prepay the Notes.

      Section 5.4. Compensation of the Lease Indenture Trustee; Indemnification.

      (a) The Owner Lessor will from time to time, on demand, pay to the Lease Indenture Trustee such compensation for its services hereunder as shall be agreed to by the Owner Lessor and the Lease Indenture Trustee, or, in the absence of agreement, reasonable compensation for such services (which compensation shall include reasonable fees and expenses of its outside counsel and shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and the Lease Indenture Trustee agrees that it shall have no right against the Noteholders or, except as provided in Section 3 and Section 4.3 hereof or this Section 5, the Indenture Estate, for any fee as compensation for its services hereunder.

      (b) The Lease Indenture Trustee shall not be required to take any action or refrain from taking any action under Section 4, 5.2 or 9.1 hereof unless it and any of its directors, officers, employees or agents shall have been indemnified in manner and form satisfactory to the Lease Indenture Trustee. The Lease Indenture Trustee shall not be required to take any action under Section 4 or Section 5.2, 5.3 or 9.1 hereof, nor shall any other provision of this Indenture be deemed to impose a duty on the Lease Indenture Trustee to take any action, if it shall have been advised by counsel (who shall not be an employee of the Lease Indenture Trustee) that such action is contrary to the terms hereof or is otherwise contrary to Applicable Law or (unless it shall have been indemnified in manner and form satisfactory to the Lease Indenture Trustee) may result in personal liability to the Lease Indenture Trustee.

      Section 5.5. No Duties Except as Specified; No Action Except Under Facility Lease, Indenture or Instructions.

      (a) The Lease Indenture Trustee shall not have any duty or obligation to manage, control, use, sell, dispose of or otherwise deal with any part of the Indenture Estate or otherwise take or refrain from taking any action under or in connection with this Indenture or the other Assigned Documents except as expressly provided by the terms of this Indenture or as expressly provided in written instructions from a Majority in Interest of Noteholders in accordance with Section 5.2 hereof, and no implied duties or obligations shall be read into this Indenture against the Lease Indenture Trustee.

      (b) The Lease Indenture Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Indenture Estate except (a) as required by the terms of the Facility Lease, to the extent applicable to the Indenture Trustee as assignee of the Owner Lessor, (b) in accordance with the powers granted to, or the authority conferred upon, the Lease Indenture Trustee pursuant to this Indenture or in accordance with the express terms hereof or with written instructions from a Majority in Interest of Noteholders in accordance with Section 5.2 hereof.

      Section 5.6. Certain Rights of the Owner Lessor. Notwithstanding any other provision of this Indenture or any provision of any Operative Document to the contrary, and in addition to any rights conferred on the Owner Lessor hereby:

      (a) The Owner Lessor shall at all times, to the exclusion of the Lease Indenture Trustee, (i) retain all rights to demand and receive payment of, and to commence an action for payment of, Excepted Payments but the Owner Lessor shall have no remedy or right with respect to any such payment against the Indenture Estate nor any right to collect any such payment by the exercise of any of the remedies under Section 17 of the Facility Lease; (ii) retain all rights with respect to insurance that Section 11 of the Facility Lease specifically confers upon the Owner Lessor and to waive any failure by the Facility Lessee to maintain the insurance required by Section 11 of the Facility Lease before or after the fact so long as the insurance maintained by the Facility Lessee still constitutes Prudent Industry Practice; (iii) retain all rights to adjust Periodic Lease Rent and Termination Value as provided in
Section 3.5 of the Facility Lease, Section 14 of the Participation Agreement or the Tax Indemnity Agreement; provided, however, that after giving effect to any such adjustment (x) the amount of Periodic Lease Rent payable on each Rent Payment Date shall be at least equal to the aggregate amount of all principal and accrued interest payable on such Rent Payment Date on all Notes then outstanding and (y) Termination Value shall in no event be less (when added to all other amounts required to be paid by the Facility Lessee in respect of any early termination of the Facility Lease) than an amount sufficient, as of the date of payment, to pay in full the principal of, and interest on all Notes outstanding on and as of such date of payment; (iv) retain the right to declare the Facility Lessee to be in default with respect to any Excepted Payments pursuant to Section 17 of the Facility Lease; and (v) except in connection with the exercise of remedies pursuant to the Facility Lease, retain all rights to exercise the Owner Lessor's rights relating to the Appraisal Procedure and to confer and agree with the Facility Lessee on Fair Market Rental Value, or any Renewal Lease Term;

      (b) The Owner Lessor shall have the right, but not to the exclusion of the Lease Indenture Trustee, (i) to receive from the Facility Lessee all notices, certificates, opinions of counsel and other documents and all information that the Facility Lessee is permitted or required to give or furnish to the Owner Lessor or the Owner Participant, as the case may be, pursuant to the Facility Lease or any other Operative Document; (ii) to inspect the Facility and the records relating thereto pursuant to Section 12 of the Facility Lease; (iii) to provide such insurance as may be permitted by Section 11 of the Facility Lease; and (iv) to perform for the Facility Lessee as provided in Section 20 of the Facility Lease;

      (c) So long as the Notes have not been accelerated pursuant to Section 4.3(a) hereof (or, if accelerated, such acceleration has theretofore been rescinded) or the Lease Indenture Trustee shall not have exercised any of its rights pursuant to Section 4 hereof to take possession of, foreclose, sell or otherwise take control of all or any part of the Indenture Estate, the Owner Lessor shall retain the right to the exclusion of the Lease Indenture Trustee to exercise the rights of the Owner Lessor under, and to determine compliance by the Facility Lessee with, the provisions of Sections 10 (other than Section 10.3 thereof), 13, 14 and 15 of the Facility Lease; provided, however, that if a Lease Indenture Event of Default shall have occurred and be continuing, the Owner Lessor shall cease to retain such rights upon notice from the Lease Indenture Trustee stating that such rights shall no longer be retained by the Owner Lessor;

      (d) Except as otherwise provided in this Section 5.6, so long as the Notes have not been accelerated pursuant to Section 4.3(a) hereof (or, if accelerated, such acceleration has theretofore been rescinded) or the Lease Indenture Trustee shall not have exercised any of its rights pursuant to Section 4 hereof to take possession of, foreclose, sell or otherwise take control of all or any part of the Indenture Estate, the Owner Lessor shall have the right, to be exercised jointly with the Lease Indenture Trustee, (i) to exercise the rights with respect to the Facility Lessee's use and operation, modification or maintenance of the Facility, (ii) to exercise the Owner Lessor's right under Section 14.2 of the Participation Agreement to withhold or grant its consent to an assignment by the Facility Lessee of its rights under the Facility Lease, and (iii) to exercise the rights of the Owner Lessor under Section 10.3 of the Facility Lease; provided, however, that if a Lease Indenture Event of Default shall have occurred and be continuing, the Owner Lessor shall cease to exercise such rights under this clause (iii) upon notice from the Lease Indenture Trustee stating that such rights shall no longer be retained by the Owner Lessor; provided further, however, that (A) the Owner Lessor shall have no right to receive any Periodic Lease Rent or other payments other than Excepted Payments payable to the Owner Lessor, or the Owner Participant, and (B) no determination by the Owner Lessor or the Lease Indenture Trustee that the Facility Lessee is in compliance with the provisions of any applicable Assigned Document shall be binding upon or otherwise affect the rights hereunder of the Lease Indenture Trustee or any Noteholder on the one hand or the Owner Lessor or the Owner Participant on the other hand; and

      (e) Nothing in this Indenture shall give to, or create in, or otherwise provide the benefit of to, the Lease Indenture Trustee, any rights of the Owner Participant under or pursuant to the Tax Indemnity Agreement or any other Operative Document and nothing in this Section 5.6 or elsewhere in this Indenture shall give to the Owner Lessor the right to exercise any rights specifically given to the Lease Indenture Trustee pursuant to any Operative Document;

but nothing in clauses (a) through (e) above shall deprive the Lease Indenture Trustee of the exclusive right, so long as this Indenture shall be in effect, to declare the Facility Lease to be in default under Section 16 thereof (except as set forth in clause (iv) of paragraph (a) above) and thereafter to exercise the remedies pursuant to Section 17 of the Facility Lease.

      Section 5.7. Restrictions on Dealing with Indenture Estate. Except as provided in the Operative Documents, but subject to the terms of this Indenture, the Owner Lessor shall not use, operate, store, lease, control, manage, sell, dispose of or otherwise deal with the Undivided Interest, the Colstrip Site, any part of the Colstrip Site or any other part of the Indenture Estate.

      Section 5.8 Filing of Financing Statements and Continuation Statements. Pursuant to Section 5.10 of the Participation Agreement, the Facility Lessee has covenanted to maintain the priority of the Lien of this Indenture on the Indenture Estate. The Lease Indenture Trustee shall, at the written request and expense of the Facility Lessee, as provided in the Participation Agreement, execute and deliver to the Facility Lessee and the Facility Lessee will file, if not already filed, such financing statements or other documents and such continuation statements or other documents with respect to financing statements or other documents previously filed relating to the Lien created by this Indenture in the Indenture Estate as may be supplied to the Lease Indenture Trustee by the Facility Lessee. At any time and from time to time, upon the request of the Facility Lessee or the Lease Indenture Trustee, at the expense of the Facility

Lessee (and upon receipt of the form of document so to be executed), the Owner Lessor shall promptly and duly execute and deliver any and all such further instruments and documents as the Facility Lessee or the Lease Indenture Trustee may request in obtaining the full benefits of the security interest and assignment created or intended to be created hereby and of the rights and powers herein granted. Upon the reasonable instructions (which instructions shall be accompanied by the form of document to be filed) at any time and from time to time of the Facility Lessee or the Lease Indenture Trustee, the Owner Lessor shall execute and file any financing statement (and any continuation statement with respect to any such financing statement), and any other document relating to the security interest and assignment created by this Indenture as may be specified in such instructions. In addition, the Lease Indenture Trustee and the Owner Lessor will execute such continuation statements with respect to financing statements and other documents relating to the Lien created by this Indenture in the Indenture Estate as may be specified from time to time in written instructions of any Noteholder (which instructions may, by their terms, be operative only at a future date and which shall be accompanied by the form of such continuation statement or other document to be filed). Neither the Lease Indenture Trustee nor, except as otherwise herein expressly provided, the Owner Lessor shall have responsibility for the protection, perfection or preservation of the Lien created by this Indenture.

SECTION 6. LEASE INDENTURE TRUSTEE AND OWNER LESSOR

      Section 6.1. Acceptance of Trusts and Duties. The Lease Indenture Trustee accepts the trusts hereby created and applicable to it and agrees to perform the same but only upon the terms of this Indenture, and agrees to receive and disburse all moneys constituting part of the Indenture Estate in accordance with the provisions hereof. If any Lease Indenture Event of Default shall have occurred and be continuing, the Lease Indenture Trustee shall, subject to the provisions of Sections 4 and 5 hereof, exercise such of the rights and remedies vested in it by this Indenture and shall at all times use the same degree of care in their exercise as a prudent person would exercise or use in the circumstances in the conduct of its own affairs. The Lease Indenture Trustee shall not be liable under any circumstances, except for its own negligence or willful misconduct; provided, however, that:

            (i) Prior to the occurrence of an Indenture Event of Default of which a Responsible Officer of the Lease Indenture Trustee shall have Actual Knowledge, and after the curing of all such Indenture Events of Default which may have occurred, the duties and obligations of the Lease Indenture Trustee shall be determined solely by the express provisions of the Operative Documents, the Lease Indenture Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in the Operative Documents, no implied covenants or obligations shall be read into the Operative Documents against the Lease Indenture Trustee and, in the absence of bad faith on the part of the Lease Indenture Trustee, the Lease Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any notes or opinions furnished to the Lease Indenture Trustee and conforming to the requirements of this Indenture;

            (ii) The Lease Indenture Trustee shall not be liable in its individual capacity for an error of judgment made in good faith by a Responsible Officer or other officers of the

      Lease Indenture Trustee, unless it shall be proven that the Lease Indenture Trustee was negligent in ascertaining the pertinent facts;

            (iii) The Lease Indenture Trustee shall not be liable in its individual capacity with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with this Indenture or at the direction of the Majority in Interest of Noteholders, relating to the time, method and place of conducting any proceeding or remedy available to the Lease Indenture Trustee, or exercising or omitting to exercise any trust or power conferred upon the Lease Indenture Trustee, under this Indenture;

            (iv) The Lease Indenture Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default. Lease Event of Default, Significant Lease Default or Lease Indenture Event of Default (except for a Lease Indenture Event of Default resulting from an event of nonpayment) unless a Responsible Officer of the Lease Indenture Trustee shall have received written notice thereof. In the absence of receipt of such notice, the Lease Indenture Trustee may conclusively assume that there is no default or Lease Indenture Event of Default;

            (v) The Lease Indenture Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability for the performance of any of its duties hereunder or the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Indenture shall in any event require the Lease Indenture Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Owner Lessor, under this Indenture; and

            (vi) The right of the Lease Indenture Trustee to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and the Lease Indenture Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act.

      Section 6.2 Absence of Certain Duties. Except in accordance with written instructions furnished pursuant to Section 5.2 hereof and except as provided in
Section 5.5 and 5.8 hereof, the Lease Indenture Trustee shall have no duty (a) to see to any registration, recording or filing of any Operative Document (or any financing or continuation statements in respect thereto) or to see to the maintenance of any such registration, recording or filing, (b) to see to any insurance on the Facility or the Undivided Interest or to effect or maintain any such insurance, (c) except as otherwise provided in Section 5.5 hereof or in
Section 10 of the Participation Agreement, to see to the payment or discharge of any Tax or any Lien of any kind owing with respect to, or assessed or levied against, any part of the Indenture Estate, (d) to confirm or verify the contents of any report, notice, request, demand, certificate, financial statement or other instrument of the Facility Lessee, (e) to inspect the Facility at any time or ascertain or inquire as to the performance or observance of any of the Facility Lessee's covenants with respect to the Facility (f) to exercise any of the trusts or powers vested in it by this Indenture or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Noteholders, pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Lease Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby (which in the case of the Majority in Interest of Noteholders will be deemed to be satisfied by a letter agreement with respect to such costs from such Majority in Interest of Noteholders). Notwithstanding the foregoing, the Lease Indenture Trustee shall furnish to each Noteholder and to the Owner Lessor and the Owner Participant promptly upon receipt thereof duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and other instruments furnished to the Lease Indenture Trustee hereunder or under any of the Operative Documents unless the Lease Indenture Trustee shall reasonably believe that each such Noteholder, the Owner Lessor and the Owner Participant shall have received copies thereof.

      Section 6.3. Representations and Warranties.

      (a) The Owner Lessor represents and warrants that it has not assigned or pledged any of its estate, right, title or interest subject to this Indenture, to anyone other than the Lease Indenture Trustee.

      (b) NEITHER THE OWNER LESSOR NOR THE LEASE INDENTURE TRUSTEE MAKES, NOR SHALL BE DEEMED TO HAVE MADE (i) ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, VALUE, COMPLIANCE WITH PLANS OR SPECIFICATIONS, QUALITY, DURABILITY, SUITABILITY, CONDITION, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE OR FOR ANY PARTICULAR PURPOSE OF THE FACILITY, OR ANY PART THEREOF, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE UNDIVIDED INTEREST OR ANY OTHER PART OF THE INDENTURE ESTATE, except that the Owner Lessor represents and warrants that on the Closing Date it shall have received whatever title or interest to the Undivided Interest and the Colstrip Site as was conveyed to it by the Facility Lessee and that on the Closing Date; and the Undivided Interest shall be free of Owner Lessor's Liens and the Owner Participant's Liens; or (ii) any representation or warranty as to the validity, legality or enforceability of this Indenture, the Notes or any of the other Operative Documents, or as to the correctness of any statement contained in any thereof, except that each of the Owner Lessor and the Lease Indenture Trustee represents and warrants that this Indenture and the Participation Agreement have been, and, in the case of the Owner Lessor, the other Operative Documents to which it is or is to become a party have been or will be, executed and delivered by one of its officers who is and will be duly authorized to execute and deliver such document on its behalf.

      Section 6.4. No Segregation of Moneys; No Interest. All moneys and securities deposited with and held by the Lease Indenture Trustee under this Indenture for the purpose of paying, or securing the payment of, the principal of or premium or interest on the Notes shall be held in trust. Except as specifically provided herein or in the Facility Lease, any moneys received by the Lease Indenture Trustee hereunder need not be segregated in any manner except to the extent required by Applicable Law and may be deposited under such general conditions as may be prescribed by Applicable Law, and neither the Owner Lessor nor the Lease Indenture Trustee shall be liable for any interest thereon; provided, however, subject to Section 6.5 hereof, that any payments received or applied hereunder by the Lease Indenture Trustee shall be accounted for by the Lease Indenture Trustee so that any portion thereof paid or applied pursuant hereto shall be identifiable as to the source thereof to the extent known to the Lease Indenture Trustee.

      Section 6.5. Reliance; Agents; Advice of Experts. The Lease Indenture Trustee shall be authorized and protected and incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed to be genuine and believed to be signed by the proper party or parties. The Lease Indenture Trustee may accept in good faith a certified copy of a resolution of the Board of Directors (or equivalent body) of the Facility Lessee as conclusive evidence that such resolution has been duly adopted by such Board and that the same is in full force and effect. As to the amount of any payment to which any Noteholder is entitled pursuant to Clause "Third" of Section 3.2 or Section 3.3 hereof, and as to the amount of any payment to which any other Person is entitled pursuant to Section 3.5 or Section 3.7 hereof, the Lease Indenture Trustee for all purposes hereof may rely on and shall be authorized and protected in acting or refraining from acting upon an Officer's Certificate of such Noteholder or other Person, as the case may be. As to any fact or matter the manner of ascertainment of which is not specifically described herein, the Lease Indenture Trustee for all purposes hereof may rely on an Officer's Certificate of the Owner Lessor or the Facility Lessee or a Noteholder as to such fact or matter, and such certificate shall constitute full protection to the Lease Indenture Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon. The Lease Indenture Trustee shall have the right to request instructions from the Owner Lessor or the Majority in Interest of Noteholders with respect to taking or refraining from taking any action in connection with the Lease Indenture or any other Operative Document to which it is a party, and shall be entitled to act or refrain from taking such action unless and until the Lease Indenture Trustee shall have received written instructions from the Owner Lessor or the Majority in Interest of Noteholders, and the Lease Indenture Trustee shall not incur liability by reason of so acting (except as provided in Section 6.1) or refraining from acting. In the administration of the trusts hereunder, the Lease Indenture Trustee may execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or through agents or attorneys and may, at the expense of the Indenture Estate (but subject to the priorities of payment set forth in Section 3 hereof), consult with independent skilled Persons to be selected and retained by it (other than Persons regularly in its employ) as to matters within their particular competence, and the Lease Indenture Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion, within such Person's area of competence, of any such Person, so long as the Lease Indenture Trustee shall have exercised reasonable care in selecting such Person.

SECTION 7. SUCCESSOR INDENTURE TRUSTEES AND SEPARATE TRUSTEES

      Section 7.1. Resignation or Removal of the Lease Indenture Trustee; Appointment of Successor.

      (a) Resignation or Removal. The Lease Indenture Trustee or any successor thereto may resign at any time with or without cause by giving at least thirty
(30) days' prior written notice to the Owner Lessor, the Owner Participant, the Facility Lessee and each Noteholder, such resignation to be effective on the acceptance of appointment by the successor Lease Indenture Trustee pursuant to the provisions of subsection (b) below. In addition, a Majority in Interest of

Noteholders may at any time remove the Lease Indenture Trustee with or without cause by an instrument in writing delivered to the Owner Lessor, the Owner Participant and the Lease Indenture Trustee, and the Owner Lessor shall give prompt written notification thereof to each Noteholder and the Facility Lessee. Such removal will be effective on the acceptance of appointment by the successor Lease Indenture Trustee pursuant to the provisions of subsection (b) below. In the case of the resignation or removal of the Lease Indenture Trustee, a Majority in Interest of Noteholders may appoint a successor Lease Indenture Trustee by an instrument signed by such holders. If a successor Lease Indenture Trustee shall not have been appointed within thirty (30) days after such resignation or removal, the Lease Indenture Trustee or any Noteholder may apply to any court of competent jurisdiction to appoint a successor Lease Indenture Trustee to act until such time, if any, as a successor shall have been appointed by a Majority in Interest of Noteholders as above provided. The successor Lease Indenture Trustee so appointed by such court shall immediately and without further act be superseded by any successor Lease Indenture Trustee appointed by a Majority in Interest of Noteholders as above provided.

      (b) Acceptance of Appointment. Any successor Lease Indenture Trustee shall execute and deliver to the predecessor Lease Indenture Trustee, the Owner Participant, the Owner Lessor and all Noteholders an instrument accepting such appointment and thereupon such successor Lease Indenture Trustee, without further act, shall become vested with all the estates, properties, rights, powers and duties of the predecessor Lease Indenture Trustee hereunder in the trusts hereunder applicable to it with like effect as if originally named the Lease Indenture Trustee herein; but nevertheless, upon the written request of such successor Lease Indenture Trustee or a Majority in Interest of Noteholders, such predecessor Lease Indenture Trustee shall execute and deliver an instrument transferring to such successor Lease Indenture Trustee, upon the trusts herein expressed applicable to it, all the estates, properties, rights and powers of such predecessor Lease Indenture Trustee, and such predecessor Lease Indenture Trustee shall duly assign, transfer deliver and pay over to such successor Lease Indenture Trustee all moneys or other property then held by such predecessor Lease Indenture Trustee hereunder. To the extent required by Applicable Law or upon request of the successor Lease Indenture Trustee, the Owner Lessor shall execute any and all documents confirming the vesting of such estates, properties, rights and powers in the successor Lease Indenture Trustee.

      (c) Qualifications. Any successor Lease Indenture Trustee, however appointed, shall be a trust company or bank with trust powers (i) which (A) has a combined capital and surplus of at least $150,000,000, or (B) is a direct or indirect subsidiary of a corporation which has a combined capital and surplus of at least $150,000,000 provided such corporation guarantees the performance of the obligations of such trust company or bank as Lease Indenture Trustee, or (C) is a member of a bank holding company group having a combined capital and surplus of at least $150,000,000 provided the parent of such bank holding company group or a member which itself has a combined capital and surplus of at least $150,000,000 guarantees the performance of the obligations of such trust company or bank, and (ii) is willing, able and legally qualified to perform the duties of Lease Indenture Trustee hereunder upon reasonable or customary terms. No successor Lease Indenture Trustee, however appointed, shall become such if such appointment would result in the violation of any Applicable Law or create a conflict or relationship involving a conflict of interest under the Trust Indenture Act of 1939, as amended.

      (d) Merger, etc. Any Person into which the Lease Indenture Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Lease Indenture Trustee shall be a party, or any Person to which substantially all the corporate trust business of the Lease Indenture Trustee may be transferred, shall, subject to the terms of subsection (c) of this Section 7.1, be the Lease Indenture Trustee under this Indenture without further act.

      Section 7.2. Appointment of Additional and Separate Trustees.

      (a) Appointment. Whenever (i) the Lease Indenture Trustee shall deem it necessary or prudent in order to conform to any law of any applicable jurisdiction or to make any claim or bring any suit with respect to or in connection with the Indenture Estate, this Indenture, the Facility Lease, the Notes or any of the transactions contemplated by the Operative Documents, (ii) the Lease Indenture Trustee shall be advised by counsel, satisfactory to it, that it is so necessary or prudent in the interest of the Noteholders or (iii) a Majority in Interest of Noteholders deems it so necessary or prudent and shall have requested in writing the Lease Indenture Trustee to do so, then in any such case the Lease Indenture Trustee shall execute and deliver from time to time all instruments and agreements necessary or proper to constitute another bank or trust company or one or more Persons approved by the Lease Indenture Trustee either to act as additional trustee or trustees of all or any part of the Indenture Estate, jointly with the Lease Indenture Trustee, or to act as separate trustee or trustees of all or any part of the Indenture Estate, in any such case with such powers as may be provided in such instruments or agreements, and to vest in such bank, trust company or Person as such additional trustee or separate trustee, as the case may be, any property, title, right or power of the Lease Indenture Trustee deemed necessary or advisable by the Lease Indenture Trustee, subject to the remaining provisions of this Section 7.2. The Owner Lessor hereby consents to all actions taken by the Lease Indenture Trustee under the provisions of this Section 7.2 and agrees, upon the Lease Indenture Trustee's request, to join in and execute, acknowledge and deliver any or all such instruments or agreements; and the Owner Lessor hereby makes, constitutes and appoints the Lease Indenture Trustee its agent and attorney-in-fact for it and in its name, place and stead to execute, acknowledge and deliver any such instrument or agreement in the event that the Owner Lessor shall not itself execute and deliver the same within fifteen (15) days after receipt by it of such request so to do; provided, however, that the Lease Indenture Trustee shall exercise due care in selecting any additional or separate trustee if such additional or separate trustee shall not be a Person possessing trust powers under Applicable Law. If at any time the Lease Indenture Trustee shall deem it no longer necessary or prudent in order to conform to any such law or take any such action or shall be advised by such counsel that it is no longer so necessary or prudent in the interest of the Noteholders or in the event that the Lease Indenture Trustee shall have been requested to do so in writing by a Majority in Interest of Noteholders, the Lease Indenture Trustee shall execute and deliver all instruments and agreements necessary or proper to remove any additional trustee or separate trustee. In such connection, the Lease Indenture Trustee may act on behalf of the Owner Lessor to the same extent as is provided above. Notwithstanding anything contained to the contrary in this Section 7.2(a), to the extent the laws of any jurisdiction preclude the Lease Indenture Trustee from taking any action hereunder either alone, jointly or through a separate trustee under the direction and control of the Lease Indenture Trustee, the Owner Lessor, at the instruction of the Lease Indenture Trustee, shall appoint a separate trustee for such jurisdiction, which separate trustee shall have full power and authority to take all action hereunder as to matters relating to such jurisdiction without the consent of the Lease Indenture Trustee, but not subject to the same limitations in any exercise of his power and authority as those to which the Lease Indenture Trustee is subject.

      (b) The Lease Indenture Trustee as Agent. Any additional trustee or separate trustee at any time by an instrument in writing may constitute the Lease Indenture Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by Applicable Law, to do all acts and things and exercise all discretions which it is authorized or permitted to do or exercise, for and in its behalf and in its name. In case any such additional trustee or separate trustee shall become incapable of acting or cease to be such additional trustee or separate trustee, the property, rights, powers, trusts, duties and obligations of such additional trustee or separate trustee, as the case may be, so far as permitted by Applicable Law, shall vest in and be exercised by the Lease Indenture Trustee, without the appointment of a new successor to such additional trustee or separate trustee, unless and until a successor is appointed in the manner hereinbefore provided.

      (c) Requests, etc. Any request, approval or consent in writing by the Lease Indenture Trustee to any additional trustee or separate trustee shall be sufficient to warrant such additional trustee or separate trustee, as the case may be, to take the requested, approved or consented to action.

      (d) Subject to Indenture, etc. Each additional trustee and separate trustee appointed pursuant to this Section 7.2 shall be subject to, and shall have the benefit of Sections 3 through 9 hereof insofar as they apply to the Lease Indenture Trustee. Notwithstanding any other provision of this Section 7.2, (i) the powers, duties, obligations and rights of any additional trustee or separate trustee appointed pursuant to this Section 7.2 shall not in any case exceed those of the Lease Indenture Trustee hereunder, (ii) all powers, duties, obligations and rights conferred upon the Lease Indenture Trustee in respect of the receipt, custody, investment and payment of moneys or the investment of moneys shall be exercised solely by the Lease Indenture Trustee and (iii) no power hereby given to, or exercisable as provided herein by, any such additional trustee or separate trustee shall be exercised hereunder by such additional trustee or separate trustee except jointly with, or with the consent of, the Lease Indenture Trustee.

SECTION 8. SUPPLEMENTS AND AMENDMENTS TO THIS INDENTURE AND OTHER DOCUMENTS

      Section 8.1. Supplemental Indenture and Other Amendment With Consent; Conditions and Limitations. At any time and from time to time, subject to
Section 8.3 hereof, but only upon the written direction of a Majority in Interest of Noteholders and the written consent of the Owner Lessor, (a) the Lease Indenture Trustee shall execute an amendment or supplement hereto for the purpose of adding provisions to, or changing or eliminating provisions of, this Indenture as specified in such request, and (b) the Lease Indenture Trustee, as the case may be, shall enter into or consent to such written amendment of or supplement to any Assigned Document as each other party thereto may agree to and as may be specified in such request, or execute and deliver such written waiver or modification of or consent to the terms of any such agreement or document as may be specified in such request; provided, however, that without the consent of the Noteholders representing one hundred percent (100%) of the outstanding principal amount of the

Notes, such percentage to be determined in the same manner as provided in the definition of the term "Majority in Interest of Noteholders," no such supplement to or amendment of this Indenture or any Assigned Document, or waiver or modification of or consent to the terms hereof or thereof, shall (i) modify the definition of the terms "Majority in Interest of Noteholders" or reduce the percentage of Noteholders required to take or approve any action hereunder, (ii) change the amount or the time of payment of any amount owing or payable under any Note or change the rate or manner of calculation of interest payable on any Note, (iii) alter or modify the provisions of Section 3 hereof with respect to the manner of payment or the order of priorities in which distributions thereunder shall be made as between the Noteholders and the Owner Lessor, (iv) reduce the amount (except to any amount as shall be sufficient to pay the aggregate principal of, and interest on all outstanding Notes) or extend the time of payment of Periodic Lease Rent or Termination Value except as expressly provided in Section 3.5 of the Facility Lease, or change any of the circumstances under which Periodic Lease Rent or Termination Value is payable, or (v) consent to any assignment of the Facility Lease if in connection therewith the Facility Lessee will be released from its obligation to pay Periodic Lease Rent and Termination Value, except as expressly provided in
Section 15.2 of the Participation Agreement, or release the Facility Lessee of its obligation to pay Periodic Lease Rent or Termination Value or change the absolute and unconditional character of such obligations as set forth in Section 9 of the Facility Lease.

      Section 8.2. Supplemental Indentures and Other Amendments Without Consent. Without the consent of any Noteholders but subject to the provisions of Section 8.3, and only after notice thereof shall have been sent to the Noteholders and with the consent of the Owner Lessor, the Lease Indenture Trustee shall enter into any indenture or indentures supplemental hereto or execute any amendment, modification, supplement, waiver or consent with respect to any other Operative Document (a) to evidence the succession of another Person as a Lessor Manager or the appointment of a co-manager in accordance with the terms of the LLC Agreement, or to evidence the succession of a successor as the Lease Indenture Trustee hereunder, the removal of the Lease Indenture Trustee or the appointment of any separate or additional trustee or trustees, in each case if done pursuant to the provisions of Section 7 hereof and to define the rights, powers, duties and obligations conferred upon any such separate trustee or trustees or co-trustee or co-trustees, (b) to correct, confirm or amplify the description of any property at any time subject to the Lien of this Indenture or to convey, transfer, assign, mortgage or pledge any property to or with the Lease Indenture Trustee, (c) to provide for any evidence of the creation and issuance of any Additional Notes pursuant to, and subject to the conditions of, Section 2.12 and to establish the form and the terms of such Additional Notes, (d) to cure any ambiguity in, to correct or supplement any defective or inconsistent provision of, or to add to or modify any other provisions and agreements in, this Indenture or any other Operative Document in any manner that will not in the judgment of the Lease Indenture Trustee materially adversely affect the interests of the Noteholders, (e) to grant or confer upon the Lease Indenture Trustee for the benefit of the Noteholders any additional rights, remedies, powers, authority or security which may be lawfully granted or conferred and which are not contrary or inconsistent with this Indenture, (f) to add to the covenants or agreements to be observed by the Facility Lessee or the Owner Lessor and which are not contrary to this Indenture, to add Indenture Events of Defaults for the benefit of Noteholders or surrender any right or power of the Owner Lessor, provided it has consented thereto, (g) to effect the assumption of all of the Lessor Notes by the Facility Lessee, provided that the supplemental indenture will contain all of the covenants applicable to the Facility Lessee contained in the Facility Lease and the Participation Agreement for the benefit of the Lease Indenture Trustees or the holders of such Lessor Notes, such that the Facility Lessee's obligations contained therein, if applicable in the event that the Facility Lease is terminated, will continue to be in full force and effect, (h) to comply with requirements of the SEC, any applicable law, rules or regulations of any exchange or quotation system on which the Certificates are listed, or any regulatory body, (i) to modify, eliminate or add to the provisions of any Operative Documents to such extent as shall be necessary to qualify or continue the qualification of this Lease Indenture or the Pass Through Trust Agreements (including any supplements thereto) under the Trust Indenture Act, or similar federal statute enacted after the Closing Date, and to add to this Indenture such other provisions as may be expressly required or permitted by the Trust Indenture Act of 1939, and (j) to effect any indenture or indentures supplemental hereto or any amendment, modification, supplement, waiver or consent with respect to any other Operative Document, provided such supplemental indenture, amendment, modification, supplement, waiver or consent shall not, in the judgment of the Lease Indenture Trustee, materially adversely affect the interest of the Noteholders; provided, however, that no such amendment, modification, supplement, waiver or consent contemplated by this Section 8.2 shall, without the consent of the holder of each then outstanding Note, cause any of the events specified in clauses (i) through (v) of the first sentence of Section 8.1 hereof to occur; and provided, further, that no such amendment, modification, supplement, waiver or consent contemplated by this Section 8.2 shall, without the consent of the holder of a Majority in Interest of Noteholders, modify the provisions of Sections 5.2. 6,
15.2 or 15.3 of the Participation Agreement (other than any amendment, modification, supplement, waiver or consent having no adverse affect on the interest of the Noteholders) without the consent of a Majority in Interest of Noteholders.

      Section 8.3. Conditions to Action by the Lease Indenture Trustee. If in the opinion of the Lease Indenture Trustee any document required to be executed pursuant to the terms of Section 8.1 or 8.2 or the election referred to in
Section 9.13 hereof adversely affects any immunity or indemnity in favor of the Lease Indenture Trustee under this Indenture or the Participation Agreement, or would materially increase its administrative duties or responsibilities hereunder or thereunder or may result in personal liability for it (unless it shall have been provided an indemnity satisfactory to the Lease Indenture Trustee), the Lease Indenture Trustee may in its discretion decline to execute such document or the election. With every such document and election, the Lease Indenture Trustee shall be furnished with evidence that all necessary consents have been obtained and with an opinion of counsel that such document complies with the provisions of this Indenture, does not deprive the Lease Indenture Trustee or the holders of the Notes of the benefits of the Lien hereby created on any property subject hereto or of the assignments contained herein (except as otherwise consented to in accordance with Section 8.1 hereof) and that all consents required by the terms hereof in connection with the execution of such document or the making of such election have been obtained. The Lease Indenture Trustee shall be fully authorized and protected in relying on such opinion.

SECTION 9. MISCELLANEOUS

      Section 9.1. Surrender, Defeasance and Release.

      (a) Surrender and Cancellation of Indenture. This Indenture shall be surrendered and cancelled and the trusts created hereby shall terminate and this Indenture shall be of no further force or effect upon satisfaction of the conditions set forth in the proviso to the Granting Clause hereof. Upon any such surrender, cancellation, and termination, the Lease Indenture Trustee shall pay all moneys or other properties or proceeds constituting part of the Indenture Estate (the distribution of which is not otherwise provided for herein) to the Owner Lessor, and the Lease Indenture Trustee shall, upon request and at the cost and expense of the Owner Lessor, execute and deliver proper instruments acknowledging such cancellation and termination and evidencing the release of the security, rights and interests created hereby If this Indenture is terminated pursuant to this Section 9.1(a), the Lease Indenture Trustee shall promptly notify the Facility Lessee and the Owner Participant of such termination.

      (b) Defeasance of Notes. Any Note shall, prior to the maturity or redemption date thereof, be deemed to have been paid within the meaning and with the effect expressed in this Section 9.1 if (i) there shall have been deposited with the Lease Indenture Trustee either moneys, in an amount which shall be sufficient, or U.S. Government Obligations, the principal of and the interest on which when due, and without any reinvestment thereof, will provide moneys in an amount which shall be sufficient, together with the moneys, if any, deposited with or held by the Lease Indenture Trustee at the same time (such sufficiency to be established by the delivery to the Lease Indenture Trustee or such other trustee of a certificate of an independent public accountant), to payment due the principal of and premium, if any, and interest due and to become due on said Note on and prior to the redemption date or maturity date thereof, as the case may be, and (ii) in the event said Note does not mature or is not to be redeemed within the next 45 days, the Lease Indenture Trustee shall have been given irrevocable instructions to give, as soon as practicable, a notice to the registered holder of such Note that the deposit required by subclause (i) above has been made with the Lease Indenture Trustee and that said Note is deemed to have been paid in accordance with this Section 9.1(b) and stating such maturity or redemption date upon which moneys are to be available for the payment of the principal of and premium, if any, and interest on said Note. Neither the U.S. Government Obligations nor moneys deposited with the Lease Indenture Trustee pursuant to this Section 9.1(b) or principal or interest payments on any such U.S. Government Obligations shall be withdrawn or used for any purpose other than, and shall be held in trust for, the payment of the principal of and premium, if any, and interest on said Note; provided, however, that any cash received from such principal or interest payments on such U.S. Government Obligations deposited with the Lease Indenture Trustee shall be reinvested in accordance with Section 3.4 hereof in U.S. Government Obligations. At such time as any Note shall be deemed paid as aforesaid, it shall no longer be secured by or entitled to the benefits of the Indenture Estate or this Indenture, except that (i) such Note shall be entitled to the benefits of the portions of the Indenture Estate described in Granting Clauses (4), (5) and (8), to the extent such portions relate to such moneys or U.S. Government Obligations deposited with the Lease Indenture Trustee, (ii) the provisions of Sections 2.8 and 2.9 shall continue to apply to such Note and (iii) the duties and immunities of the Lease Indenture Trustee hereunder shall continue with respect to such Note. Notwithstanding the foregoing, the Owner Lessor shall not make or cause to be made the deposit of moneys or property provided for by this Section 9.1(b) unless it shall have delivered to the Lease Indenture Trustee an opinion or opinions of counsel reasonably satisfactory to the Lease Indenture Trustee to the effect that the deposit of such moneys or U.S. Government Obligations by the Owner Lessor or other defeasance of the Lessor Notes will not cause a Tax Event and that all conditions to such defeasance hereunder have been complied with.

      (c) Release.

            (i) Whenever a Component is replaced pursuant to the Facility Lease, such component shall automatically and without further act of any Person be released from the Lien of this Lease Indenture and the Lease Indenture Trustee shall, upon the written request of the Owner Lessor or the Facility Lessee, execute and deliver to, and as directed in writing by, the Facility Lessee or the Owner Lessor an appropriate instrument (in due form for recording) releasing the replaced Component from the Lien of this Indenture.

            (ii) Whenever the Facility Lessee is entitled to acquire or have transferred to it the Undivided Interest pursuant to the express terms of the Facility Lease, the Lease Indenture Trustee shall release the Indenture Estate from the Lien of this Indenture and execute and deliver to, or as directed in writing by, the Facility Lessee or the Owner Lessor an appropriate instrument (in due form for recording) releasing the Indenture Estate from the Lien of this Indenture; provided that all sums secured by this Indenture have been paid to the Persons entitled to such sums.

      Section 9.2. Cenveyances Pursuant to Section 4.2 of Site Lease and Sublease. Sales, grants of leases or easements and conveyances of portions of the Colstrip Site, rights of way, easements or leasehold interest made by the Facility Lessee in accordance with Section 4.2 of the Site Lease and Sublease and any Released Property sold, leased or otherwise conveyed pursuant to the Ground Lessor's Release Rights shall automatically, without further act of any Person, be released from this Lease Indenture.

      Section 9.3. Appointment of the Lease Indenture Trustee as Attorney; Further Assurances. The Owner Lessor hereby constitutes the Lease Indenture Trustee the true and lawful attorney of the Owner Lessor irrevocably with full power as long as the Lease Indenture is in effect (in the name of the Owner Lessor or otherwise) to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of the Assigned Documents (except to the extent that such moneys and claims constitute Excepted Payments), to endorse any checks or other instruments or orders in connection therewith, to make all such demands and to give all such notices as are permitted by the terms of the Facility Lease to be made or given by the Owner Lessor upon the occurrence and continuance of a Lease Event of Default, to enforce compliance by the Facility Lessee with all terms and provisions of the Facility Lease (except as otherwise provided in Sections
4.3 and 5.6 hereof), and to file any claims or take any action or institute any proceedings which the Lease Indenture Trustee may request in the premises.

      Section 9.4. Indenture for Benefit of Certain Persons Only. Nothing in this Indenture, whether express or implied, shall be construed to give to any Person other than the parties hereto, the Owner Participant, the Facility Lessee (with respect to Sections 4.12 and 8.1 hereof) and the

Noteholders (and any successor or assign of any thereof) any legal or equitable right, remedy or claim under or in respect of this Indenture, and this Indenture shall be for the sole and exclusive benefit of the parties hereto, the Owner Participant, the Facility Lessee (as provided in Sections 4.12 and 8.1 hereof) and the Noteholders.

      Section 9.5. Notices: Furnishing Documents, etc. Unless otherwise expressly specified or permitted by the terms hereof, all communications and notices provided for herein to a party hereto shall be in writing or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including by overnight mail or courier service, (b) in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, upon receipt thereof, or (c) in the case of notice by such a telecommunications device, upon transmission thereof, provided such transmission is promptly confirmed by either of the methods set forth in clauses (a) and (b) above, in each case addressed to such party and copy party at its address set forth below or at such other address as such party or copy party may from time to time designate by written notice to the other party:

      If to the Owner Lessor:

            Montana OL[l/3/4] LLC
            c/o Wilmington Trust Company
            Rodney Square North
            1100 North Market Street
            Wilmington, Delaware 19890-0001
            Telephone No.: (302) 651-1000
            Facsimile No.: (302) 651-8882
            Attention: Corporate Trust Administration

      with a copy to the Owner Participant:

            Montana 0P3] LLC
            c/o Bell Atlantic Credit Corporation
            245 Park Avenue, 40th Floor
            New York, New York 10167
            Telephone No.: 212-557-4799
            Facsimile No.: 212-557-4569
            Attention:  Asset Administrator

      If to the Lease Indenture Trustee:

            The Chase Manhattan Bank
            Capital Markets Fiduciary Services
            450 West 33rd Street, 15th Floor
            New York, New York 10001-2697
            Telephone No.:(212) 946-7557
            Facsimile No.:(212) 946-8177/8
            Attention: Annette M. Marsula

      If to the Facility Lessee:

            PPL Montana. LLC
            330 North Broadway, Suite 400
            Billings, MT 59101
            Telephone No.:(406) 869-5100
            Facsimile No.:(406) 869-5149
            Attention: Vice President and General Counsel

      Section 9.6. Severability. Any provision of this Indenture which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      Section 9.7. Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Indenture is executed and delivered by Wilmington Trust Company ("Wilmington"), not individually or personally but solely as trustee of the Owner Lessor under the LLC Agreement, in the exercise of the powers and authority conferred and vested in it pursuant thereto, (b) each of the representations, undertakings and agreements herein made on the part of the Owner Lessor is made and intended not as personal representations, undertakings and agreements by Wilmington, but is made and intended for the purpose for binding only the Owner Lessor, (c) nothing herein contained shall be construed as creating any liability on Wilmington, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto or by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington, be personally liable for the payment of any indebtedness or expenses of the Owner Lessor or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Owner Lessor under this Indenture.

      Section 9.8. Written Changes Only. Subject to Sections 8.1 and 8.2 hereof, no term or provision of this Indenture or any Note may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the parties hereto; and any waiver of the terms hereof or of any Note shall be effective only in the specific instance and for the specific purpose given.

      Section 9.9. Counterparts. This Indenture may be executed in separate counterparts, each of which, when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

      Section 9.10. Successors and Permitted Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns and each Noteholder. Any request, notice, direction, consent, waiver or other instrument or action by any Noteholder shall bind the successor and assigns thereof.

      Section 9.11. Headings and Table of Contents. The headings of the sections of this Indenture and the Table of Contents are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

      Section 9.12. Governing Law. This Indenture and the Notes shall be in all respects governed by and construed in accordance with the laws of the State of New York, including all matters of construction, validity and performance (without giving effect to the conflicts of laws provisions thereof, other than New York General Obligation Law Section 5-1401), except to the extent the laws of the State of Montana are mandatorily applicable under the laws of the State of Montana.

      Section 9.13. Reorganization Proceedings with Respect to the Lessor Estate. If (a) the Lessor Estate becomes a debtor subject to the reorganization provisions of Title 11 of the United States Code, or any successor provisions,
(b) pursuant to such reorganization provisions the Owner Participant is required by reason of the Owner Participant's being held to have recourse liability that it would not otherwise have had under Section 2.5 hereof to the debtor or the trustee of the debtor, directly or indirectly, to make payment on account of any amount payable as principal or interest on the Notes and (c) any Noteholder or the Lease Indenture Trustee actually receives any Excess Amount (as hereinafter defined) which reflects any payment by the Owner Participant on account of clause (b) above, then such Noteholder or the Lease Indenture Trustee, as the case may be, shall promptly refund such Excess Amount, without interest, to the Owner Participant after receipt by such Noteholder or the Lease Indenture Trustee, as the case may be, of a written request for such refund by the Owner Participant (which request shall specify the amount of such Excess Amount and shall set forth in detail the calculation thereof). For purposes of this Section 9.13, "Excess Amount" means the amount by which such payment exceeds the amount which would have been received by such holder and the Lease Indenture Trustee in respect of such principal or interest if the Owner Participant had not become subject to the recourse liability referred to in clause (b) above. Nothing contained in this Section 9.13 shall prevent the Lease Indenture Trustee or any Noteholder from enforcing any personal recourse obligations (and retaining the proceeds thereof) of the Owner Participant under the Participation Agreement.

      The Noteholders and the Lease Indenture Trustee agree that should the Lessor Estate become a debtor subject to the reorganization provisions of the Bankruptcy Code, they shall upon the request of the Owner Participant, and provided that the making of the election hereinafter referred to is permitted to be made by them under Applicable Law and will not have any adverse impact on any Noteholder, the Lease Indenture Trustee or the Indenture Estate other than as contemplated by the preceding paragraph, make the election referred to in Section 1111 (b)( 1 )(A)(i) of Title II of the Bankruptcy Code or any successor provision if, in the absence of such election, the Noteholders would have recourse against the Owner Participant for the payment of the indebtedness represented by the Notes in circumstance in which such Noteholders would not have recourse under this Indenture if the Lessor Estate had not become a debtor under the Bankruptcy Code.

      Section 9.14. Withholding Taxes: Information Reporting. The Lease Indenture Trustee shall exclude and withhold from each distribution of principal, premium, if any, and interest and other amounts due hereunder or under the Lessor Notes any and all withholding taxes applicable thereto as required by law. The Lease Indenture Trustee agrees (i) to act as such withholding agent and, in connection therewith, whenever any present or future taxes or similar charges are required to be withheld with respect to any amounts payable in respect of the Lessor Notes, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the Noteholders, (ii) that it will file any necessary withholding tax returns or statements when due, and (iii) that, as promptly as possible after the payment thereof it will deliver to each Noteholder appropriate documentation showing the payment thereof, together with such additional documentary evidence as such Noteholders may reasonably request from time to time. The Lease Indenture Trustee agrees to file any other information as it may be required to file under United States law.

      Section 9.15. Fixture Financing Statement. This Indenture also is intended to serve as a fixture financing statement under the Montana Uniform Commercial Code. In connection therewith, the following information is provided:

      (a) Name and address of Debtor:

            Montana 0L3 LLC
            c/o Wilmington Trust Company
            Rodney Square North
            1100 North Market Street
            Wilmington, Delaware 19890-0001
            Attention: Corporate Trust Administration

      (b) Tax ID Number of Debtor: 13-41-000-16

      (c) Name and Address of Secured Party (from which information concerning the security interest may be obtained):

            The Chase Manhattan Bank, as Lease Indenture Trustee
            Capital Markets Fiduciary Services
            450 West 33rd Street, 15th Floor
            New York, New York 10001-2697

      (d) The personal property covered by the security interest granted hereunder includes goods which are or are to become fixtures upon the real property described in Exhibit A hereto.

      (e) Recording: This Indenture is to be recorded in the real estate records of Rosebud County, Montana.

      (f) Type of Filing: This is a commercial filing under Section 30-9-401(1)(c).

                  (Remainder of Page Intentionally Left Blank)

STATE OF NEW YORK )
                  )      SS.:
COUNTY OF NEW YORK)

      The foregoing instrument was acknowledged before me this 19th day of July 2000, by James P. Lawler, Vice President of WILMINGTON TRUST COMPANY, a Delaware banking corporation, to be the free act and deed on behalf of the banking corporation as the Lessor Manager under the LLC AGREEMENT dated as of July 13, 2000.


                                        /s/ Jose L. DeJesus
                                        ----------------------------------------
                                        Notary Public

My Commission Expires                               JOSE L. DeJESUS
                                             Notary Public, State of New York
___________________________________                 No. 01DE5078255
                                                Qualified in Queens County
                                            Certificate Filed in New York County
                                              Commission Expires May 19, 2001
STATE OF NEW YORK )
                  )      SS.:
COUNTY OF NEW YORK)

      The foregoing instrument was acknowledged before me this the 20th day of July 2000, by Annette M. Marsula, Vice President of THE CHASE MANHATTAN BANK, a New York banking corporation, to be the free act and deed on behalf of the corporation.



                                        /s/ Jose L. DeJesus
                                        ----------------------------------------
                                        Notary Public

My Commission Expires                               JOSE L. DeJESUS
                                             Notary Public, State of New York
___________________________________                 No. 01DE5078255
                                                Qualified in Queens County
                                            Certificate Filed in New York County
                                              Commission Expires May 19, 2001

                    Indenture of Trust, Mortgage and Security Agreement (BA 1/2)

      IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed on the day and year first above written.

                                        MONTANA OL3 LLC,

                                        By: Wilmington Trust Company,
                                            not in its individual capacity, but
                                            solely as the Lessor Manager

                                        By: /s/ James P. Lawler
                                           -------------------------------------
                                           Name:  James P. Lawler
                                           Title: Vice President


                                        THE CHASE MANHATTAN BANK,
                                        as Lease Indenture Trustee,

                                        By: /s/ Annette M. Marsula
                                           -------------------------------------
                                           Name: Annette M. Marsula
                                           Title: Vice President

                    Indenture of Trust, Mortgage and Security Agreement (BA 1/2)

                                   APPENDIX A

================================================================================

                                   DEFINITIONS
                                     (BA1/2)

                      ------------------------------------

                        COLSTRIP GENERATING UNITS 1 AND 2
                          AND RELATED COMMON FACILITIES

================================================================================

                            APPENDIX A - DEFINITIONS
                                     (BA1/2)

GENERAL PROVISIONS

      In this Appendix A and each Operative Document (as hereinafter defined), unless otherwise provided herein or therein:

            (a) the terms set forth in this Appendix A or in any such Operative Document shall have the meanings herein provided for and any term used in an Operative Document and not defined therein or in this Appendix A but in another Operative Document shall have the meaning herein or therein provided for in such other Operative Document;

            (b) any term defined in this Appendix A by reference to another document, instrument or agreement shall continue to have the meaning ascribed thereto whether or not such other document, instrument or agreement remains in effect:

            (c) words importing the singular include the plural and vice versa;

            (d) words importing a gender include any gender;

            (e) a reference to a part, clause, section, paragraph, article, party, annex, appendix, exhibit, schedule or other attachment to or in respect of an Operative Document is a reference to a part, clause, section, paragraph, or article of, or a party, annex, appendix, exhibit, schedule or other attachment to, such Operative Document unless, in any such case, otherwise expressly provided in any such Operative Document;

            (f) a reference to any statute, regulation, proclamation, ordinance or law includes all statutes, regulations, proclamations, ordinances or laws varying, consolidating or replacing the same from time to time, and a reference to a statute includes all regulations, policies, protocols, codes, proclamations and ordinances issued or otherwise applicable under that statute unless, in any such case, otherwise expressly provided in any such statute or in such Operative Document;

            (g) a definition of or reference to any document, instrument or agreement includes an amendment or supplement to, or restatement, replacement, modification or renovation of, any such document, instrument or agreement unless otherwise specified in such definition or in the context in which such reference is used;

            (h) a reference to a particular section, paragraph or other part of a particular statute shall be deemed to be a reference to any other section, paragraph or other part substituted therefor from time to time;

            (i) if a capitalized term describes, or shall be defined by reference to, a document, instrument or agreement that has not as of any particular date been executed and delivered and such document, instrument or agreement is attached as an exhibit to the

Participation Agreement (as hereinafter defined), such reference shall be deemed to be to such form and, following such execution and delivery and subject to paragraph (h) above. to the document, instrument or agreement as so executed and delivered;

            (j) a reference to any Person (as hereinafter defined) includes such Person's successors and permitted assigns;

            (k) any reference to "days" shall mean calendar days unless "Business Days" (as hereinafter defined) are expressly specified:

            (l) if the date as of which any right, option or election is exercisable, or the date upon which any amount is due and payable, is stated to be on a date or day that is not a Business Day, such right, option or election may be exercised, and such amount shall be deemed due and payable, on the next succeeding Business Day with the same effect as if the same was exercised or made on such date or day (without, in the case of any such payment, the payment or accrual of any interest or other late payment or charge, provided such payment is made on such next succeeding Business Day);

            (m) words such as "hereunder", "hereto", "hereof" and "herein" and other words of similar import shall, unless the context requires otherwise, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof,

            (n) a reference to "including" shall mean including without limiting the generality of any description preceding such term, and for purposes hereof and of each Operative Document the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned;

            (o) all accounting terms not specifically defined herein or in any Operative Document shall be construed in accordance with GAAP;

            (p) unless the context or the specific provision otherwise requires, whenever in the Operative Documents a provision requires that a Person have a particular rating, such provision shall be deemed to mean that the senior long term unsecured debt of such Person (or, in the case of PPL Montana, the senior long term unsecured debt of PPL Montana or if no such debt is rated and the Certificates are outstanding, the Certificates) shall have been rated the specified rating by both Rating Agencies if such debt is then rated by both Rating Agencies, or by one such Rating Agency if only rated by one of them; and

            (q) unless the context or the specific provision otherwise requires, whenever in the Operative Documents a provision requires that the rating of a Person or the Lease Debt be confirmed, such provisions shall be deemed to mean that both Rating Agencies shall have confirmed the rating of the senior long term unsecured debt of such Person or the Lease Debt, if then rated by both Rating Agencies, or by one such Rating Agency if only rated by one of them, a copy of which confirmation shall be delivered by PPL Montana to the Owner Participant, the Owner Lessor and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, to the Lease Indenture Trustee and shall be without indication that such Person or the Lease Debt, as the case may be, has been placed on credit watch, credit review, or any similar status with negative implications or which does not indicate the direction of the potential ratings change.

DEFINED TERMS

"Abstract of Lease" shall mean the Abstract of Facility Lease (BA1/2), dated as of the Closing Date, between the Owner Lessor and PPL Montana, substantially in the form of Exhibit B-2 to the Participation Agreement duly completed, executed and delivered on the Closing Date.

"Acquired Indebtedness" shall mean, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

"Actual Knowledge" shall mean, with respect to any Transaction Party, actual knowledge of, or receipt of written notice by, an officer (or other employee whose responsibilities include the administration of the Overall Transaction) of such Transaction Party; provided, that neither the Lessor Manager nor the Trust Company shall be deemed to have Actual Knowledge of any fact solely by virtue of an officer of the Trust Company having actual knowledge of such fact unless such officer is an officer in the Corporate Trust Administration Department of the Trust Company.

"Additional Certificates" shall mean any additional certificates issued by the Pass Through Trust in connection with the issuance of Additional Lessor Notes relating thereto.

"Additional Equity Investment" shall mean the amount, if any, the Owner Participant shall provide (in its sole and absolute discretion) to finance all or a portion of the Owner Lessor's Percentage of the cost of any Modification financed pursuant to Section 13.1 of the Participation Agreement.

"Additional Lessor Notes" shall have the meaning specified in Section 2.12 of the Lease Indenture.

"Additional Subsidiary" shall mean a Subsidiary of PPL Montana designated as an "Additional Subsidiary" in accordance with Section 6.8 of the Participation Agreement.

"Advisors to the Facility Lessee" shall mean Babcock & Brown LP and Group Robinson.

"Affiliate" of a particular Person shall mean any Person directly or indirectly controlling, controlled by or under common control with such particular Person. For purposes of this definition, "control" when used with respect to any particular Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing; provided, however, that under no circumstances shall the Trust Company be considered to be an Affiliate of any of the Owner

Lessor, the Lessor Manager, or the Owner Participant, nor shall any of the Owner Lessor, the Lessor Manager, or the Owner Participant be considered to be an Affiliate of the Trust Company.

"After-Tax Basis" shall mean, with respect to any payment to be received by any Person, the amount of such payment (the base payment) supplemented by a further payment (the additional payment) to that Person so that the sum of the base payment plus the additional payment shall, after deduction of the amount of all Federal) State and local income Taxes required to be paid by such Person in respect of the receipt or accrual of the base payment and the additional payment (taking into account any reduction in such income Taxes resulting from Tax benefits realized or to be realized by the recipient as a result of the payment or the event giving rise to the payment), be equal to the amount required to be received. Such calculations shall be made on the basis of the highest applicable Federal income tax statutory rate applicable to corporations for all relevant periods and the highest applicable statutory income tax rates applicable to corporations in the state and local taxing jurisdiction of the Facility for all relevant periods and shall take into account the deductibility of State and local income taxes for Federal income tax purposes.

"Allocated Rent" shall have the meaning specified in Section 3.3(c) of the Facility Lease.

"Applicable Law" shall mean, without limitation, all applicable laws, including all Environmental Laws, and treaties, judgments, decrees, injunctions, writs and orders of any court, arbitration board or Governmental Entity and rules, regulations, orders, ordinances, licenses and permits of any Governmental Entity.

"Applicable Rate" shall mean the Prime Rate (as published in the Wall Street Journal from time to time) plus 1 % per annum.

"Appraisal Procedure" shall mean (except with respect to the Closing Appraisal and any appraisal to determine Fair Market Sales Value after a Lease Event of Default shall have occurred and be continuing), an appraisal conducted by an appraiser or appraisers in accordance with the procedures set forth in this definition of "Appraisal Procedures." The Owner Participant and PPL Montana will consult with the intent of selecting a mutually acceptable Independent Appraiser. If a mutually acceptable Independent Appraiser is selected, the Fair Market Rental Value or Fair Market Sales Value shall be determined by such Independent Appraiser. If the Owner Participant and PPL Montana are unable to agree upon a single Independent Appraiser within a 15-day period, one shall be appointed by the Owner Participant, and one shall be appointed by PPL Montana (or its designee), which Independent Appraisers shall attempt to agree upon the value, period, amount or other determination that is the subject of the appraisal. If either the Owner Participant or PPL Montana does not appoint its appraiser, the determination of the other appraiser shall be conclusive and binding on the Owner Participant and PPL Montana. If the appraisers appointed by the Owner Participant and PPL Montana are unable to agree upon the value, period, amount or other determination in question, such appraisers shall jointly appoint a third Independent Appraiser or, if such appraisers do not appoint a third Independent Appraiser, the Owner Participant and PPL Montana shall jointly appoint the third Independent Appraiser. In such case, the average of the determinations of the three appraisers shall be conclusive and binding on the Owner Participant and PPL Montana, unless the determination of one appraiser is disparate from the middle determination by more than twice the amount by which the third determination is disparate from the middle determination, in which case the determination of the most disparate appraiser shall be excluded, and the average of the remaining two determinations shall be conclusive and binding on the Owner Participant and PPL Montana.

"Appraiser" shall mean Deloitte & Touche LLP Valuation Group.

"Asset Purchase Agreement" shall mean that certain asset purchase agreement dated as of October 31, 1998, by and between PPL Global, Inc. and MPC.

"Asset Sale" shall mean the sale, lease, transfer, conveyance or other disposition of any assets, including by way of the issue or sale by PPL Montana or any of its Core Subsidiaries of equity interests in such Core Subsidiaries or the designation of any Core Subsidiary as an Additional Subsidiary. Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales: (a) transfers of assets among PPL Montana and any of its wholly-owned Core Subsidiaries, (b) sales of inventory (including fuel and coal), products or obsolete items and other similar dispositions and sales of power in the ordinary course of business, (c) a transfer of ownership of the Kerr hydroelectric generating facility by PPL Montana or any Core Subsidiary to the Confederated Salish and Kootenai Tribes or any successor in interest, (d) sales of assets required to be made pursuant to any change in law, regulation or any imposition of any conditions or requirements by the FERC or any other Governmental Entity having or claiming jurisdiction over PPL Montana, its Subsidiaries, or the Montana Assets, (e) an issuance of equity interests by a wholly-owned Core Subsidiary to PPL Montana or to another wholly-owned Core Subsidiary, (f) sale or liquidation of cash equivalents in the ordinary course of business, (g) a Restricted Payment that is made in cash or cash equivalents permitted by Section 6.2 of the Participation Agreement, and (h) Permitted Investments other than those made in Additional Subsidiaries (unless made with proceeds described in clause (7) of the definition of such term).

"Assigned Documents" shall have the meaning specified in clause (2) of the Granting Clause of the Lease Indenture.

"Assignment and Assumption Agreement" shall mean an assignment and assumption agreement in form and substance substantially in the form of Exhibit F to the Participation Agreement.

"Assignment and Reassignment of Project Agreements" shall mean the Assignment and Reassignment of Project Agreements (BA1/2), dated as of the Closing Date, between PPL Montana and the Owner Lessor, substantially in the form of Exhibit D to the Participation Agreement duly completed, executed and delivered pursuant to which PPL Montana will assign to the Owner Lessor and the Owner Lessor will reassign to PPL Montana, certain rights under the Ownership and Operating Agreements 1-2 and the Common Facilities Agreement relating to the Undivided Interest.

"Assumed Deductions" shall have the meaning specified in Section 1.1 of the Tax Indemnity Agreement.

"Assumed Tax Rate" shall have the meaning specified in Section 1(a) of the Tax Indemnity Agreement.

"Authorized Agent" shall have the meaning specified in the Pass Through Trust Agreement.

"Balance Sheet" shall mean the audited consolidated balance sheet of PPL Montana and its Consolidated Subsidiaries as of December 31, 1999, which Balance Sheet shall have been prepared in accordance with GAAP and utilizing assumptions made in good faith and reasonable, as of the date of such Balance Sheet, and all material assumptions with respect to such Balance Sheet are set forth therein.

"Bankruptcy Code" shall mean the United States Bankruptcy Code of 1978, as amended from time to time, 11 U.S.C.ss.101 et seq.

"Basic Lease Rent" shall have the meaning specified in Section 3.3(a) of the Facility Lease.

"Basic Lease Term" shall have the meaning specified in Section 3.2 of the Facility Lease.

"Basic Site Lease Term" shall have the meaning specified in Section 2.2 of the Site Lease and Sublease.

"Basic Site Sublease Term" shall have the meaning specified in Section 4.2 of the Site Lease and Sublease.

"Bill of Sale" shall mean the Bill of Sale (BA1/2), dated as of the Closing Date, between PPL Montana and the Owner Lessor, substantially in the form of Exhibit A to the Participation Agreement duly completed, executed and delivered on the Closing Date pursuant to which the Owner Lessor will acquire the Undivided Interest from PPL Montana.

"Burdensome Termination Event" shall mean the occurrence of any event which gives a Facility Lessee the right to terminate a Facility Lease pursuant to
Section 13.1 thereof

"Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which commercial banking institutions are authorized or required by law, regulation or executive order to be closed in New York, New York, the city and the state in which the Corporate Trust Office of any applicable Lease Indenture Trustee or Lessor Manager is located or the city and state in which the Corporate Trust Office of the Pass Through Trustee is located.

"Capital Expenditures" shall mean expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto that have a useful life of more than one year.

"Cash Flow Available for Fixed Charges" for any period shall mean, without duplication, (i) consolidated EBITDA of PPL Montana and its Core Subsidiaries for such period, minus (ii) the portion of such consolidated EBITDA described in the foregoing clause (i) that is attributable to extraordinary gains or other nonrecurring items included in EBITDA (other than to the extent such extraordinary gains or nonrecurring items are offset by extraordinary losses), minus (iii) for each Core Subsidiary having an interest holder other than PPL Montana or its Core Subsidiaries, the amount described in the foregoing clause
(i) attributable to such interests, plus (iv) EBITDA of any Additional Subsidiary and the proceeds from any asset sales received by any Additional Subsidiaries, in each case, to the extent such amount is distributed to PPL

Montana or its Core Subsidiaries from such Additional Subsidiary during such period (provided, however, that the amount described in this clause (iv) shall not be included in the calculation of the Cash Flow Available for Fixed Charges for any projected period), minus (v) Capital Expenditures made by PPL Montana and its Core Subsidiaries during such period other than capital expenditures financed with Indebtedness permitted under Sections 6.1(b)(i) or 7.1(b)(i) of the Participation Agreement.

"Cash Flow to Fixed Charges Ratio" shall mean with respect to any Person for any period, the ratio of (i) Cash Flow Available for Fixed Charges for such period to (ii) Fixed Charges for such period.

"Certificate Purchase Agreement" shall mean the Certificate Purchase Agreement, dated the Effective Date, between PPL Montana and the Initial Purchasers.

"Certificateholders" shall mean each of the holders of Certificates, and each of such holder's successors and permitted assigns.

"Certificates" shall mean the 8.903% Pass Through Certificates issued on the Closing Date and any certificates issued in replacement therefor pursuant to
Section 3.3, 3.4 or 3.5 of the Pass Through Trust Agreement.

"Certificates Register" shall mean the "Register" specified in Section 3.4 of the Pass Through Trust Agreement.

"Change of Control" shall mean the consummation of any transaction or series of related transactions (including any merger or consolidation) the result of which is that any person (as such term is defined in Rule 13(d)(3) under the Exchange
Act), other than (a) PPL Corporation or any of its successors into which PPL Corporation has consolidated or merged, (b) any person who comes to be a beneficial owner (as defined below) directly or indirectly, of more than 50% of the voting power of or economic interest in PPL Corporation, or (c) any of PPL Corporation's direct or indirect wholly-owned subsidiaries, becomes the "beneficial owner" (as such term is defined in Rule 13(d)(3) under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the voting power of or economic interests in PPL Montana; provided that a Change of Control shall be deemed not to have occurred if Moody's and S&P confirm that the then existing ratings of the Certificates will not be lowered as a result of any of the foregoing events.

"Change of Control Premium" shall mean 1%.

"Claim" shall mean any liability (including in respect of negligence (whether passive or active or other torts), strict or absolute liability in tort or otherwise, warranty, latent or other defects (regardless of whether or not discoverable), statutory liability, property damage, bodily injury or death), obligation, loss, settlement, damage, penalty, claim, action, suit, proceeding (whether civil or criminal), judgment, penalty, fine and other legal or administrative sanction, judicial or administrative proceeding, cost, expense or disbursement, including reasonable legal, investigation and expert fees, expenses and reasonable related charges, of whatsoever kind and nature.

"Closing" shall have the meaning specified in Section 2.2(a) of the Participation Agreement.

"Closing Appraisal" shall mean the appraisal, dated the Closing Date, prepared by the Appraiser with respect to the Owner Lessor's Interest, which Closing Appraisal shall:

            (a) Determine the Purchase Price, which shall be the fair market value of the Undivided Interest on the Closing Date;

            (b) Determine the economic useful life of Unit 1, Unit 2, Unit 3, and the Facility, and confirm that (i) Unit 1, Unit 2, Unit 3, and the Facility each are reasonably estimated on the Closing Date to have a remaining economic useful life equal to 133.33% of the Fixed Lease Term, and (ii) each of the Units 1 and 2 Interest and the Unit 3 Interest shall have a fair market value at the end of the Basic Lease Term equal to at least 20% of its Purchase Price, without regard to inflation or deflation during the Basic Lease Term;

            (c) Confirm that it is reasonable to expect that upon expiration or termination of the Facility Lease, it will be commercially feasible for a party other than the Facility Lessee to operate the Facility;

            (d) Allocate the percentage of the Purchase Price eligible for each category of Depreciation Deduction;

            (e) Confirm that each Unit and the Facility is an integrated facility;

            (f) Determine that none of the Renewal Lease Terms is likely to be exercised; and

            (g) Address any other matters that the Owner Participant shall reasonably request.

"Closing Date" shall have the meaning specified in Section 2.2(a) of the Participation Agreement.

"Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

"Colstrip Facility Leases" "shall mean the Facility Lease and the Other Facility Leases.

"Colstrip Project" shall mean the four unit coal-fired steam electric generating project located in Rosebud County, Montana, consisting of Units 1 and 2 and Units 3 and 4, the Common Facilities, and all other equipment or facilities required for the generation of electricity at such units and the Colstrip Site.

"Colstrip Site" shall mean the Unit Sites and the Common Facilities Site.

"Colstrip Unit 1" shall mean Unit 1 and the Related Common Facilities.

"Colstrip Unit 2" shall mean Unit 2 and the Related Common Facilities.

"Colstrip Unit 3" shall mean Unit 3 and the Related Common Facilities.

"Colstrip Unit 4" shall mean Unit 4 and the Related Common Facilities.

"Colstrip Units 1 and 2" shall mean, collectively. Colstrip Unit 1 and Colstrip Unit 2.

"Colstrip Units 3 and 4" shall mean. collectively, Colstrip Unit 3 and Colstrip Unit 4.

"Common Facilities" shall mean the Common Facilities 1-2 and the Common Facilities 1-2-3-4.

"Common Facilities 1-2" shall mean all facilities, improvements, fixtures and equipment, constructed or installed for use by Units 1 and 2 in common and described as such on Exhibit C to the Bill of Sale but excluding therefrom the Transmission Facilities.

"Common Facilities 1-2 Site" shall mean the land described as such on Exhibit A to the Bill of Sale, and all rights of way, easements, permits and other appurtenances to such land (including the Water Rights) described on such Exhibit or otherwise, and specifically excluding the Transmission Facilities.

"Common Facilities 1-2-3-4" shall mean all facilities, improvements, fixtures and equipment constructed or installed for use by Units I and 2 and Units 3 and 4 in common on the Colstrip Site and described as such on Exhibit C to the Bill of Sale but excluding therefrom the Transmission Facilities.

"Common Facilities 1-2-3-4 Site" shall mean the land described as such on Exhibit A to the Bill of Sale, and all rights of way, easements, permits and other appurtenances to such land (including the Water Rights) described on such Exhibit or otherwise, and specifically excluding the Transmission Facilities.

"Common Facilities Agreement" shall mean the Common Facilities Agreement, dated as of May 6, 1981 among MPC, Puget, Puget Colstrip Construction Company, Avista Corporation (successor to The Washington Water Power Company), Portland and Pacific Power & Light Company, relating to the ownership and operation of the Common Facilities 1-2-3-4, as the same has been or may be amended, modified or supplemented from time to time.

"Common Facilities Percentage" shall mean, with respect to the Related Common Facilities for any Unit, the undivided interest in such Related Common Facilities related to such Unit conveyed to the Owner Lessor pursuant to the Bill of Sale.

"Common Facilities Site" shall mean a collective reference to the Common Facilities 1-2 Site and the Common Facilities 1-2-3-4 Site.

"Competitor" shall have the meaning specified in Section 9.1(b) of the Participation Agreement.

"Component" shall mean any appliance, part, instrument, appurtenance. accessory, furnishing, equipment or other property of whatever nature that may from time to time be incorporated in the Facility, except to the extent constituting Modifications.

"Consolidated Subsidiary" shall mean with respect to any Person at any date any Subsidiary or other entity the accounts of which would be consolidated in accordance with GAAP with those of such Person in its consolidated financial statements as of such date.

"Consolidated Tangible Net Assets" shall mean (at any date of determination) (i) the total net assets of PPL Montana and its Core Subsidiaries determined in accordance with GAAP, excluding, however, from the determination of total net assets (a) goodwill, organizational expenses, research and product development expenses, trademarks, tradenames, copyrights, patents, patent applications, licenses and rights in any thereof and other similar intangibles, (b) all deferred, charges or unamortized debt discount and expenses, (c) all reserves carried and not deducted from assets, (d) securities which are not readily marketable, (e) cash held in sinking or other analogous funds established for the purpose of redemption, retirement or prepayment of capital stock or other equity interests or Indebtedness, (f) any write-up in the book value of any assets resulting from a revaluation thereof subsequent to the Closing Date, and
(g) any items not included in clauses (a) through (f) above which are treated as intangibles in conformity with GAAP, plus (ii) the aggregate purchase price paid by the Owner Lessor and the Other Owner Lessors pursuant to the Bill of Sale and the Other Bills of Sale respectively, plus (iii) the aggregate net book value of all asset sales or dispositions made by PPL Montana or any of its Core Subsidiaries since the Closing Date to the extent that the proceeds thereof or other consideration received therefor are not invested in any Permitted Business of PPL Montana or any of its Core Subsidiaries and are not retained by PPL Montana or any of its Core Subsidiaries, minus (iv) for each Core Subsidiary having an interest holder other than PPL Montana or its Core Subsidiaries, the amount described in the foregoing clauses (i) and (iii) attributable to such interest.

"Core Subsidiary" shall mean each Subsidiary of PPL Montana other than Additional Subsidiaries thereof.

"Corporate Trust Office" shall have the meaning specified in the Pass Through Trust Agreement.

"Credit Agreement" shall mean that certain Credit Agreement, dated as of November 16, 1999, among PPL Montana. The Chase Manhattan Bank, as Administrative Agent, Chase Securities, Credit Suisse First Boston, UBS Warburg LLC (successor to Warburg Dillon, Read LLC), and the other lenders a party thereto, as the same may be amended from time to time.

"Debt Covenant Termination Date" shall have the meaning specified in Section 6 of the Participation Agreement.

"Debt Portion of Rent" shall mean for any period, the portion of Periodic Lease Rent payable under the Facility Lease equal to the scheduled principal and interest due and payable on the Lessor Note during such period.

"Debt Portion of Termination Value" in respect of any determination of Termination Value or amount determined by reference to Termination Value payable pursuant to the Operative Documents shall mean an amount equal to the balance, including scheduled (in accordance with the payment terms of the Lessor Note) accrued interest, on the Lessor Note scheduled (in accordance with the payment terms of the Lessor Note) to be outstanding on such date of determination.

"Debt to Capital Ratio" shall mean, with respect to PPL Montana and its Core Subsidiaries, the ratio as of the end of the last fiscal quarter for which internal financial statements are available of (i) the aggregate principal amount of Indebtedness of such Persons then outstanding to (ii) Total Capitalization.

"Deduction Loss" shall have the meaning specified in Section 5(a) of the Tax Indemnity Agreement.

"Depreciation Deductions" shall have the meaning specified in Section 1(a) of the Tax Indemnity Agreement.

"Discount Rate" shall mean PPL Montana's incremental borrowing rate as determined by PPL Montana in accordance with SFAS 13.

"Distribution" shall mean, in respect of any Person, any dividend, distribution or payment (including by way of redemption, repurchase, retirement, return or repayment) in respect of shares of capital stock of such Person.

"Dollars" or the sign "$" shall mean United States dollars or other lawful currency of the United States.

"DTC" shall mean The Depository Trust Company, a New York corporation.

"EBITDA" shall mean, with respect to any Person for any period, the income (or loss) before interest and taxes of such Person, and, to the extent the following items were included in determining such income (or loss), (i) plus depreciation, amortization and other similar non-cash charges and reserves, (ii) minus non-cash non-recurring income items, including extraordinary non-cash gains (or losses), (iii) plus non-cash restructuring charges or other non-cash non-recurring expense items and non-cash charges representing allocations from Affiliates and (iv) plus GAAP lease rent expense.

"Effective Date" shall mean July 13, 2000, the date the Participation Agreement shall have been executed and delivered by the parties thereto.

"Effective Rate" shall have the meaning specified in Section 5(a) of the Tax Indemnity Agreement.

"Enforcement Notice" shall have the meaning specified in Section 5.1 of the Lease Indenture.

"Engineering Consultant" shall mean R.W. Beck. Inc.

"Engineering Report" shall mean the report of the Engineering Consultant, dated July 13, 2000, addressed to the Owner Participant in substantially the form of the Independent Engineer's Report attached as Appendix A to the Offering Memorandum.

"Environmental Condition" shall mean any action, omission, event, condition or circumstance, including the presence of any Hazardous Substance, that does or reasonably could (i) require assessment, investigation, abatement, correction, removal or remediation, (ii) give rise to any obligation or liability of any nature (whether civil or criminal, arising under a theory of negligence or strict liability, or otherwise) under any Environmental Law, (iii) create or constitute a public or private nuisance or trespass, or (iv) constitute a violation of or noncompliance with any Environmental Law.

"Environmental Consultant" shall mean Pilko & Associates, Inc.

"Environmental Laws" shall mean any federal, state or local laws, ordinances, rules, orders, statutes, decrees, judgments, injunctions, directives, permits, licenses, approvals, codes and regulations relating to the environment, human health, natural resources or Hazardous Substances, as each may from time to time be amended, supplemented or supplanted.

"Environmental Report" shall have the meaning specified in Section 4(n) of the Participation Agreement.

"Equity Contribution Agreement" shall mean the Equity Contribution Agreement dated as of July 20, 2000, between PPL Corporation and PPL Montana.

"Equity Covenant Termination Date" shall have the meaning specified in Section 7 of the Participation Agreement.

"Equity Investment" shall mean the amount of $31,151,219.51.

"Equity Portion of Periodic Lease Rent" shall mean for any Rent Payment Date the difference between (i) Periodic Lease Rent scheduled to be paid under the Facility Lease on such Rent Payment Date and (ii) the Debt Portion of Rent.

"Equity Portion of Termination Value" in respect of any determination of Termination Value or amount determined by reference to Termination Value payable pursuant to the Operative Documents shall mean an amount equal to the excess, if any, of (i) the Termination Value on the date of determination, over (ii) the Debt Portion of Termination Value.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

"Event of Default" shall mean an Event of Default under the Pass Through Trust Agreement.

"Event of Loss" shall mean, with respect to either of Unit 1 or Unit 2. or in the case of clause (d), both of Units 1 and 2, any of the following events:

            (a) loss of such Unit or use thereof due to destruction or damage to such Unit or the Related Common Facilities that is beyond economic repair or that renders such Unit permanently unfit for normal use;

            (b) damage to such Unit or the Related Common Facilities that results in an insurance settlement with respect to such Unit on the basis of a total loss, or an agreed constructive or a compromised total loss;

            (c) seizure, condemnation, confiscation or taking of, or requisition of title to or use of, such Unit by any Governmental Entity (a "Requisition") following exhaustion of all permitted appeals or an election by PPL Montana not to pursue such appeals (provided that no such contest shall extend beyond the earlier of (x) the date which is one year after the loss of such title, or (y) the date which is 36 months prior to the end of the Basic Lease Term or any Renewal Lease Term then in effect or elected by PPL Montana), but, in any case involving Requisition of use but not of title, only if such Requisition of use continues beyond the Basic Lease Term or any Renewal Lease Term then in effect or elected by PPL Montana; and

            (d) if elected by the Owner Participant, and only in such case as termination of the Facility Lease and transfer of the Undivided Interest to PPL Montana shall remove the basis of the regulation described below, subjection of the Owner Participant's interest in the Unit(s) to any rate of return regulation by any Governmental Entity, or subjection of the Owner Participant or the Owner Lessor to any other public utility regulation of any Governmental Entity or law that in the reasonable opinion of the Owner Participant is burdensome, in either case by reason of the participation of the Owner Lessor or the Owner Participant in the transaction contemplated by the Operative Documents, and not, in any event, as a result of (A) investments, loans or other business activities of the Owner Participant or its Affiliates in respect of equipment or facilities similar in nature to the Facility or any part thereof or in any other electrical, steam, cogeneration or other energy or utility related equipment or facilities or the general business or other activities of the Owner Participant or Affiliates or the nature of any of the properties or assets from time to time owned, leased, operated, managed or otherwise used or made available for use by the Owner Participant or its Affiliates or (B) a failure of the Owner Participant to perform routine, administrative or ministerial actions the performance of which would not subject the Owner Participant to any adverse consequence (in the reasonable opinion of the Owner Participant acting in good faith), provided that PPL Montana, the Owner Lessor and Owner Participant agree to cooperate and to take reasonable measures to alleviate the source or consequence of any regulation constituting an Event of Loss under this paragraph
(d) (a "Regulatory Event of Loss"), at the cost and expense of PPL Montana and so long as there shall be no adverse consequences to the Owner Lessor or Owner Participant as a result of such cooperation or the taking of reasonable measures.

"Excepted Payments" shall mean and include (i)(A) any indemnity (whether or not constituting Supplemental Lease Rent and whether or not a Lease Event of Default exists) payable to either the Trust Company, the Lessor Manager or the Owner Participant or to their respective Indemnitees and successors and permitted assigns (other than the Lease Indenture Trustee) pursuant to Section 2.3, 11.1, 11.2, 13.1 or 13.2 of the Participation Agreement, Section 5.1 of the LLC Agreement, and any payments under the Tax Indemnity Agreement or (B) any amount payable by PPL Montana to the Owner
Lessor or the Owner Participant to reimburse any such Person for its costs and expenses in exercising its rights under the Operative Documents, (ii)(A) insurance proceeds, if any, payable to the Owner Lessor or the Owner Participant under insurance separately maintained by the Owner Lessor or the Owner Participant with respect to the Facility as permitted by Section 11.5 of the Facility Lease or (B) proceeds of personal injury or property damage liability insurance maintained under any Operative Document for the benefit of the Owner Lessor or the Owner Participant, (iii) any amount payable to the Owner Participant as the purchase price of the Owner Participant's right and interest in the Member Interest, (iv) any amounts payable to the Owner Participant upon exercise by PPL Montana of the Special Lessee Transfer pursuant to Section 15.1 of the Participation Agreement, (v) all other fees expressly payable to the Owner Participant under the Operative Documents, and (vi) any payments in respect of interest, or any payments made on an After-Tax Basis, to the extent attributable to payments referred to in clause (i) through (v) above that constitute Excepted Payments.

"Excepted Rights" shall have the meaning specified in Section 5.6 of the Lease Indenture.

"Excess Amount" shall have the meaning specified in Section 18.3 of the Participation Agreement.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

"Excluded Property" shall mean Excepted Payments and Excepted Rights, collectively.

"Excluded Taxes" shall have the meaning specified in Section 11.2(b) of the Participation Agreement.

"Existing Indebtedness" shall mean, with respect to any Person, Indebtedness of such Person in existence at the time of the Closing.

"Expiration Date" shall mean July 20, 2036, the last day of the Basic Lease
Term.

"Facility" shall mean a collective reference to Colstrip Units 1 and 2.

"Facility Lease" shall mean the Facility Lease Agreement (BA1/2), dated as of the Closing Date, between the Owner Lessor and PPL Montana, substantially in the form of Exhibit B-1 to the Participation Agreement duly completed, executed and delivered on the Closing Date pursuant to which the Owner Lessor will lease the Undivided Interest to PPL Montana.

"Facility Lease Term" shall mean the term of the Facility Lease, including the Interim Lease Term, the Basic Lease Term and all Renewal Lease Terms.

"Facility Lessee" shall mean PPL Montana as lessee under the Facility Lease.

"Facility Lessee's Interest" shall mean the Facility Lessee's right, title and interest in and to the Undivided Interest under the Facility Lease and the Ground Interest under the Site Lease and Sublease.

"Facility Site Sublease" shall mean the sublease described in Section 4.1 of the Site Lease and Sublease.

"Fair Market Rental Value" or "Fair Market Sales Value" shall mean with respect to any property or service as of any date, the cash rent or cash price obtainable in an arm's length lease, sale or supply, respectively, between an informed and willing lessee or purchaser under no compulsion to lease or purchase and an informed and willing lessor or seller or supplier under no compulsion to lease or sell or supply of the property or service in question, and shall, in the case of any Unit Interest or an Owner Lessor's Interest, be determined (except pursuant to Section 17 of the Facility Lease or as otherwise provided below or in the Operative Documents) on the basis that (i) the conditions contained in Sections 7 and 8 of the Facility Lease shall have been complied with in all respects, (ii) the lessee or buyer shall have rights in, or an assignment of, the Operative Documents to which the Owner Lessor is a party and the obligations relating thereto, (iii) the Unit Interest or the Owner Lessor's Interest, as the case may be, is free and clear of all Liens (other than Owner Lessor's Liens, Owner Participant's Liens and Indenture Trustee's Liens), (iv) taking into account the remaining term of the Site Lease and Sublease, and (v) in the case the Fair Market Rental Value, taking into account the terms of the Facility Lease and the other Operative Documents. If the Fair Market Sales Value of the Owner Lessor's Interest is to be determined during the continuance of a Lease Event of Default or in connection with the exercise of remedies by the Owner Lessor pursuant to Section 17 of the Facility Lease, such value shall be determined by an appraiser appointed solely by the Owner Lessor on an "as-is", "where-is" and "with all faults" basis and shall take into account all Liens (other than Owner Lessor's Liens, Owner Participant's Liens and Indenture Trustee's Liens); provided, however, in any such case where the Owner Lessor shall be unable to obtain constructive possession sufficient to realize the economic benefit of the Owner Lessor's Interest, Fair Market Sales Value of the Owner Lessor's Interest shall be deemed equal to $0. If in any case other than in the preceding sentence the parties are unable to agree upon a Fair Market Sales Value of the Owner Lessor's Interest within 30 days after a request therefor has been made, the Fair Market Sales Value of the Owner Lessor's Interest shall be determined by appraisal pursuant to the Appraisal Procedures. Any fair market value determination of a Severable Modification shall take into consideration any liens or encumbrances to which the Severable Modification being appraised is subject and which are being assumed by the transferee.

"Federal Power Act" shall mean the Federal Power Act, as amended.

"FERC" shall mean the Federal Energy Regulatory Commission of the United States or any successor or predecessor agency thereto.

"FERC EWG (Owner Lessor) Order" shall mean the order issued by the FERC on February 14, 2000, in Docket No. EGOO-67-000 granting to the Owner Lessor "exempt wholesale generator" status under the Holding Company Act.

"FERC EWG (PPLM) Order" shall mean the order issued by the FERC on September 24, 1999, in Docket No. EG99-185-000 granting to PPL Montana "exempt wholesale generator" status under the Holding Company Act.

"FERC OATT Order" shall mean the Order issued by the FERC on December 29, 1999, in Docket No.EROO-417-000 accepting for filing under Section 205 of the Federal Power Act PPL Montana's open access transmission tariff.

"FERC Orders" shall mean, collectively, the FERC EWG (PPLM) Order, the FERC
Section 203 Order, the FERC Part II Order, the FERC Section 205 Order, the FERC Waiver Order, the FERC EWG (Owner Lessor) Order, and the FERC OATT Order.

"FERC (Owner Lessor) EWG Notice" shall mean the notification of no material change in the facts dated as of July 20, 2000, to be filed with the FERC in Docket Nos. EGOO-65, EGOO-66, EGOO-67, EGOO-68, EGOO-69, EGOO-70, EGOO-71, and EGOO-72 with respect to "exempt wholesale generator" status under the Holding Company Act in compliance with Section 365.8 of the FERC's regulations.

"FERC Part II Order" shall mean the order issued by the FERC on June 22, 1999, in Docket No. EC99-36-000, granting approval under Section 203 of the Federal Power Act for the transfer of jurisdictional facilities from MPC to PPL Montana.

"FERC Section 203 Order" shall mean the order issued by the FERC on September 22, 1999, in Docket No. EC99-95-000, granting approval under Section 203 of the Federal Power Act for the sale and leaseback of the FERC jurisdictional facilities to the Owner Lessor by PPL Montana.

"FERC Section 205 Order" shall mean the order issued by the FERC on August 24, 1999, in Docket No. ER99-3491-000, granting approval for the blanket issuance of securities or assumption of liabilities under Section 204 of the Federal Power Act by PPL Montana and granting approval for PPL Montana to sell power at market based rates under Section 205 of the Federal Power Act.

"FERC Waiver Order" shall mean the Order issued by the FERC on September 17, 1999, in Docket No. EL99-79-000, disclaiming jurisdiction under Section 201(b) of the Federal Power Act over the Owner Lessor, the Lessor Manager and the Owner Participant.

"Final Determination" shall have the meaning specified in Section 9 of the Tax Indemnity Agreement.

"First Wintergreen Renewal Lease Term" shall have the meaning specified in
Section 15.1 of the Facility Lease.

"Fixed Charges" shall mean, with respect to PPL Montana and its Core Subsidiaries for any period, the sum, without duplication, of (i) the aggregate amount of interest expense with respect to Indebtedness of such Persons for such period, including (A) the net costs under interest rate hedge agreements, (B) all capitalized interest (except to the extent that such interest is either (x) not paid in cash or (y) if paid in cash, is paid solely with the proceeds of the Indebtedness in respect of which such interest accrued), and (C) the interest portion of any deferred payment obligation; (ii) the aggregate amount of all mandatory scheduled payments (whether designated as payments or prepayments) and sinking fund payments with respect to principal of any Indebtedness of such Persons; and
(iii) the aggregate amount of all payments due under the Facility Lease, in each case, Scheduled to be Paid.

"Fixed Lease Term" shall mean the Basic Lease Term and the Interim Lease Term.

"FMV Renewal Lease Term" shall have the meaning specified in Section 15.3 of the Facility Lease.

"Fuel Consultant" shall mean John T. Boyd Company.

"Fuel Report" shall mean the Report of the Fuel Consultant, dated June 22, 2000, addressed to the Owner Participant in substantially the form of the Independent Fuel Consultant's Report attached as Appendix C to the Offering Memorandum.

"GAAP" shall mean generally accepted accounting principles used in the United States consistently applied.

"Governmental Entity" shall mean and include any national government, any political subdivision of a national government or of any state, county or local jurisdiction therein or any board, commission, department, division, organ, instrumentality, court or agency of any thereof.

"Ground Interest" shall mean the undivided interest in the Units 1 and 2 Site and the Common Facilities Site leased to the Owner Lessor pursuant to the Site Lease and Sublease, and shall consist of an undivided Owner Lessor's Percentage of (i) a 50% undivided interest in and to the Units 1 and 2 Site, (ii) a 50% undivided interest in and to the Common Facilities 1-2 Site, and (iii) 50% of the undivided interest in and to the Common Facilities 1-2-3-4 allocated to Units 1 and 2 pursuant to the Common Facilities Agreement.

"Ground Lessee" shall mean the Owner Lessor as lessee of the Ground Interest under the Site Lease and Sublease.

"Ground Lessor" shall mean PPL Montana as lessor of the applicable Ground Interest under the Site Lease and Sublease.

"Ground Lessor's Release Rights" shall have the meaning specified in Section 6.2 of the Site Lease and Sublease.

"Ground Sublessee" shall mean PPL Montana as sublessee of the applicable Ground Interest under the Site Lease and Sublease.

"Ground Sublessor" shall mean the Owner Lessor as sublessor of the applicable Ground Interest under the Site Lease and Sublease.

"Guarantor" shall mean Bell Atlantic Credit Corporation.

"Guaranty" shall mean the OP Parent Guaranty or any other guaranty agreement entered into pursuant to Section 9.1 of the Participation Agreement in form and substance substantially in the form of Exhibit G to the Participation Agreement.

"Hazardous Substance" shall mean any pollutant, contaminant, hazardous substance, hazardous waste, toxic substance, chemical substance, extremely hazardous substance, petroleum or petroleum-derived substance, waste, or additive, asbestos, PCBs, radioactive material, corrosive, explosive, flammable or infectious material, lead, radon or other compound, element, material or substance in any form whatsoever (including products) defined, regulated, restricted or controlled by or under any Environmental Law.

"Holding Company Act" shall mean the Public Utility Holding Company Act of 1935, as amended.

"Inclusion Loss" shall have the meaning specified in Section 5(a) of the Tax Indemnity Agreement.

"Indebtedness" of any Person shall mean (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) all Lease Obligations of such Person, (vi) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (vii) all unconditional obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock or other equity interests of such Person or any warrants, rights or options to acquire such capital stock or other equity interests, (viii) all Indebtedness of any other Person of the type referred to in clauses (i) through (vii) guaranteed by such Person or for which such Person shall otherwise (including pursuant to any keepwell, makewell or similar arrangement) become directly or indirectly liable, and (ix) all third party Indebtedness of the type referred to in clauses
(i) through (vii) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or security interest on property (including accounts and contract rights) owned by the Person whose Indebtedness is being measured, even though such Person has not assumed or become liable for the payment of such third party Indebtedness, the amount of such obligation being deemed to be the lesser of the value of such property or the amount of the obligation so secured.

"Indemnitee" shall have the meaning specified in Section 11.1(a) of the Participation Agreement.

"Indenture Estate" shall have the meaning specified in the Granting Clause of the Lease Indenture.

"Indenture Trustee's Liens" shall mean any Lien on the Lessor Estate or any part thereof arising as a result of (i) Taxes against or affecting the Lease Indenture Trustee, or any Affiliate thereof that is not related to, or that is in violation of, any Operative Document or the transactions contemplated thereby, (ii) Claims against or any act or omission of the Lease Indenture Trustee, or Affiliate thereof that is not related to, or that is in violation of, any Operative Document or the transactions contemplated thereby or that is in breach of any covenant or agreement of the Lease Indenture Trustee specified therein, (iii) Taxes imposed upon the Lease Indenture Trustee, or any Affiliate thereof that are not indemnified against by PPL Montana pursuant to any Operative Document, or (iv) Claims against or affecting the Lease Indenture Trustee, or any Affiliate thereof arising out of the voluntary or involuntary transfer by the Lease Indenture Trustee of any portion of the interest of the Lease Indenture Company or the Lease Indenture Trustee in the Lessor Estate, other than pursuant to the Operative Documents.

"Independent Appraiser" shall mean a disinterested, licensed industrial property appraiser who is a Member of the Appraisal Institute having experience in the business of evaluating facilities similar to the Facility.

"Initial Purchasers" shall mean Chase Securities Inc., Credit Suisse First Boston Corporation, UBS Warburg LLC, TD Securities (USA) Inc.

"Interest Deductions" shall have the meaning specified in Section 1.1 of the Tax Indemnity Agreement.

"Interim Lease Rent" shall have the meaning specified in Section 3.3(a) of the Facility Lease.

"Interim Lease Term" shall have the meaning specified in Section 3.1 of the Facility Lease.

"Investment" shall mean with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, equity interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If PPL Montana or any Core Subsidiary of PPL Montana sells or otherwise disposes of any equity interests of any direct or indirect Core Subsidiary of PPL Montana such that, after giving effect to any such sale or disposition, such Person is no longer a Core Subsidiary of PPL Montana, PPL Montana or such Core Subsidiary shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the equity interests of such Core Subsidiary not sold or disposed of in an amount determined as provided in Section 6.2 or
Section 7.2 of the Participation Agreement, as the case may be. The acquisition by PPL Montana or any Core Subsidiary of PPL Montana of a Person that holds an Investment in a third Person shall be deemed to be an Investment by PPL Montana or such Core Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in Section 6.2 or Section 7.2 of the Participation Agreement, as the case may be.

"IRS" shall mean the Internal Revenue Service of the United States Department of Treasury or any successor agency.

"Lease Debt" shall mean the debt evidenced by the Certificates, and other debt issued pursuant to Section 13 of the Participation Agreement.

"Lease Debt Rate" shall mean the interest rate under an applicable Lessor Note.

"Lease Event of Default" shall have the meaning specified in Section 16 of the Facility Lease.

"Lease Indenture" shall mean the Indenture of Trust, Mortgage and Security Agreement, dated as of the Closing Date, between the Owner Lessor and the Lease Indenture Trustee, substantially in the form of Exhibit E to the Participation Agreement duly completed, executed and delivered on the Closing Date pursuant to which the Owner Lessor will issue the Lessor Note.

"Lease Indenture Bankruptcy Default" shall mean any event or occurrence, which, with the passage of time or the giving of notice or both, would become a Lease Indenture Event of Default under Section 4.1(e) or (f) of the Lease Indenture.

"Lease Indenture Event of Default" shall have the meaning specified in Section
4.2 of the Lease Indenture.

"Lease Indenture Payment Default" shall mean any event or occurrence, which, with the passage of time or the giving of notice or both, would become a Lease Indenture Event of Default under Section 4.2(b) of the Lease Indenture.

"Lease Indenture Trustee" shall mean The Chase Manhattan Bank, not in its individual capacity, but solely as Lease Indenture Trustee under the Lease Indenture, and each other Person who may from time to time be acting as Lease Indenture Trustee in accordance with the provisions of the Lease Indenture.

"Lease Indenture Trustee Office" shall mean the office to be used for notices to the Lease Indenture Trustee from time to time pursuant to Section 9.5 of the Lease Indenture.

"Lease Indenture Trustee's Account" shall mean the account specified on Schedule 11 to the Participation Agreement or such other account of the Lease Indenture Trustee, as the Lease Indenture Trustee may from time to time specify in a notice to the other parties to the Participation Agreement.

"Lease Obligations" shall mean, without duplication, (i) indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes and (ii) with respect to noncapital leases of electric generating facilities (A) non-recourse indebtedness of the lessor in such a lease, or (B) if such amount is indeterminable, then the present value, determined using a discount rate equal to the incremental borrowing rate (as defined in SFAS No. 13) of the lessee under such a lease, of rent obligations under such lease.

"Lease Payment Obligations" shall mean, without duplication, with respect to any Person for any period, (i) the interest component of all Lease Obligations of such Person that are described in clause (i) of the definition of "Lease Obligations" and that are Scheduled to be Paid during such period, plus (ii) the principal portion of all Lease Obligations of such Person that are described in clause (i) of the definition of "Lease Obligations" that are Scheduled to be Paid during such period, plus (iii) all rent payment obligations relating to Lease Obligations of such Person described in clause (ii) of the definition of "Lease Obligations" and that are Scheduled to be Paid during such period.

"Lessee Action" shall have the meaning specified in Section 5(a) of the Tax Indemnity Agreement.

"Lessee Person" shall have the meaning specified in Section 4(d) of the Tax Indemnity Agreement.

"Lessee Section 467 Interest" shall have the meaning set forth in Section 3.3(c) of the Facility Lease.

"Lessee Section 467 Loan Balance" shall have the meaning ascribed to that term in the definition of "Section 467 Loan Balance."

"Lessor Estate" shall mean all the estate, right, title and interest of the Owner Lessor in, to and under the Undivided Interest, the Ground Interest, the Operative Documents, and the Project Agreements, including all funds advanced to the Owner Lessor by the Owner Participant, all installments and other payments of Basic Lease Rent, Supplemental Lease Rent, Termination Value under the Facility Lease, condemnation awards, purchase price, sale proceeds, insurance proceeds and all other proceeds, rights and interests of any kind for or with respect to the estate, right, title and interest of the Owner Lessor in, to and under the Undivided Interest, the Ground Interest, the Operative Documents, and the Project Agreements, and any of the foregoing, but shall not include Excluded Property.

"Lessor Manager" shall mean Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity, but solely as Independent Manager under the LLC Agreement and each other Person that may from time to time be acting as Independent Manager in accordance with the provisions of the LLC Agreement.

"Lessor Note" shall mean the lessor note issued by the Owner Lessor in favor of the Pass Through Trustee in the amount of $146,237,669.38, as more fully described in Section 2.2 of the Lease Indenture.

"Lessor Possession Date" shall have the meaning specified in the Assignment and Reassignment of Project Agreement.

"Lessor Section 467 Interest" shall have the meaning set forth in Section 3.3(c) of the Facility Lease.

"Lessor Section 467 Loan Balance" shall have the meaning ascribed to that term in the definition of "Section 467 Loan Balance."

"Lien" shall mean any mortgage, security deed, security title, pledge, lien, charge, encumbrance, lease, and security interest or title retention arrangement.

"List of Competitors" shall mean the initial list attached to the Participation Agreement as Schedule 4, as amended from time to time pursuant to Section 9.1(b) of the Participation Agreement.

"LLC Agreement" shall mean the Amended and Restated Limited Liability Company Agreement (BA 1/2), dated as of the Effective Date, between the Trust Company and the Owner Participant pursuant to which the Owner Lessor shall be governed.

"Loan" shall mean the loan evidenced by the Lessor Note.

"Majority in Interest of Noteholders" as of any date of determination, shall mean Noteholders holding in aggregate more than 50% of the total outstanding principal amount of the Notes; provided, however, that any Note held by PPL Montana and/or any Affiliate of PPL Montana shall not be considered outstanding for purposes of this definition unless PPL Montana and/or such Affiliate shall hold title to all the Notes outstanding.

"Make Whole Premium" shall mean, with respect to any Lessor Note subject to redemption pursuant to the Lease Indenture, an amount equal to the Discounted Present Value of such Lessor Note less the unpaid principal amount of such Lessor Note; provided that the Make Whole Premium shall not be less than zero. For purposes of this definition, the "Discounted Present Value" of any Lessor Note subject to redemption pursuant to the Lease Indenture shall be equal to the discounted present value of all principal and interest payments scheduled to become due after the date of such redemption in respect of such Lessor Note, calculated using a discount rate equal to the sum of (i) the yield to maturity on the U.S. Treasury security having an average life equal to the remaining average life of such Lessor Note and trading in the secondary market at the price closest to par and (ii) 50 basis points; provided, however, that if there is no U.S. Treasury security having an average life equal to the remaining average life of such Lessor Note, such discount rate shall be calculated using a yield to maturity interpolated or extrapolated on a straight-line basis (rounding to the nearest calendar month, if necessary) from the yields to maturity for two U.S. Treasury securities having average lives most closely corresponding to the remaining life of such Lessor Note and trading in the secondary market at the price closest to par.

"Market Consultant" shall mean PHB Hagler Bailly Consulting, Inc.

"Market Report" shall mean the Report of the Market Consultant, dated May 23, 2000, addressed to the Owner Participant in substantially the form of the Independent Market Consultant's Report attached as Appendix B to the Offering Memorandum.

"Material Adverse Effect" shall mean a materially adverse change in (i) the business, assets, revenues, results of operations, financial condition or prospects of PPL Montana and its Core Subsidiaries, taken as a whole, (ii) the ability of PPL Montana to perform its obligations under the Operative Documents, or (iii) the validity or enforceability of the Operative Documents, the Liens granted thereunder, or the rights and remedies thereto.

"Maximum Probable Loss" shall mean the largest loss which can occur under the worst conditions that are likely to occur.

"Member Interest" shall mean the membership interest of the Owner Participant in the Owner Lessor.

"Minimum Credit Standard" shall mean a credit rating from S&P and Moody's of at least (i) BBB and Baa3, respectively, or (ii) BBB- and Baa2, respectively.

"Modification" shall mean an addition, betterment or enlargement of the Facility, including any Required Modifications and Optional Modifications, but not Components.

"Montana Assets" shall mean the assets acquired from MPC pursuant to the Asset Purchase Agreement, including the undivided interest in the Colstrip Project acquired pursuant to such Asset Purchase Agreement.

"Moody's" shall mean Moody's Investors Service, Inc. and any successor thereto.

"MPC" shall mean The Montana Power Company.

"Non-Recourse Indebtedness" shall mean Indebtedness:

            (i) as to which neither PPL Montana nor any of its Core Subsidiaries
(a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

            (ii) which, if in default, would not permit (upon notice, lapse of time or both) any holder (as such) of any other Indebtedness of PPL Montana or any of its Core Subsidiaries to declare a default on such other Indebtedness, cause the payment thereof to be accelerated or payable prior to its stated maturity, or take enforcement action against an Additional Subsidiary; and

            (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of PPL Montana or any of its Core Subsidiaries.

"Nonseverable Modifications" shall mean any Modification that is not readily removable without causing material damage to the Facility.

"Note Register" shall have the meaning specified in Section 2.8 of the Lease Indenture.

"Noteholder" shall mean any holder from time to time of an outstanding Note.

"Notes" shall mean any Lessor Note or Additional Lessor Notes issued pursuant to the Lease Indenture.

"Obsolescence Termination Date" shall have the meaning specified in Section 14.1 of the Facility Lease.

"Offering Memorandum" shall mean the Offering Memorandum, dated as of July 20, 2000, with respect to the Certificates.

"Officer's Certificate" shall mean with respect to any Person, a certificate signed (i) in the case of a corporation or limited liability company, by the Chairman of the Board, the President, or a Vice President of such Person or any Person authorized by or pursuant to the organizational documents, the bylaws or any resolution of the board of directors, board of managers, or executive committee of such Person (whether general or specific) to execute, deliver and take actions on behalf of such Person in respect of any of the Operative Documents,
(ii) in the case of a partnership, by the Chairman of the Board of Directors, the President or any Vice President, the Treasurer or an Assistant Treasurer of a corporate general partner, and (iii) in the case of the Lease Indenture Trustee or the Pass Through Trustee, a certificate signed by a Responsible Officer of the Lease Indenture Trustee or the Pass Through Trustee.

"Omnibus Voting Agreement" shall mean the Omnibus Voting Rights Agreement (BA/NC1/2), dated as of the Closing Date, among PPL Montana, Owner Lessor, the Other Owner Lessor with respect to the Facility, the Lease Indenture Trustee, and the Other Lease Indenture Trustee with respect to the Facility which Agreement is attached as Exhibit H to the Participation Agreement.

"OP Guararantor" shall mean the Guarantor or any Person that shall guaranty the obligations of a Transferee under the Operative Documents in accordance with
Section 9.1(a) of the Participation Agreement.

"OP Member" shall mean any member of the Owner Participant.

"OP Member Interest" shall mean the membership interest of any OP Member in the Owner Participant.

"OP Parent Guaranty" shall mean the OP Parent Guaranty (BA1/2), dated as of the Effective Date, by the Guarantor in favor of the Transaction Parties.

"Operating Agreement 1-2" shall mean the Operation and Maintenance of Colstrip Steam Electric Generating Plant dated as of July 30, 1971, between PPL Montana (successor to MPC) and Puget, relating to the ownership and operation of Units 1 and 2.

"Operative Documents" shall mean the Participation Agreement, the Bill of Sale, the Facility Lease, the Abstract of Lease, the Site Lease and Sublease, the Assignment and Reassignment of Project Agreements, the Omnibus Voting Rights Agreement, the Lease Indenture, the Lessor Note, the Pass Through Trust Agreement, the Certificates, the Registration Rights Agreement, the LLC Agreement, the Tax Indemnity Agreement, the OP Parent Guaranty and any Qualifying Letter of Credit.

"Operator" shall mean PPL Montana.

"Optional Modification" shall have the meaning specified in Section 8.2 of the Facility Lease.

"Original LLC Agreement shall mean the Limited Liability Company Agreement, dated as of September 20, 1999, pursuant to which the Owner Lessor was created.

"Other Bills of Sale" shall mean each of the bills of sale executed and delivered pursuant to the Other Participation Agreements.

"Other Colstrip Lease Transactions" shall mean the transactions entered into pursuant to the Other Participation Agreements.

"Other Facility Leases" shall mean each of the facility leases executed and delivered pursuant to the Other Participation Agreements.

"Other Ground Interests" shall mean the undivided leasehold interests in the Colstrip Site conveyed to the Other Owner Lessors under the Other Site Lease and Sublease.

"Other Lease Indenture Trustees" shall mean each of the lease indenture trustees relating to the Other Lease Indentures.

"Other Lease Indentures" shall mean each of the lease indentures executed and delivered pursuant to the Other Participation Agreements.

"Other Lessor Managers" shall mean each of the lessor managers acting on behalf of the Other owner Lessors pursuant to the Other Operative Documents.

"Other Operative Documents" shall mean the "Operative Documents" for each of the Other Colstrip Lease Transactions.

"Other Owner Lessors" shall mean Montana OL1 LLC, and Montana OL4 LLC.

"Other Owner Participants" shall mean Montana OP1 LLC, and Montana OP4 LLC.

"Other Participation Agreements" shall mean a collective reference to each of the other three separate Participation Agreements entered into by PPL Montana, the applicable Other Owner Lessor, the Trust Company, the applicable Other Owner Participant, the Other Lease Indenture Trustees and the Pass Through Trustee and designated (NC1/2), (NC3) and (BA3), each dated as of the Effective Date, pursuant to which PPL Montana has agreed to (a) sell to the applicable Other Owner Lessors certain undivided interests in Colstrip Units 1 and 2 and Colstrip Unit 3, and (b) lease from the applicable Other Owner Lessors such undivided interest in Colstrip Units 1 and 2 and Colstrip Unit 3 pursuant to the Other Facility Leases.

"Other Site Lease and Sublease" shall mean each of the site and subleases executed and delivered pursuant to the Other Participation Agreements.

"Other Undivided Interest" shall mean the "Undivided Interest" in the Colstrip Project conveyed to the Other Owner Lessors under the Other Bills of Sale.

"Overall Transaction" shall mean the Transaction and the Other Colstrip Lease Transactions.

"Overdue Rate" shall mean 10.903%.

"Owner Lessor" shall mean Montana 0L3 LLC, a Delaware limited liability company.

"Owner Lessor's Account" shall mean the account (No.52134-0 maintained by the Owner Lessor with Wilmington Trust Company, ABA#031100092, Attention: Charisse
L. Rodgers or such other account of the Owner Lessor, as the Owner Lessor may from time to time specify in a notice to the Lease Indenture Trustee pursuant to Section 9.5 of the Lease Indenture.

"Owner Lessor's Interest" shall mean the Owner Lessor's right, title and interest in and to the Undivided Interest and the Ground Interest under the Bill of Sale and the Site Lease and Sublease, respectively.

"Owner Lessor's Lien" shall mean any Lien on the Lessor Estate or any part thereof arising as a result of (i) Taxes against or affecting the Trust Company or the Lessor Manager, or any Affiliate thereof that is not related to, or that is in violation of, any Operative Document or the transactions contemplated thereby, (ii) Claims against or any act or omission of the Trust Company or the Lessor Manager, or Affiliate thereof that is not related to, or that is in violation of, any Operative Document or the transactions contemplated thereby or that is in breach of any covenant or agreement of the Trust Company or the Lessor Manager specified therein, (iii) Taxes imposed upon the Trust Company or the Lessor Manager, or any Affiliate thereof that are not indemnified against by PPL Montana pursuant to any Operative Document, or (iv) Claims against or affecting the Trust Company or the Lessor Manager, or any Affiliate thereof arising out of the voluntary or involuntary transfer by the Trust Company or the Lessor Manager of any portion of the interest of the Trust Company or the Lessor Manager in the Owner Lessor's Interest, other than pursuant to the Operative Documents.

"Owner Lessor's Percentage" shall mean 86.111111112%.

"Owner Participant" shall mean Montana 0P3 LLC, a Delaware limited liability company.

"Owner Participant's Account" shall mean the account (No. 52131-0) maintained by the Owner Participant with Wilmington Trust Company, ABA#031100092, Attention:
Charisse L. Rodgers or such other account of the Owner Participant, as the Owner Participant may from time to time specify in a notice to the Lease Indenture Trustee pursuant to Section 9.5 of the Lease Indenture.

"Owner Participant's Commitment" shall mean the Owner Participant's investment in the Owner Lessor contemplated by Section 2.1(a) of the Participation Agreement.

"Owner Participant's Lien" shall mean any Lien on the Lessor Estate or any part thereof arising as a result of (i) Claims against or any act or omission of the Owner Participant that is not related to, or that is in violation of, any Operative Document or the transactions contemplated thereby or that is in breach of any covenant or agreement of the Owner Participant set forth therein, (ii) Taxes against the Owner Participant that are not indemnified against by PPL Montana pursuant to the Operative Documents or (iii) Claims against or affecting the Owner Participant arising out of the voluntary or involuntary transfer by the Owner Participant (except as contemplated or permitted by the Operative Documents) of any portion of the interest of the Owner Participant in the Member Interest.

"Owner Participant's Net Economic Return" shall mean the Owner Participant's anticipated (i) net after-tax yield, calculated according to the multiple investment sinking fund method of analysis, and (ii) aggregate GAAP income and after-tax cash flow.

"Owner's Committee" shall have the meaning specified in each respective Project Agreement.

"Ownership Agreement 1-2" shall mean the Construction and Ownership Agreement, dated as of July 30, 1971, between PPL Montana (successor to MPC) and Puget, relating to the ownership and operation of Units 1 and 2.

"Ownership Agreement 3-4" shall mean the Ownership and Operation Agreement Colstrip Units 3 and 4, dated as of May 6, 1981, among MPC, Puget, Puget Colstrip Construction Company, Avista Corporation (successor to The Washington Water Power Company), Portland, and Pacific Power & Light Company, relating to the ownership and operation of the Common Facilities 3-4.

"Ownership Agreements" shall mean the Ownership and Operating Agreements 1-2 and the Ownership Agreement 3-4.

"Ownership and Operating Agreements 1-2" shall mean a collective reference to the Ownership Agreement 1-2 and the Operating Agreement 1-2.

"Participation Agreement" shall mean the Participation Agreement (BA1/2), dated as of the Effective Date, among PPL Montana, the Owner Lessor, Wilmington Trust Company, in its individual capacity and as Lessor Manager, the Owner Participant, and The Chase Manhattan Bank, as Lease Indenture Trustee and as Pass Through Trustee.

"Pass Through Trust" shall mean the pass through trust created pursuant to the Pass Through Trust Agreement.

"Pass Through Trust Agreement" shall mean the Pass Through Trust Agreement, dated as of the Effective Date, between PPL Montana and the Pass Through Trustee.

"Pass Through Trustee" shall mean The Chase Manhattan Bank, not in its individual capacity, but solely as Pass Through Trustee under the Pass Through Trust Agreement, and each other Person that may from time to time be acting as a Pass Through Trustee in accordance with the provisions of the Pass Through Trust Agreement.

"Periodic Lease Rent" shall have the meaning specified in Section 3.3(a) of the Facility Lease.

"Permitted Business" shall mean any of the following:

            (a) the generation, transmission, distribution, marketing and sale of power from the Montana Assets (and any expansions related to the Montana Assets or acquisitions of similar generating assets in Montana);

            (b) activities related to the ownership and operation of the Rosebud Coal Mine or other coal assets in North America for the supply of fuel to the Montana Assets (and any expansions related to the Montana Assets or acquisitions of similar generating assets in Montana);

            (c) all activities related or incidental to those set forth in clauses (a) and (b); and

            (d) if Moody's and S&P confirm that the then existing ratings of the Certificates will not fall below an investment grade rating as a result of PPL Montana's or any of its Core Subsidiaries' participation in such activities, any other activity related to non-nuclear generation, transmission, distribution, marketing and sale of power in North America.

"Permitted Encumbrances" shall mean all matters shown as exceptions on Schedule B to each of the Title Policies as in effect on the Closing Date.

"Permitted Instruments" shall mean (a) Permitted Securities, (b) overnight loans to or other customary overnight investments in commercial banks of the type referred to in paragraph (d) below, (c) open market commercial paper of any corporation (other than PPL Montana or any Affiliate) incorporated under the laws of the United States or any State thereof which is rated not less than "prime-1" or its equivalent by Moody's and "A-1" or its equivalent by S&P maturing within one year after such investment, (d) certificates of deposit and issued by commercial banks organized under the laws of the United States or any State thereof or a domestic branch of a foreign bank (i) having a combined capital and surplus in excess of $500,000,000 and (ii) which are rated "AA" or better by S&P and "Aa2" or better by Moody's; provided that no more than $20,000,000 may be invested in such deposits at any one such bank and (e) a money market fund registered under the Investment Company Act of 1940, as amended, the portfolio of which is limited to Permitted Securities.

"Permitted Investment" shall mean:

      (1) any Investment in PPL Montana or in a Core Subsidiary of PPL Montana;

      (2) any Investment in cash equivalents;

      (3) any Investment by PPL Montana or any Core Subsidiary of PPL Montana in a Person, if as a result of such Investment:

            (a) such Person becomes a Core Subsidiary of PPL Montana; or

            (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, PPL Montana or a wholly-owned Core Subsidiary of PPL Montana;

      (4) any acquisition of assets solely in exchange for the issuance of equity interests of PPL Montana;

      (5) hedging obligations entered into in the ordinary course of business and not for speculative purposes;

      (6) any Investment made from the proceeds of capital contributions to, or the issuance and sale of equity interests in, PPL Montana not constituting Indebtedness other than the equity contributions required by Sections 4.02(o) or 4.03(h) of the Credit Agreement; and

      (7) other Investments in any Person (including any Additional Subsidiary) having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (7) since the Closing Date not to exceed $30 million.

"Permitted Liens" shall mean (i) the interests of PPL Montana, the Owner Participant, the Owner Lessor, the Lessor Manager, the Lease Indenture Trustee, and the Pass Through Trustee under any of the Operative Documents; (ii) all Owner Lessor's Liens, Owner Participant's Liens and Indenture Trustee's Liens;
(iii) the reversionary interests of PPL Montana in the Colstrip Site; (iv) the interests of the Other Owner Lessors and the Other Lease Indenture Trustees in the Facility, the Colstrip Site and the Project Agreements; (v) the interests of PPL Montana, the Other Owner Participants, the Other Owner Lessors, the Other Lessor Managers, the Other Lease Indenture Trustees, and the Pass Through Trustee under any of the Other Operative Documents; (vi) the Project Agreements;
(vii) the interest of the co-owners of Unit 4 as tenants in common in Unit 4 and the Common Facilities 3-4 and the Common Facilities 1-2-3-4 and the rights of such owners under the Ownership Agreement 3-4 and the Common Facilities Agreement; (viii) the interest of the co-owners of Unit 3 as tenants in common of Unit 3 and the Common Facilities and the rights of such co-owners under the Ownership Agreement 3-4 and the Common Facilities Agreement; (ix) the interest of the co-owners of Units 1 and 2 as tenants in common of Units 1 and 2 and the Common Facilities and the rights of such co-owners under the Ownership and Operating Agreements 1-2 and the Common Facilities Agreement; and (x) Permitted Encumbrances.

"Permitted Securities" shall mean securities (and security entitlements with respect thereto) that are (i) direct obligations of the United States of America or obligations guaranteed as to principal and interest by the full faith and credit of the United States of America, and (ii) securities issued by agencies of the U.S. Federal government whether or not backed by the full faith and credit of the United States rated "AAA" and "Aaa", or better by S&P and Moody's, respectively, which, in either case under clauses (i) or (ii) are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government obligation or a specific payment of interest on or principal of any such U.S. Government obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction in the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government obligation or the specific payment of interest on or principal of the U.S. Government obligation evidenced by such depository receipt.

"Person" shall mean any individual, corporation, cooperative, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

"Plan" shall mean any "employee benefit plan" (as defined in Section 3(3) of ERISA) that is subject to ERISA, any "plan" (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code, any trust created under any such plan or any "governmental plan" (as defined in Section 3(32) of ERISA or Section 414(d) of the Code) that is organized in a jurisdiction having prohibitions on transactions with government plans similar to those contained in
Section 406 of ERISA or Section 4975 of the Code.

"Pollution Control Facilities" shall mean that portion of the Facility that was financed pursuant to those Pollution Control Revenue Refunding Bonds, Series 1993A, due May 1, 2023, of the City of Forsyth, Montana in the original principal amount of $90,205,000 and Series 1993B, due December 1, 2023, of the City of Forsyth, Montana, in the original principal amount of $80,000,000.

"Portland" shall mean Portland General Electric Company.

"Power Market Consultant" shall mean PHB Hagler Bailly Consulting, Inc., or another nationally recognized power market consultant selected by PPL Montana.

"PPA" shall mean (A) an arm's length, executed, valid and binding agreement between PPL Montana or any Core Subsidiary and either (i) a third party purchaser whose long-term senior debt is rated no less than Baa3 by Moody's and BBB- by S&P or (ii) an Affiliate of PPL Montana, provided that such Affiliate has executed a valid and binding agreement with a third party purchaser whose long-term senior debt is rated no less than Baa3 by Moody's and BBB- by S&P with substantially the same terms (other than pricing) as such Affiliate's agreement with PPL Montana or such Core Subsidiary, in each case, for the sale of electric energy or capacity by PPL Montana or Core Subsidiary to such third party or Affiliate of PPL Montana or (B) financial hedge agreements relating to energy or capacity pricing that are (i) supported by available energy or capacity or PPL Montana and its Core Subsidiaries and (ii) with counterparties having long-term senior debt that is rated no less than Baa3 by Moody's and BBB-by S&P.

"PPA Period" shall mean any consecutive period of four full fiscal quarters (or shorter period of not less than one full fiscal quarter that is equal to the period being evaluated for purposes of determining whether such period is a PPA Period) during which PPL Montana and its Core Subsidiaries have committed to sell at a scheduled or formula price (as opposed to pure spot market price) at lease 50% of their total projected energy sales (measured in MWh and, in the case of Core Subsidiaries that are not directly or indirectly wholly owned by PPL Montana, taking into account only such portion of such projected energy sales as directly corresponds to PPL Montana's direct or indirect ownership interest in such Core Subsidiary) (i) for the consecutive period of four full fiscal quarters commencing on the first day of such period being evaluated and
(ii) for the consecutive period of four full fiscal quarters commencing on the one year anniversary of such period being evaluated, in each case, pursuant to one or more PPAs).

"PPL Corporation" shall mean PPL Corporation, a Pennsylvania corporation.

"PPL Montana" shall mean PPL Montana, LLC, a Delaware limited liability company.

"Pricing Assumptions" shall mean the "Pricing Assumptions" attached as Schedule 2 to the Participation Agreement.

"Principal Portion" shall mean, individually or collectively as the context may require, the Unit 1 Principal Portion and/or the Unit 2 Principal Portion.

"Proceeds" shall mean the proceeds from the sale of the Certificates by the Pass Through Trusts to the Certificateholders on the Closing Date.

"Project Agreements" shall mean the Ownership and Operating Agreements 1-2 and the Common Facilities Agreement.

"Project Committee" shall have the meaning specified in section 1 of the Assignment and Reassignment of Project Agreements.

"Proportional Rent" shall have the meaning set forth in Section 3.3(c).

"Prudent Industry Practice" shall mean, at a particular time, either (a) any of the practices, methods and acts engaged in or approved by a significant portion of the competitive electric generating industry operating in the western United States at such time, or (b) with respect to any matter to which the practices referred to in clause (a) do not exist, any of the practices, methods and acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety and expedition. "Prudent Industry Practice" is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to be a spectrum of possible practices, methods or acts having due regard for, among other things, manufacturers' warranties and the requirements of governmental bodies of competent jurisdiction. Notwithstanding the foregoing, the parties acknowledge and agree that practices, methods and acts consistent with the objectives set forth in the Reliability Based Production program, including the organizational structure and strategies being implemented at the Facility as of the Closing Date, are acceptable and shall be deemed to be "Prudent Industry Practice."

"Puget" shall mean Puget Sound Energy, Inc.

"Purchase Price" shall mean the purchase price of the Units 1 and 2 Interest in the amount of $177,388,888.89.

"Qualified Shareholder" shall mean an Person who holds a minority interest in a Core Subsidiary, provided that S&P and Moody's confirmed that, at the time of such Person's acquisition of such interest in the Core Subsidiary, such acquisition and any transactions related thereto did not result in a downgrade of the then current ratings of the Certificates.

"Qualifying Cash Bid" shall have the meaning specified in Section 13.2 of the Facility Lease.

"Qualifying Letter of Credit" shall mean an irrevocable unconditional stand by letter of credit substantially in the form of Exhibit I to the Participation Agreement, issued by a Qualifying Letter of Credit Bank.

"Qualifying Letter of Credit Bank" shall mean any bank or other financial institution whose senior unsecured debt obligations (or long-term deposits) is rated at least rated A3 or higher by Moody's and A- or higher by S&P. A Qualifying Letter of Credit Bank shall cease to be a Qualifying Letter of Credit Bank if such entity shall at any time be rated below the ratings set forth in the immediately preceding sentence.

"Rating Agencies" shall mean S&P and Moody's.

"Reasonable Basis" for a position shall exist if tax counsel may properly advise reporting such position on a tax return in accordance with Formal Opinion 85-352 issued by the Standing Committee on Ethics and Professional Responsibility of the American Bar Association (or any successor to such opinion).

"Rebuilding Closing Date" shall have the meaning specified in Section 10.3(d) of the Facility Lease.

"Redemption Date" shall mean, when used with respect to any Note to be redeemed, the date fixed for such redemption by or pursuant to the Lease Indenture or the respective Note, which date shall be a Termination Date.

"Regulatory Event of Loss" shall have the meaning specified in clause (d) of the definition of "Event of Loss."

"Related Common Facilities" shall mean, with respect to any Unit, the Common Facilities 1-2, and the Common Facilities 1-2-3-4 associated therewith.

"Related Common Facilities Interest" shall mean (a) with respect to any Unit 1 Interest, the Related Common Facilities Interest 1, and (b) with respect to any Unit 2 Interest, the Related Common Facilities Interest 2.

"Related Common Facilities Interest 1" shall mean (a) a 25% undivided interest in and to the Common Facilities 1-2, and (b) 25% of the undivided interest in and to the Common Facilities 1-2-3-4 allocated to Units I and 2 pursuant to the Common Facilities Agreement.

"Related Common Facilities Interest 2" shall mean (a) a 25% undivided interest in and to the Common Facilities 1-2, and (b) 25% of the undivided interest in and to the Common Facilities 1-2-3-4 allocated to Units I and 2 pursuant to the Common Facilities Agreement.

"Related Common Facilities Site" shall mean, with respect to any Unit, that portion of the Common Facilities Site upon which the Related Common Facilities are located.

"Related Ground Interest" shall mean (a) with respect to the Unit 1 Interest, the portion of the Ground Interest relating to Colstrip Unit 1, and (b) with respect to the Unit 2 Interest, the portion of the Ground Interest relating to Colstrip Unit 2.

"Related Lease Indenture Trustee" shall mean the "Lease Indenture Trustee" under the Related Transaction.

"Related Owner Lessor" shall mean the "Owner Lessor" under the Related Transaction.

"Related Party" shall mean, with respect to any Person or its successors and assigns, an Affiliate of such Person or its successors and assigns and any director, officer, servant, employee or agent of that Person or any such Affiliate or their respective successors and assigns; provided that the Lessor Manager and the Owner Lessor shall not be treated as Related Parties to each other and neither the Owner Lessor nor the Lessor Manager shall be treated as a Related Party to any Owner Participant except that, for purposes of Section 11 of the Participation Agreement, the

Owner Lessor will be treated as a Related Party to an Owner Participant to the extent that the Owner Lessor acts on the express direction or with the express consent of such Owner Participant.

"Related Site" shall mean, with respect to any Unit, the Unit Site upon which such Unit is located together with the Common Facilities Site upon which the Related Common Facilities are located.

"Related Transaction" shall mean the transaction contemplated by the Participation Agreement of even date herewith entered into by PPL Montana, the Owner Lessor, the Trust Company, the Owner Participant, the Lease Indenture Trustee and the Pass Through Trustee, and designated (NC1/2).

"Released Property" shall have the meaning specified in Section 6.2 of the Site Lease and Sublease.

"Renewal Lease Rent" shall mean the Basic Lease Rent payable during any Wintergreen Renewal Lease Term or FMV Renewal Lease Term, in each case as determined in accordance with Section 15.3 of the Facility Lease.

"Renewal Lease Term" shall mean any Wintergreen Renewal Lease Term or any FMV Renewal Lease Term.

"Renewal Site Lease Term" shall have the meaning specified in Section 2.3(c) of the Site Lease and Sublease.

"Renewal Site Sublease Term" shall have the meaning specified in Section 4.3 of the Site Lease and Sublease.

"Rent" shall mean Periodic Lease Rent, Renewal Lease Rent and Supplemental Lease Rent.

"Rent Payment Date" shall mean each January 2 and July 2, commencing January 2, 2001, to and including July 2, 2036 and July 20, 2036.

"Rent Payment Period" shall mean in the case of the first Rent Payment Period the period commencing on the Closing Date and ending on October 2, 2000, followed by the Rent Payment Period commencing on October 2, 2000 and ending January 2, 2001 and thereafter, each six-month period (i) commencing, on each Rent Payment Date through and including the Expiration Date, and (ii) ending on but excluding the following January 2 or July 2, as the case may be; provided that the last Rent Payment Period shall end on, and include, the expiration date of the Facility Lease Term.

"Replacement Component" shall have the meaning specified in Section 7.2 of the Facility Lease.

"Required Modification" shall have the meaning specified in Section 8. 1 of the Facility Lease.

"Requisition" shall have the meaning specified in clause (c) of the definition of "Event of Loss."

"Responsible Officer" shall mean, with respect to any Person, (i) its Chairman of the Board, its President, any Senior Vice President, the Chief Financial Officer, any Vice President, the Treasurer or any other management employee (a) that has the power to take the action in question and has been authorized, directly or indirectly, by the Board of Directors (or equivalent body) of such Person, (b) working under the direct supervision of such Chairman of the Board, President, Senior Vice President, Chief Financial Officer, Vice President or Treasurer, and (c) whose responsibilities include the administration of the transactions and agreements contemplated by the Operative Documents, and (ii) with respect to the Lessor Manager, the Lease Indenture Trustee and the Pass Through Trustee, an officer in their respective corporate trust administration departments.

"Restricted Investment" shall mean any Investment other than a Permitted Investment.

"Restricted Payment" shall mean (i) the declaration or payment of any dividend or making of any other payment or distribution (including any payment in connection with any merger or consolidation involving PPL Montana or any of its Core Subsidiaries) on account of PPL Montana's or any of its Core Subsidiaries' equity interests or to the direct or indirect holders of PPL Montana's or any of its Core Subsidiaries equity interests in their capacity as such (provided, however, that the following dividends or distributions shall not be Restricted
Payments: (A) a dividend or distribution not in excess of $50 million on the Closing Date; (B) dividends or distributions payable in equity interests of PPL Montana or any Core Subsidiary (so long as it remains a Core Subsidiary and PPL Montana's direct or indirect percentage ownership interest in any Core Subsidiary is not reduced as a result of such dividend or distribution), (C) dividends or distributions to PPL Montana or any Core Subsidiary, and (D) dividends or distributions to any shareholder of a Core Subsidiary other than PPL Montana or another Core Subsidiary, so long as such shareholder is a Qualified Shareholder and such dividend or distribution shall be made pro rata to each of the holders of such type of securities or other interests in respect of which such dividend or distribution is being made, in each case, in accordance with their respective holdings of such securities or other interests in the Core Subsidiary making such dividend or distribution; (ii) the purchase, redemption or other acquisition or retirement by PPL Montana for value (including in connection with any merger or consolidation involving PPL Montana) of any equity interests of PPL Montana; (iii) the making of any payment on or with respect to, or the purchase, redemption, defeasance or other acquisition or retirement for value of any Indebtedness that is subordinated to the obligations of PPL Montana under the Facility Lease; or (iv) the making of any Restricted Investment.

"Revenues" shall have the meaning specified in the Granting Clause of the Lease Indenture.

"Rights Sharing Agreement" shall mean the MPC/PP&L Colstrip Units 3 and 4 Generating Project Reciprocal Sharing Agreement, entered into as December 17, 1999 between PPL Montana and The Montana Power Company.

"S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or any successor thereto.

"Scheduled Closing Date" shall mean July 20. 2000, and any date set for the Closing in a notice of postponement pursuant to Section 2.3(a) of the Participation Agreement.

"Scheduled Lease Expiration Date" shall mean July 20, 2036.

"Scheduled Payment Date" shall mean a Rent Payment Date.

"Scheduled to be Paid" shall mean, with respect to any liability or expense for any period, the amount of such liability or expense scheduled to be paid during such period or the amount of such liability or expense that would have been scheduled to be paid during such period had the payment schedule with respect to such liability or expense been divided equally into successive periods having a duration equal to the duration of such period.

"SEC" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

"Second Wintergreen Renewal Lease Term" shall have the meaning specified in
Section 15.2 of the Facility Lease.

"Section 467 Interest" shall mean and include the Lessor Section 467 Interest and the Lessee Section 467 Interest.

"Section 467 Loan Balance" shall mean for any Termination Date, with respect to the Undivided Interest, an amount equal to the product of the Purchase Price multiplied by the percentage set forth for such Termination Date under the caption "Section 467 Loan Balance Percentage" on Schedule 2 of the Facility Lease for such Termination Date. If the percentage set forth under such caption is positive, the Section 467 Loan Balance shall constitute a loan made by the Facility Lessee to the Owner Lessor ("Lessor Section 467 Loan Balance") and, if such percentage is negative, shall constitute a loan made by the Owner Lessor to the Facility Lessee ("Lessee Section 467 Loan Balance").

"Secured Indebtedness" shall have the meaning specified in Section 1 of the Lease Indenture.

"Securities Act" shall mean the Securities Act of 1933, as amended.

"Security" shall have the same meaning as in Section 2(1) of the Securities Act.

"Severable Modification" shall mean any Modification that is readily removable without causing material damage to the Facility.

"Significant Lease Default" shall mean any of: (i) if PPL Montana shall fail to make any payment of Periodic Lease Rent, Renewal Lease Rent, or Termination Value after the same shall have become due and payable, (ii) if PPL Montana shall fail to make any payment of Supplemental Lease Rent (other than Excepted Payments or Termination Value) in excess of $250,000 after the same shall have become due and payable, except to the extent such amounts are in dispute and have not been established to be due and payable, and (iii) an event that is, or with the passage of time or the giving of notice would become, a "Lease Event of Default" under clauses (e). (g), (h), (i) or (k) of Section 16 of any Facility Lease.

"Significant Indenture Default" shall means a failure by the Owner Lessor to make any payment of principal or interest on the Lessor Note after the same shall have become due and payable.

"Site(s)" shall have the meaning specified in the recitals of Site Lease and Sublease.

"Site Lease and Sublease" shall mean the Site Lease and Sublease Agreement (BA 1/2), dated as of the Closing Date, between PPL Montana and the Owner Lessor, substantially in the form of Exhibit C to the Participation Agreement duly completed, executed and delivered on the Closing Date pursuant to which PPL Montana will lease the Ground Interest to, and sublease such Ground Interest from, the Owner Lessor.

"Site Lease Term" shall have the meaning specified in Section 2.3(d) of the Site Lease and Sublease.

"Site Sublease Term" shall have the meaning specified in Section 4.3 of the Site Lease and Sublease.

"Special Lessee Transfer" shall have the meaning specified in Section 15.1 of the Participation Agreement.

"Special Lessee Transfer Amount" shall mean for any date, the amount determined as follows:

            (i) if the determination date shall be a Termination Date, the Termination Value under the Facility Lease on such date, or (ii) if such date shall not be a Termination Date, the Termination Value under the Facility Lease on the immediately succeeding Termination Date; plus

            (ii) in the case of a termination pursuant to Section 13.1 of the Facility Lease, the amount, if any, by which the Qualifying Cash Bid exceeds Termination Value determined in accordance with clause (i) above, plus

            (iii) any unpaid Basic Lease Rent or Renewal Lease Rent due before the date of such determination, minus

            (iv) the sum of all outstanding principal and accrued interest on the Notes, if any, on such determination date (in each case, if such determination date is a Rent Payment Date, before taking into account any Basic Lease Rent or Renewal Lease Rent due on such determination date).

"Special Lessee Transfer Event" shall mean the occurrence of either of (i) a Regulatory Event of Loss, and (ii) if the Owner Lessor has agreed to sell, and PPL Montana has agreed to buy, the Undivided Interest, a Burdensome Termination Event under Section 13.1 of the Facility Lease.

"Subsidiary" shall mean, with respect to any Person (the "parent"), any corporation or other entity of which sufficient securities or other ownership interests having ordinary voting power to elect a majority of the board of directors (or equivalent body) or other Persons performing similar functions are at the time directly or indirectly owned by such parent.

"Supplemental Financing" shall have the meaning specified in Section 13.1 of the Participation Agreement.

"Supplemental Lease Rent" shall mean any and all amounts, liabilities and obligations (other than Basic Lease Rent) that PPL Montana assumes or agrees to pay under the Operative Documents (whether or not identified as "Supplemental Lease Rent") to the Owner Lessor or any other Person, including Termination Value.

"Tax" or "Taxes" shall mean all fees, taxes (including sales taxes, use taxes, stamp taxes, value-added taxes, ad valorem taxes and property taxes (personal and real, tangible and intangible), levies, assessments, withholdings and other charges and impositions of any nature, plus all related interest, penalties, fines and additions to tax, now or hereafter imposed by any federal, state, local or foreign government or other taxing authority.

"Tax Advance" shall have the meaning specified in Section 11.2(g)(iii)(5) of the Participation Agreement.

"Tax Assumptions" shall mean the items described in Section 1 of the Tax Indemnity Agreement.

"Tax Benefit" shall have the meaning specified in Section 11.2(e) of the Participation Agreement.

"Tax Claim" shall have the meaning specified in Section 11.2(g)(i) of the Participation Agreement.

"Tax Event" shall mean any event or transaction treated, for Federal income tax purposes, as a taxable sale or exchange of the Lessor Note.

"Tax Indemnitee" shall have the meaning specified in Section 11.2(a) of the Participation Agreement.

"Tax Indemnity Agreement" shall mean the Tax Indemnity Agreement (BA1/2), dated as of the Closing Date, between PPL Montana and the Owner Participant.

"Tax Law Change" shall have the meaning specified in Section 14.2(a)(iii) of the Participation Agreement.

"Tax Loss" shall have the meaning specified in Section 5(a) of the Tax Indemnity Agreement.

"Tax Representation" shall mean each of the items described in Section 4 of the Tax Indemnity Agreement.

"Tax Shelter Designation Agreement" shall mean that certain agreement pursuant to which, inter alia, Babcock & Brown LP has agreed to file a Form 8264 (and attachments) with the IRS.

"Term" shall mean the Fixed Lease Term and the Renewal Lease Term, if any, of the Facility Lease.

"Termination Date" shall mean each of the monthly dates during the Facility Lease Term identified as a "Termination Date" on Schedule 2 of the Facility Lease.

"Termination Value" for any Termination Date shall mean, with respect to the Undivided Interest, an amount equal to the product of the Purchase Price and the Termination Value Percentage for the applicable Unit, as set forth on Schedule 2 of the Facility Lease for such Termination Date. If Termination Value should be required to be calculated with respect to only one Unit Interest, such Termination Value shall be 50% of the total amount calculated in the preceding sentence.

"Title Policies" shall mean each of the title policies issued to the Owner Lessor, the Lease Indenture Trustee and PPL Montana relating to the Transaction.

"Total Capitalization" shall mean, with respect to any Person, the sum, without duplication, of (i) total common stock equity or analogous ownership interests of such Person, (ii) preferred stock and preferred securities of such Person.
(iii) additional paid in capital or analogous interests of such Person, (iv) retained earnings of such Person, (v) the aggregate principal amount of Indebtedness of such Person then outstanding, and (vi) the total equity contributed by the Owner Participants on the Closing Date.

"Transaction" shall mean, collectively, each of the transactions contemplated under the Participation Agreement and of the other Operative Documents.

"Transaction Costs" shall mean the following costs to the extent substantiated or otherwise supported in reasonable detail:

            (i) the cost of reproducing and printing the Operative Documents and the Offering Memorandum and all costs and fees, including filing and recording fees and recording, transfer, mortgage, intangible and similar taxes in connection with the execution, delivery, filing and recording of the Facility Lease, the Site Lease and Sublease, and any other Operative Document, and any other document required to be filed or recorded pursuant to the provisions hereof or of any other Operative Document and any Uniform Commercial Code filing fees in respect of the perfection of any security interests created by any of the Operative Documents or as otherwise reasonably required by the Owner Lessor or the Lease Indenture Trustee;

            (ii) the reasonable fees and expenses of Dewey Ballantine LLP, counsel to the Owner Participant, for services rendered in connection with the negotiation, execution and delivery of the Participation Agreement and the other Operative Documents;

            (iii) the reasonable fees and expenses of Garlington, Lohn & Robinson PPLP, Montana counsel to the Owner Participant, for services rendered in connection with the negotiation, execution and delivery of the Participation Agreement and the other Operative Documents;

            (iv) the reasonable fees and expenses of Orrick, Herrington & Sutcliffe LLP, special counsel to PPL Montana, for services rendered in connection with the negotiation, execution and delivery of the Participation Agreement and the other Operative Documents;

            (v) the reasonable fees and expenses of Winthrop, Stimson, Putnam & Roberts, counsel to PPL Montana, for services rendered in connection with the negotiation, execution and delivery of the Participation Agreement and the other Operative Documents;

            (vi) the reasonable fees and expenses of Moulton, Bellingham, Longo & Mather, P.C., Montana counsel to PPL Montana, for services rendered in connection with the negotiation, execution and delivery of the Participation Agreement and the other Operative Documents;

            (vii) the reasonable fees and expenses of Jones, Day, Reavis & Pogue, regulatory counsel to PPL Montana, for services rendered in connection with the negotiation, execution and delivery of the Participation Agreement and the other Operative Documents;

            (viii) the reasonable fees and expenses of Morris, James, Hitchens & Williams LLP, counsel for the Owner Lessor, the Lessor Manager, and the Trust Company for services rendered in connection with the negotiation, execution and delivery of the Participation Agreement and the other Operative Documents;

            (ix) the reasonable fees and expenses of Latham & Watkins, counsel to the Initial Purchasers, for services rendered in connection with the negotiation, execution and delivery of the Participation Agreement and the other Operative Documents, and the Certificate Purchase Agreement;

            (x) the reasonable fees and expenses of Kelley Drye & Warren LLP, counsel for the Lease Indenture Trustee, the Lease Indenture Company, the Pass Through Trustee and the Pass Through Company, for services rendered in connection with the negotiation, execution and delivery of the Participation Agreement and the other Operative Documents;

            (xi) the fees and expenses of the Advisors to PPL Montana, for services rendered in connection with the transactions contemplated by the Participation Agreement;

            (xii) the underwriting discounts and commissions payable to, and reasonable out-of-pocket expenses of, the Initial Purchasers;

            (xiii) the reasonable fees and expenses of PricewaterhouseCoopers LLP for services rendered in connection with the Transaction;

            (xiv) the reasonable out-of-pocket expenses of the Owner Participant and the Owner Lessor (including computer time procurement);

            (xv) the initial fees and expenses of the Lessor Manager, the Lease Indenture Trustee and the Pass Through Trustee in connection with the execution and delivery of the Participation Agreement and the other Operative Documents to which either one is or will be a party;

            (xvi) the fees and expenses of the Appraiser, for services rendered in connection with delivering the Closing Appraisal required by Section 4 of the Participation Agreement;

            (xvii) the fees and expenses of the Engineering Consultant, for services rendered in connection with delivering the Engineering Report required by Section 4 of the Participation Agreement;

            (xviii) the fees and expenses of the Market Consultant, for services rendered in connection with delivering the Market Report required by Section 4 of the Participation Agreement;

            (xix) the fees and expenses of the Fuel Consultant, for services rendered in connection with delivering the Fuel Report required by Section 4 of the Participation Agreement;

            (xx) the fees and expenses of Aon Risk Services, Inc.;

            (xxi) the fees and expenses of the Environmental Consultant;

            (xxii) the fees and expenses of the Rating Agencies in connection with the rating of PPL Montana and the Lease Debt; and

            (xxiii) the premiums and any other fees and expenses relating to the Title Policies.

Notwithstanding the foregoing, Transaction Costs shall not include internal costs and expenses such as salaries and overhead of whatsoever kind or nature nor costs incurred by the parties to the Participation Agreement pursuant to arrangements with third parties for services (other than those expressly referred to above), such as computer time procurement (other than out-of-pocket expenses of the Owner Participant), financial analysis and consulting, advisory services, and costs of a similar nature.

"Transaction Cost Deductions" shall have the meaning set forth in Section 1(a) of the Tax Indemnity Agreement.

"Transaction Party(ies)" shall mean, individually or collectively as the context may require, all or any of the parties to the Operative Documents (including the Trust Company, the Lease Indenture Company, and the Pass Through Company).

"Transferee" shall have the meaning specified in Section 9.1(a) of the Participation Agreement.

"Transmission Facilities" shall mean all transmission lines, switch yards, substations and other equipment, property, or rights necessary for the transmission of electricity from the Colstrip

Project to the power grid, including each of the items described on Schedule 5 to the Participation Agreement.

"Treasury Regulations" shall mean regulations, including temporary regulations, promulgated under the Code.

"Trust Company" shall mean the Wilmington Trust Company.

"Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed except as provided in Section 905; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

"Undivided Interest" shall mean, collectively, the Units 1 and 2 Interest.

"Uniform Commercial Code" or "UCC" shall mean the Uniform Commercial Code as in effect in the applicable jurisdiction.

"Unit 1" shall mean Colstrip Unit No. 1, a 333 MW (gross capacity) coal-fired steam electric generating unit located on the Units 1 and 2 Site in Rosebud County, Montana, designated "Colstrip Unit 1 ," and consisting of the assets described in Exhibit B of the Site Lease and Sublease and specifically excluding therefrom the Transmission Facilities.

"Unit 1 Interest" shall mean the undivided interest in Unit 1 and the Related Common Facilities Interest 1 conveyed to the Owner Lessor pursuant to the Bill of Sale, and shall consist of an undivided Owner Lessor's Percentage of (a) a 50% undivided interest in and to Unit 1, (b) a 25% undivided interest in and to the Common Facilities 1-2. and (c) 25% of the undivided interest in and to the Common Facilities 1-2-3-4 allocated to Units 1 and 2 pursuant to the Common Facilities Agreement.

"Unit 1 Principal Portion" shall mean, with respect to any Lessor Note, an amount equal to the portion of the principal of such Lessor Note relating to the purchase of the related Unit 1 Interest, as set forth on Schedule 1 of such Lessor Note.

"Unit 1 Site" shall mean that portion of the Units 1 and 2 Site on which Unit 1 is situated.

"Unit 2" shall mean Colstrip Unit No. 2, a 333 MW (gross capacity) coal-fired steam electric generating unit located on the Units 1 and 2 Site in Rosebud County, Montana, designated "Colstrip Unit 2," and consisting of the assets described in Exhibit B of the Site Lease and Sublease and specifically excluding therefrom the Transmission Facilities.

"Unit 2 Interest" shall mean the undivided interest in Unit 2 and the Related Common Facilities Interest 2 conveyed to the Owner Lessor pursuant to the Bill of Sale, and shall consist of an undivided Owner Lessor's Percentage of(a) a 50% undivided interest in and to Unit 2, (b) a 25% undivided interest in and to the Common Facilities 1-2. and (c) 25% of the undivided interest in and to the Common Facilities 1-2-3-4 allocated to Units 1 and 2 pursuant to the Common Facilities Agreement.

"Unit 2 Principal Portion" shall mean, with respect to any Lessor Note, an amount equal to the portion of the principal of such Lessor Note relating to the purchase of the related Unit 2 Interest, as set forth on Schedule 2 of such Lessor Note.

"Unit 2 Site" shall mean that portion of the Units 1 and 2 Site on which Unit 2 is situated.

"Unit 3" shall mean Colstrip Unit No. 3, a 805 MW (gross capacity) coal-fired steam electric generating unit located on the Unit 3 Site in Rosebud County, Montana, designated "Colstrip Unit 3," and specifically excluding therefrom the Transmission Facilities.

"Unit 3 Site" shall mean the land on which Unit 3 is situated, which is described as the Unit 3 Site in Exhibit A to the Site Lease and Sublease, and all rights of way, easements, permits and other appurtenances to such land (including the Water Rights) described on such Schedule or otherwise, and specifically excluding the Transmission Facilities and the Common Facilities Site.

"Unit 4" shall mean Colstrip Unit No. 4, a 805 MW (gross capacity) coal-fired steam electric generating unit located on the Unit 4 Site in Rosebud County, Montana, designated "Colstrip Unit 4."

"Unit 4 Site" shall mean the land on which Unit 4 is situated, which is described as the Unit 4 Site.

"Unit Interest" shall mean, individually or collectively as the context may require, the Unit 1 Interest and/or the Unit 2 Interest.

"Unit Percentage" shall mean, with respect to any Unit, the undivided interest in such Unit conveyed to the Owner Lessor pursuant to the Bill of Sale.

"Unit Principal Portion" shall mean a collective reference to the Unit 1 Principal Portion and the Unit 2 Principal Portion.

"Unit Sites" shall mean a collective reference to the Units 1 and 2 Site.

"Units" shall mean, as the context may require, either Unit 1 or Unit 2.

"Units 1 and 2" shall mean, collectively, Unit 1 and Unit 2.

"Units 1 and 2 Interest" shall mean a collective reference to the undivided interest in Units 1 and 2 and the Related Common Facilities conveyed to the Owner Lessor pursuant to the Bill of Sale, and shall consist of the Unit 1 Interest and the Unit 2 Interest.

"Units 1 and 2 Site" shall mean the land on which Units 1 and 2 are situated, which is described as the Units 1 and 2 Site in Exhibit A to the Site Lease and Sublease, and all rights of way, easements, permits and other appurtenances to such land (including the Water Rights) described on such Schedule or otherwise, and specifically excluding the Transmission Facilities and the Common Facilities Site.

"Units 3 and 4" shall mean, collectively, Unit 3 and Unit 4.

"U.S. Government Obligations" shall mean securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clauses (i) or (ii) are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction in the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

"Verifier" shall have the meaning specified in Section 3.5(c) of the Facility Lease.

"Vote Sharing Agreement" shall mean that certain project committee vote sharing agreement between PPL Montana and MPC entered into as of December 17, 1999.

"Water Rights" shall mean any and all rights of PPL Montana to use, apply and appropriate water necessary for make-up, cooling, pollution control, screen cleansing and other auxiliary uses associated with and necessary to the efficient operation of the Facility, including, all appropriative rights recognized under Montana law. These appropriative rights are included in the claim made by Claim No. 42KJ-W-094423-00 filed with the Montana Water Courts.

"Wintergreen Renewal Lease Terms" shall have the meaning specified in Section
15.2 of the Facility Lease.

"Working Capital Facility" shall mean any Revolving Loan (as such term is defined in the Credit Agreement) extended to PPL Montana pursuant to tranche B of the Credit Agreement.

                                      Index

"Dollars" or the sign "$" .............. 13
Abstract of Lease ......................  4
Acquired Indebtedness ..................  4
Actual Knowledge .......................  4
Additional Certificates ................  4
Additional Equity Investment ...........  4
Additional Lessor Notes ................  4
Additional Subsidiary ..................  4
Advisors to the Facility Lessee ........  4
Affiliate ..............................  4
After-Tax Basis ........................  5
Allocated Rent .........................  5
Applicable Law .........................  5
Applicable Rate ........................  5
Appraisal Procedure ....................  5
Appraiser ..............................  6
Asset Purchase Agreement ...............  6
Asset Sale .............................  6
Assigned Documents .....................  6
Assignment and Assumption Agreement ....  6
Assignment and Reassignment(s) of Project
  Agreements ...........................  6
Assumed Deductions .....................  7
Assumed Tax Rate .......................  7
Authorized Agent .......................  7
Balance Sheet ..........................  7
Bankruptcy Code ........................  7
Basic Lease Rent .......................  7
Basic Lease Term .......................  7
Basic Site Lease Term ..................  7
Basic Site Sublease Term ...............  7
Bill(s) of Sale ........................  7
Burdensome Termination Event ...........  7
Business Day ...........................  7
Capital Expenditures ...................  8
Cash Flow Available for Fixed Charges ..  8
Cash Flow to Fixed Charges Ratio .......  8
Certificate Purchase Agreement .........  8
Certificateholders .....................  8
Certificates ...........................  8
Certificates Register ..................  8
Change of Control ......................  8
Change of Control Premium ..............  9
Claim ..................................  9
Closing ................................  9
Closing Appraisal ......................  9
Closing Date ..........................  10
Code ..................................  10
Colstrip Facility Leases ..............  10
Colstrip Project ......................  10
Colstrip Site .........................  10
Colstrip Unit 1 .......................  10
Colstrip Unit 2 .......................  10
Colstrip Unit 3 .......................  10
Colstrip Unit 4 .......................  10
Colstrip Units 1 and 2 ................  10
Colstrip Units 3 and 4 ................  10
Common Facilities .....................  10
Common Facilities 1-2 .................  10
Common Facilities 1-2 Site ............  10
Common Facilities 1-2-3-4 .............  11
Common Facilities 1-2-3-4 Site ........  11
Common Facilities Agreement ...........  11
Common Facilities Percentage ..........  11
Common Facilities Site ................  11
Competitor ............................  11
Component .............................  11
Consolidated Subsidiary ...............  11
Consolidated Tangible Net Assets ......  11
Core Subsidiary .......................  12
Corporate Trust Office ................  12
Credit Agreement ......................  12
Debt Covenant Termination Date ........  12
Debt Portion of Rent ..................  12
Debt Portion of Termination Value .....  12
Debt to Capital Ratio .................  12
Deduction Loss ........................  12
Depreciation Deduction ................  12
Discount Rate .........................  13
Distribution ..........................  13
DTC ...................................  13
EBITDA ................................  13
Effective Date ........................  13
Effective Rate ........................  13
Enforcement Notice ....................  13
Engineering Consultant ................  13
Engineering Report ....................  13
Environmental Condition ...............  13
Environmental Consultant ..............  13
Environmental Laws ....................  13
Environmental Report ..................  14
Equity Contribution Agreement .........  14

Equity Covenant Termination Date ....... 14
Equity' Investment ..................... 14
Equity Portion of Periodic Lease Rent .. 14
Equity Portion of Termination Value .... 14
ERISA .................................. 14
Event of Default ....................... 14
Event of Loss .......................... 14
Excepted Payments ...................... 15
Excepted Rights ........................ 16
Excess Amount .......................... 16
Exchange Act ........................... 16
Excluded Property ...................... 16
Excluded Taxes ......................... 16
Existing Indebtedness .................. 16
Expiration Date ........................ 16
Facility ............................... 16
Facility Lease ......................... 16
Facility Lease Term .................... 16
Facility Lessee ........................ 16
Facility Lessee's Interest ............. 16
Facility Site Sublease ................. 16
Fair Market Rental Value ............... 16
Fair Market Sales Value ................ 16
Federal Power Act ...................... 17
FERC ................................... 17
FERC (Owner Lessor) EWG Notice ......... 18
FERC EWG (Owner Lessor) Order .......... 17
FERC EWG (PPLM) Order .................. 17
FERC OATT Order ........................ 17
FERC Orders ............................ 17
FERC Part 2 Order ...................... 18
FERC Section 203 Order ................. 18
FERC Section 205 Order ................. 18
FERC Waiver Order ...................... 18
Final Determination .................... 18
First Wintergreen Renewal Lease Term ... 18
Fixed Charges .......................... 18
Fixed Lease Term ....................... 18
FMV Renewal Lease Term ................. 18
Fuel Consultant ........................ 19
Fuel Report ............................ 19
GAAP ................................... 19
Governmental Entity .................... 19
Ground Interest ........................ 19
Ground Lessee .......................... 19
Ground Lessor .......................... 19
Ground Lessor's Release Rights ......... 19
Ground Sublessee ....................... 19
Ground Sublessor ....................... 19
Guarantor .............................. 19
Guaranty ............................... 19
Hazardous Substance .................... 19
Holding Company Act .................... 20
Inclusion Loss ......................... 20
Indebtedness ........................... 20
Indemnitee ............................. 20
Indenture Estate ....................... 20
Indenture Trustee's Liens .............. 20
Independent Appraiser .................. 21
Initial Purchasers ..................... 21
Interest Deductions .................... 21
Interim Lease Rent ..................... 21
Interim Lease Term ..................... 21
Investment ............................. 21
IRS .................................... 21
Lease Debt ............................. 21
Lease Debt Rate ........................ 21
Lease Event of Default ................. 21
Lease Indenture ........................ 22
Lease Indenture Bankruptcy Default ..... 22
Lease Indenture Event of Default ....... 22
Lease Indenture Payment Default ........ 22
Lease Indenture Trustee ................ 22
Lease Indenture Trustee Office ......... 22
Lease Indenture Trustee's Account ...... 22
Lease Obligations ...................... 22
Lease Payment Obligations .............. 22
Lessee Action .......................... 23
Lessee Person .......................... 23
Lessee Section 467 Interest ............ 23
Lessee Section 467 Loan Balance ........ 23
Lessor Estate .......................... 23
Lessor Manager ......................... 23
Lessor Note ............................ 23
Lessor Possession Date ................. 23
Lessor Section 467 Interest ............ 23
Lessor Section 467 Loan Balance ........ 23
Lien ................................... 23
List of Competitors .................... 23
LLC Agreement .......................... 24
Loans .................................. 24
Majority in Interest of Noteholders .... 24
Make Whole Premium ..................... 24
Market Consultant ...................... 24
Market Report .......................... 24
Material Adverse Effect ................ 24
Maximum Probable Loss .................. 24
Member interest ........................ 24
Minimum Credit Standard ................ 25
Modification ........................... 25
Montana Assets ......................... 25
Moody's ................................ 25

MPC ..................................... 25
Non-Recourse Indebtedness ............... 25
Nonseverable Modifications .............. 25
Note Register ........................... 25
Noteholder .............................. 25
Notes ................................... 25
Obsolescence Termination Date ........... 25
Offering Memorandum ..................... 26
Officer's Certificate ................... 26
Omnibus Voting Agreement ................ 26
OP Guarantor ............................ 26
OP Member ............................... 26
OP Member Interest ...................... 26
OP Parent Guaranty ...................... 26
Operating Agreement 1-2 ................. 26
Operative Documents ..................... 26
Operator ................................ 26
Optional Modification ................... 27
Original LLC Agreement .................. 27
Other Bills of Sale ..................... 27
Other Colstrip Lease Transactions ... 27, 28
Other Facility Lease .................... 27
Other Ground Interests .................. 27
Other Lease Indenture Trustees .......... 27
Other Lease Indentures .................. 27
Other Lessor Managers ................... 27
Other Operative Documents ............... 27
Other Owner Lessors ..................... 27
Other Owner Participants ................ 27
Other Participation Agreements .......... 27
Other Site Lease and Sublease ........... 28
Other Undivided Interest ................ 28
Overdue Rate ............................ 28
Owner Committee ......................... 29
Owner Lessor ............................ 28
Owner Lessor's Account .................. 28
Owner Lessor's Interest ................. 28
Owner Lessor's Lien ..................... 28
Owner Lessor's Percentage ............... 28
Owner Participant ....................... 28
Owner Participant's Account ............. 28
Owner Participant's Commitment .......... 29
Owner Participant's Lien ................ 29
Owner Participant's Net Economic Return . 29
Ownership Agreement 1-2 ................. 29
Ownership Agreement 3-4 ................. 29
Ownership Agreements .................... 29
Ownership and Operating Agreements 1-2 .. 29
Participation Agreement ................. 29
Pass Through Trust ...................... 30
Pass Through Trust Agreement ............ 30
Pass Through Trustee .................... 30
Periodic Lease Rent ..................... 30
Permitted Business ...................... 30
Permitted Encumbrances .................. 30
Permitted Instruments ................... 30
Permitted Investment .................... 31
Permitted Liens ......................... 31
Permitted Securities .................... 32
Person .................................. 32
Plan .................................... 32
Pollution Control Facilities ............ 32
Portland ................................ 32
Power Market Consultant ................. 32
PPA ..................................... 32
PPA Period .............................. 33
PPL Corporation ......................... 33
PPL Montana ............................. 33
Pricing Assumptions ..................... 33
Principal Portion ....................... 33
Proceeds ................................ 33
Project Agreements ...................... 33
Project Committee ....................... 33
Proportional Rent ....................... 33
Prudent Industry Practice ............... 33
Puget ................................... 34
Purchase Price .......................... 34
Qualified Shareholder ................... 34
Qualifying Cash Bid ..................... 34
Qualifying Letter of Credit ............. 34
Qualifying Letter of Credit Bank ........ 34
Rating Agencies ......................... 34
Rebuilding Closing Date ................. 34
Redemption Date ......................... 34
Regulatory Event of Loss ................ 35
Related Common Facilities ............... 35
Related Common Facilities Interest ...... 35
Related Common Facilities Interest 1 .... 35
Related Common Facilities Interest 2 .... 35
Related Common Facilities Site .......... 35
Related Ground Interest ................. 35
Related Lease Indenture Trustee ......... 35
Related Owner Lessor .................... 35
Related Party ........................... 35
Related Site ............................ 35
Related Transaction ..................... 36
Released Property ....................... 36
Renewal Lease Rent ...................... 36
Renewal Lease Term ...................... 36
Renewal Site Lease Term ................. 36
Renewal Site Sublease Term .............. 36
Rent .................................... 36

Rent Payment Date ....................... 36
Rent Payment Period ..................... 36
Replacement Component ................... 36
Required Modification ................... 36
Requisition ............................. 36
Responsible Officer ..................... 36
Restricted Investment ................... 37
Restricted Payment ...................... 37
Revenues ................................ 37
Rights Sharing Agreement ................ 37
S&P ..................................... 37
Scheduled Closing Date .................. 37
Scheduled Lease Expiration Date ......... 38
Scheduled Payment Date .................. 38
Scheduled to be Paid .................... 38
SEC ..................................... 38
Second Wintergreen Renewal Lease Term ... 38
Section 467 Interest .................... 38
Section 467 Loan Balance ................ 38
Secured Indebtedness .................... 38
Securities Act .......................... 38
Security ................................ 38
Severable Modification .................. 38
Significant Indenture Default ........... 39
Significant Lease Default ............... 38
Site Lease and Sublease ................. 39
Site Lease Term ......................... 39
Site Sublease Term ...................... 39
Site(s) ................................. 39
Special Lessee Transfer ................. 39
Special Lessee Transfer Amount .......... 39
Special Lessee Transfer Event ........... 39
Subsidiary .............................. 40
Supplemental Financing .................. 40
Supplemental Lease Rent ................. 40
Tax ..................................... 40
Tax Advance ............................. 40
Tax Assumptions ......................... 40
Tax Benefit ............................. 40
Tax Claim ............................... 40
Tax Event ............................... 40
Tax Indemnitee .......................... 40
Tax Indemnity Agreement ................. 40
Tax Law Change .......................... 40
Tax Loss ................................ 41
Tax Representation ...................... 41
Tax Shelter Designation Agreement ....... 41
Taxes ................................... 40
Term .................................... 41
Termination Date ........................ 41
Termination Value ....................... 41
Title Policies .......................... 41
Total Capitalization .................... 41
Transaction ............................. 41
Transaction Cost Deductions ............. 43
Transaction Costs ....................... 41
Transaction Party(ies) .................. 44
Transferee .............................. 44
Transmission Facilities ................. 44
Treasury' Regulations ................... 44
Trust Company ........................... 44
Trust Indenture Act ..................... 44
U.S. Government Obligations ............. 46
UCC ..................................... 44
Undivided Interest ...................... 44
Uniform Commercial Code ................. 44
Unit 1 .................................. 44
Unit 1 interest ......................... 44
Unit 1 Principal Portion ................ 44
Unit 1 Site ............................. 44
Unit 2 .................................. 45
Unit 2 Interest ......................... 45
Unit 2 Principal Portion ................ 45
Unit 2 Site ............................. 45
Unit 3 .................................. 45
Unit 3 Site ............................. 45
Unit 4 .................................. 45
Unit 4 Site ............................. 45
Unit Interest ........................... 45
Unit Percentage ......................... 45
Unit Principal Portion .................. 45
Unit Site ............................... 45
Units ................................... 45
Units 1 and 2 ........................... 46
Units 1 and 2 Interest .................. 46
Units 1 and 2 Site ...................... 46
Units 3 and 4 ........................... 46
Verifier ................................ 46
Vote Sharing Agreement .................. 46
Water Rights ............................ 46
Wintergreen Renewal Lease Term .......... 46
Working Capital Facility ................ 47

                                                                       EXHIBIT A
                                                                              to
                                                                 Lease Indenture
                                                                 ---------------
                              DESCRIPTION OF SITES
                              --------------------

(1)   Units 1 and 2 Site

Parcel 1 That portion of Section 34 in Township 2 North, Range 41 East, PMM, described as Tracts 1-C and 1-B-3 of Certificate of Survey No. 54257 amending Certificate of Survey No. 27875 (Tract 1), No. 27878, No. 34994 and Dedication of Tracts 1-A-2, 1-B-2, 1-B and 1-D filed July 30, 1986 for record in the office of the Clerk and Recorder of Rosebud County, Montana, under Document No. 54257.

Parcel 2 That portion of Section 21 in Township 2 North, Range 41 East, PMM, described as Tract 1 of Certificate of Survey No. 27873 filed June 3, 1980 for record in the office of the Clerk and Recorder of Rosebud County, Montana, under Document No. 27873.

Parcel 2A   That portion of the N 1/2 of Section 28, Township 2 North, Range 41
            East described as Parcel 2A of Certificate of Survey No. 85514 filed
            March 10, 1999 for record in the office of the Clerk and Recorder of Rosebud County, Montana as Document No. 85514.

Parcel 3 That part of Section 29 in Township 2 North, Range 41 East, PMM, described as Tract 1 of Certificate of Survey No. 27877 filed June 3, 1980 for record in the office of the Clerk and Recorder of Rosebud County, Montana as Document No. 27877.

Parcel 4 That portion of the E 1/2 of Section 34, Township 2 North, Range 41 East, PMM described as Parcel A-1-A and Parcel A-1-B of Certificate of Survey No. 85561 filed March 10, 1999 for record in the office of the Clerk and Recorder of Rosebud County, Montana as Document No. 85561.

Parcel 4A   That portion of the N 1/2 of Section 3, Township 1 North, Range 41
            East, PMM and the SE 1/4 of Section 34, Township 2 North, Range 41
            East, PMM described as Parcel 4A of Certificate of Survey 85515 filed March 10, 1999 for record in the office of the Clerk and Recorder of Rosebud County, Montana as Document No. 85515, excluding therefrom Tract 1 of Certificate of Survey 58701 filed October 29,
            1987 for record in the office of the Clerk and Recorder of Rosebud
            County, Montana as Document No. 58701.

Parcel 5    Township 2 North, Range 41 East, P.M.M., Rosebud County, Montana
            Section 20: All

EASEMENT:   Easement for utilities reserved by Montana Power Company and Puget
            Sound Power & Light Company in Deed dated April 1, 1983, recorded
            May 2, 1983 in

            Book 79 Deeds, page 648, over and across a part of the following described real property:

            That portion of Sections 34 and 35 in Township 2 North, Range 41 East, P.M.M., described as Parcel 3 Amended Certificate of Survey No. 85124 filed December 30, 1998 in the Office of the Clerk and Recorder of Rosebud County, Montana as Document No. 85124.

(2)   Common Facilities 1-2 Site

Parcel 12A  That portion of Sections-34 & 35. Township 2 North, Range 41
            East, PMM, described as an 80-foot wide easement, being the northerly 8O feet of Parcel 3 depicted on Certificate of Survey No. 34152, on file in the office of the Clerk and Recorder of Rosebud County, Montana, and running between Corner No. 5 and Corner No. 7 of said Parcel 3, for utilities (including, but not limited to, electrical conduit, water lines, conveyor systems and related facilities), right-of-way and access; and

Parcel 12B  That portion of Sections 34 & 35, Township 2 North, Range 41
            East, PMM, described as a 30-foot wide easement being the northerly 30 feet of Parcel 3 depicted on Certificate of Survey No. 34152, on file in the office of the Clerk and Recorder of Rosebud County, Montana, and running between Corner No. 8 and Corner No. 9 of Parcel 3, for utilities (including, but not limited to electrical conduit, water lines, conveyor systems and related facilities), right-of-way and access.

            Both reserved in a deed dated April 1, 1983, recorded in Book 79 Deeds, page 648, records in the office of the Clerk and Recorder of Rosebud County, Montana.

(3)   [Common Facilities 1-2-3-4 Site]

Parcel 35   That portion of Sections 34 and 35 in Township 2 North, Range 41
            East, PMM, described as Parcel B Certificate of Survey No. 34152 filed January 8, 1981 for record in the office of the Clerk and Recorder of Rosebud County, Montana as Document No. 34152.

Parcel 36   That portion of Sections 27 and 34 in Township 2 North, Range 41
            East, PMM, described as Parcel C of Certificate of Survey No. 34153 filed January 8, 1981 for record in the office of the Clerk and Recorder of Rosebud County, Montana as Document No. 34153.

Parcel 37   That portion of Section 35 in Township 2 North, Range 41 East &
            Section 2 in Township 1 North, Range 41 East, PMM, described as
            Tract H-I, Tract H-2, Tract H-3 of Certificate of Survey No. 34995 filed March 25, 1982 for record in the office of the Clerk and Recorder of Rosebud County, Montana as Document No. 34995.

Parcel 38   That portion of Section 3 in Township 1 North, Range 41 East, PMM,
            described as Parcel G of Certificate of Survey No. 34996 filed March
            25, 1982 for record in the office of the Clerk and Recorder of Rosebud County, Montana as Document No. 34996.

Parcel 39   That portion of Section 34 in Township 2 North, Range 41 East, PMM,
            described as Parcel A-1 Amended of Certificate of Survey No. 85561, filed March 17, 1999 for record in the office of the Clerk and Recorder of Rosebud County, Montana as Document No. 85561, excluding therefrom a tract of land described as Parcel A-1-B of Certificate of Survey 85561

Parcel 40   That portion of Sections 28 and 33 in Township 2 North, Range 41
            East, PMM, described as Parcel F-l Amended and Parcel F-2 Amended of Certificate of Survey No. 85920 filed May 4, 1999 for record in the office of the Clerk and Recorder of Rosebud County, Montana as Document No. 85920.

Parcel 41   That portion of Section 34 in Township 2 North, Range 41 East, PMM,
            described as Parcel D-l and Parcel D-2 of Certificate of Survey No.
            42210 filed January 10, 1984 for record in the office of the Clerk and Recorder of Rosebud County, Montana as Document No. 42210.

Parcel 42   That portion of Section 34 in Township 2 North, Range 41 East, PMM,
            described as Tract 1-A-1, Tract 1-A-2 and Tract 1-A-3 of Certificate of Survey No. 54257 amending Certificate of Survey No. 27875 (Tract
            1), Certificate of Survey No. 27878, Certificate of Survey No. 34994 and Dedication of Tracts 1-A-2, 1-B-2, 1-B and 1-D, filed July 30,
            1986 for record in the office of the Clerk and Recorder of Rosebud
            County, Montana as Document No. 54257, subject to dedication of Tract 1-A-2 (Willow Avenue) as a public road.

Parcel 43   That portion of Section 24 in Township 6 North, Range 39 East, PMM,
            described as Tract A and Tract C of Certificate of Survey No. 6100 filed February 13, 1974 for record in the office of the Clerk and Recorder of Rosebud County, Montana as Document No. 6100.

Parcel 44   That parcel commencing at the section corner common Sections
            Thirteen (13), Fourteen (14), Twenty-three (23) and Twenty-four
            (24), Township Six (6) North, of Range Thirty-nine (39) East,
            M.P.M., Rosebud County, Montana, running thence northerly along the section line common to Sections Fourteen (14) and Thirteen (13) to the Yellowstone River; running thence southeasterly along the Yellowstone River to a point where the south boundary line of Section Thirteen (13) meets the Yellowstone River; thence westerly along the south boundary line of the said Section Thirteen (13) to the point of beginning, containing in all approximately 17 acres as described in deed dated December 7, 1973, recorded December 12, 1973 in Book 73, Page 127 and confirmed in Judgment and Decree dated
            March 21, 1975 by The District Court of the Sixteenth Judicial
            District, in and for the County of Rosebud, recorded March 21, 1975 in Book 19 Orders and

            Decree, page 996, records of the County Clerk and Recorder of Rosebud County, Montana.

Parcel 45   Easements and rights-of-way more particularly described in documents recorded in the office of the Clerk and Recorder of Rosebud County.
            Montana, under the following Book and Page numbers; which documents are incorporated herein by this reference and made a part hereof:

            Book 77 Deeds, page 29
            Book 75 Deeds, page 306
            Book 73 Deeds, page 430
            Book 73 Deeds, page 466
            Book 74 Deeds, page 245
            Book 78 Deeds, page 782
            Book 78 Deeds, page 838
            Book 74 Deeds, page 169
            Book 74 Deeds, page 110
            Book 74 Deeds, page 70
            Book 77 Deeds, page 941
            Book 78 Deeds, page 134
            Book 79 Deeds, page 238
            Book 74 Deeds, page 14
            Book 74 Deeds, page 65
            Book 74 Deeds, page 112
            Book 79 Deeds, page 240
            Book 74 Deeds, page 62
            Book 74 Deeds, page 67
            Book 74 Deeds, page 242
            Book 73 Deeds, page 891
            Book 73 Deeds, page 893
            Book 73 Deeds, page 284
            Book 78 Deeds, page 131
            Book 32 Misc., page 476

                                                                       EXHIBIT B
                                                                              to
                                                                 Lease Indenture
                                                                 ---------------

                               FORM OF LESSOR NOTE

                                                                       EXHIBIT B

                                 MONTANA 0L3 LLC
                       NONRECOURSE PROMISSORY NOTE DUE IN
                      A SERIES OF INSTALLMENTS OF PRINCIPAL
                             WITH FINAL PAYMENT DATE
                                 OF JULY 2, 2020

                   THIS NOTE HAS NOT BEEN REGISTERED UNDER THE
               SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED,
                SOLD OR OFFERED FOR SALE IN VIOLATION OF SUCH ACT

No. BA1/2                                          Issued at: New York, New York

                                                   Issue Date: July 20, 2000

$146,237,669.38

      MONTANA 0L3 LLC, a Delaware limited liability company (herein called the "Owner Lessor", which term includes any successor person under the Lease Indenture hereinafter referred to), hereby promises to pay to The Chase Manhattan Bank, in its capacity as trustee of the Colstrip 2000 Pass Through Trust, or its registered assigns, the principal sum of ONE HUNDRED FORTY SIX MILLION TWO HUNDRED THIRTY SEVEN THOUSAND SIX HUNDRED SIXTY-NINE DOLLARS 38/100 ($146,237,669.38), which is due and payable in a series of installments of principal with a final payment date of July 20, 2020, as provided below, together with interest at the rate of 8.903% per annum on the principal remaining unpaid from time to time from and including the Issue Date until paid in full.

      Interest on the outstanding principal amount under this Note shall be due and payable in arrears semiannually at the rate specified above, commencing on January 2, 2001, and on each July 2nd and January 2nd thereafter until the principal of this Note is paid in full or made available for payment. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

      The principal of this Note shall be due and payable in installments on each of the dates set forth on Schedules 1 and 2 hereto. The installment of principal payable on any such date shall be in an aggregate amount equal to the sum of (x) unless the Unit 1 Principal Portion has been prepaid, the product of the Unit 1 Principal Portion set forth on Schedule 1 multiplied by the percentage set forth on Schedule 1 under the column headed "Principal Amount Payable" for such date, and (y) unless the Unit 2 Principal Portion has been prepaid, the product of the Unit 2 Principal Portion set forth on Schedule 2 multiplied by the percentage set forth on Schedule 2 under the column headed "Principal Amount Payable" for such date; provided that the final installment of principal shall be equal to the then unpaid principal balance of this Note.

      Capitalized terms used in this Note that are not otherwise defined herein shall have the meanings ascribed thereto in the Indenture of Trust, Mortgage and Security

Agreement (BA1/2) dated as of July 20, 2000 (the "Lease Indenture"), between the Owner Lessor and The Chase Manhattan Bank, as trustee (the "Lease Indenture Trustee").

      Interest (computed on the basis of a 360-day year of twelve 30-day months) on any overdue principal and premium, if any, and (to the extent permitted by Applicable Law) any overdue interest shall be paid, on demand, from the due date thereof at the Overdue Rate for the period during which any such principal, premium or interest shall be overdue.

      In the event any date on which a payment is due under this Note is not a Business Day then payment thereof shall be made on the next succeeding Business Day with the same force and effect as if made on the date on which such payment was due.

      Except as otherwise specifically provided in the Lease Indenture and in the Participation Agreement, all payments of principal, premium, if any, and interest on this Note, and all payments of any other amounts due hereunder or under the Lease Indenture shall be made only from the Indenture Estate, and the Lease Indenture Trustee shall have no obligation for the payment thereof except to the extent that the Lease Indenture Trustee shall have sufficient income or proceeds from the Indenture Estate to make such payments in accordance with the terms of Section 3 of the Lease Indenture. The holder hereof, by its acceptance of this Note, agrees that it will look solely to the income and proceeds from the Indenture Estate to the extent available for distribution to the holder hereof, as herein provided, and that, none of the Owner Participant, the Owner Lessor or the Lease Indenture Trustee is or shall be personally liable to the holder hereof for any amounts payable under this Note or under the Lease Indenture, or, except as expressly provided in the Lease Indenture or, in the case of the Owner Participant and the Owner Lessor, the Participation Agreement for any performance to be rendered under the Lease Indenture or any Assigned Document or for any liability under the Lease Indenture or any Assigned Document.

      The principal of and premium, if any, and interest on this Note shall be paid by the Lease Indenture Trustee, without any presentment or surrender of this Note, except that, in the case of the final payment in respect of this Note, this Note shall be surrendered to the Lease Indenture Trustee, by mailing a check for the amount then due and payable, in New York Clearing House funds, to the Noteholder, at the last address of the Noteholder appearing on the Note Register, or by whichever of the following methods specified by notice from the Noteholder to the Lease Indenture Trustee: (a) by crediting the amount to be distributed to the Noteholder to an account maintained by the Noteholder with the Lease Indenture Trustee, (b) by making such payment to the Noteholder in immediately available funds at the Lease Indenture Trustee Office, or (c) by transferring such amount in immediately available funds for the account of the Noteholder to the banking institution having bank wire transfer facilities as shall be specified by the Noteholder, such transfer to be subject to telephonic confirmation of payment. All payments due with respect to this Note shall be made (i) as soon as practicable prior to the close of business on the date the amounts to be distributed by the Lease Indenture Trustee are actually received by the Lease Indenture Trustee if such amounts are received by 11:00 a.m.. New York City time, on a Business Day or
(ii) on the next succeeding Business Day if received after such time or if received on any day other than a Business Day. Prior to due presentment for registration of transfer of this Note, the Owner Lessor and the Lease Indenture Trustee may deem and treat the Person in whose name this Note is registered on the Note Register as the absolute owner and holder of this Note for the purpose of receiving payment of all amounts payable with respect to this Note and for all other purposes, and neither the Owner Lessor nor the Lease Indenture Trustee shall be affected by any notice to the contrary. All payments made on this
Note in accordance with the provisions of this paragraph shall be valid and effective to satisfy and discharge the liability on this Note to the extent of the sums so paid and neither the Lease Indenture Trustee nor the Owner Lessor shall have any liability in respect of such payment.

      The holder hereof, by its acceptance of this Note, agrees that each payment received by it hereunder shall be applied in the manner set forth in
Section 2.7 of the Lease Indenture, which provides that each payment on the Note shall be applied as follows: first, to the payment of accrued interest (including interest on overdue principal and, to the extent permitted by Applicable Law, overdue interest) on this Note to the date of such payment; second, to the payment of the principal amount of, and premium, if any, on this Note then due (including any overdue installments of principal) thereunder; and third, to the extent permitted by Section 2.10 of the Lease Indenture, the balance, if any, remaining thereafter, to the payment of the principal amount of, and premium, if any, on this Note.

      This Note is the Note referred to in the Lease Indenture as the "Lessor Note". The Lease Indenture permits the issuance of additional notes ("Additional Lessor Notes"), as provided in Section 2.12 of the Lease Indenture, and the several Notes may be for varying principal amounts and may have different maturity dates, interest rates. redemption provisions and other terms. The properties of the Owner Lessor included in the Indenture Estate are pledged or mortgaged to the Lease Indenture Trustee to the extent provided in the Lease Indenture as security for the payment of the principal of and premium, if any, and interest on this Note and all other Notes issued and outstanding from time to time under the Lease Indenture.

      Reference is hereby made to the Lease Indenture for a statement of the rights of the holder of, and the nature and extent of the security for, this Note and of the rights of, and the nature and extent of the security for, the holders of the other Notes and of certain rights of the Owner Lessor and the Owner Participant, as well as for a statement of the terms and conditions of the trust created by the Lease Indenture, to all of which terms and conditions the holder hereof agrees by its acceptance of this Note.

      This Note is subject to redemption, in whole or in part as provided in the Lease Indenture, as follows: (x) in the case of redemptions under the circumstances set forth in Section 2.10(a) of the Lease Indenture, at a price equal to the principal amount of this Note being redeemed together with accrued interest on such principal amount to the Redemption Date, and (y) in the case of redemptions under the circumstances set forth in Sections 2.10(d) of the Lease Indenture, at a price equal to the principal amount of this

Note then outstanding together with accrued interest on such principal amount to the Redemption Date, plus the Make-Whole Premium, if any: provided, however. that no such redemption shall be made until notice thereof is given by the Lease Indenture Trustee to the holder hereof as provided in the Lease Indenture.

      In case either (i) a Regulatory Event of Loss under the Facility Lease shall occur or (ii) the Facility Lease shall have been terminated pursuant to
Section 13.1 thereof where the Facility Lessee purchases the Undivided Interest from the Owner Lessor, the obligations of the Owner Lessor under this Note may. subject to the conditions set forth in Section 2.10(b) of the Lease Indenture. be assumed in whole by the Facility Lessee in which case the Owner Lessor shall be released and discharged from all such obligations. In connection with such an assumption. the holder of this Note may be required to exchange this Note for a new Note evidencing such assumption.

      In case a Lease Indenture Event of Default shall occur and be continuing, the unpaid balance of the principal of this Note together with all accrued but unpaid interest thereon may, subject to certain rights of the Owner Lessor and the Owner Participant contained or referred to in the Lease Indenture, be declared or may become due and payable in the manner and with the effect provided in the Lease Indenture.

      There shall be maintained at the Lease Indenture Trustee Office a register for the purpose of registering transfers and exchanges of Notes in the manner provided in the Lease Indenture. The transfer of this Note is registrable. as provided in the Lease Indenture, upon surrender of this Note for registration of transfer duly accompanied by a written instrument of transfer duly executed by or on behalf of the registered holder hereof, together with the amount of any applicable transfer taxes.

      It is expressly understood and agreed by the holder of this Note that (a) this Note is executed and delivered by Wilmington Trust Company' ("Wilmington"), not individually or personally but solely as manager of the Owner Lessor under the LLC Agreement, in the exercise of the powers and authority conferred and vested in it pursuant thereto, (b) each of the undertakings and agreements in this Note made on the part of the Owner Lessor is made and intended not as personal undertakings and agreements by Wilmington but is made and intended for the purpose for binding only the Owner Lessor, (c) nothing contained in this Note shall be construed as creating any liability on Wilmington individually or personally, to perform any covenant either expressed or implied contained in this Note, all such liability, if any, being expressly waived by the holder of this Note or by any Person claiming by, through or under such holder, and (d) under no circumstances shall Wilmington, be personally liable for the payment of any indebtedness or expenses of the Owner Lessor or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Owner Lessor under this Note.

      This Note shall be governed by the laws of the State of New York.

      IN WITNESS WHEREOF, the Owner Lessor has caused this Note to be duly executed as of the date hereof.

                              MONTANA 0L3 LLC

                              By: Wilmington Trust Company,
                                  not in its individual capacity, but solely as the Lessor Manager under the LLC Agreement


                                  By: _________________________
                                      Name: James P. Lawler
                                      Title: Vice President

      This is the Lessor Note referred to in the within-mentioned Lease
Indenture.


                               The Chase Manhattan Bank,
                               not in its individual capacity, but solely as the Lease Indenture Trustee


                               By: ______________________
                                   Name: Annette M. Marsula
                                   Title: Vice President

                            FORM OF TRANSFER NOTICE

            FOR VALUE RECEIVED the undersigned registered holder hereby sell(s) assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

__________________________________

__________________________________
(Please print or typewrite name and address including zip code of assignee)

__________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing

__________________________________
attorney to transfer said Note on the books of the Issuer with full power of substitution in the premises.


Date: _________________________       __________________________________________
                                      (Signature of Transferor)

                                      NOTE: The signature to this assignment
                                      must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

                                   SCHEDULE 1
                                     TO NOTE

                  Schedule Of Principal Amortization For Unit 1

                 Unit 1 Principal Portion: $[_________________]

                                            Principal Amount Payable
            Payment Date                 (% of Unit 1 Principal Portion)
         -------------------         --------------------------------------


                                     S-1-1

                                   SCHEDULE 2
                                     TO NOTE

                  Schedule Of Principal Amortization For Unit 2

                  Unit 2 Principal Portion: $[________________]

                                            Principal Amount Payable
            Payment Date                 (% of Unit 2 Principal Portion)
         -------------------         --------------------------------------


                                     S-2-1

                                                                       EXHIBIT C
                                                                              to
                                                                 Lease Indenture

FORM OF CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Lease Indenture.

                                       THE CHASE MANHATTAN BANK,
                                       not in its individual capacity but solely as the Lease Indenture Trustee


                                       By:______________________________________
                                          Name:
                                          Title:

                                                                       EXHIBIT D
                                                                              to
                                                                 Lease Indenture

                             DESCRIPTION OF FACILITY

Unit 1

      Unit 1 consists of Colstrip Unit No. 1, a 333 MW (gross capacity) coal-fired steam electric generating unit, located on the Units 1 and 2 Site in Rosebud County, Montana, including, without limitation, the assets described in Schedule D-I hereto, but excluding the Common Facilities.

Unit 2

      Unit 2 consists of Colstrip Unit No. 2, a 333 MW (gross capacity) coal-fired steam electric generating unit, located on the Units 1 and 2 Site in Rosebud County, Montana, including, without limitation, the assets described in Schedule D-2 hereto, but excluding the Common Facilities.

Common Facilities 1-2

      The Common Facilities 1-2 consists of all items of property, constructed or installed for use by Units 1 and 2 in common pursuant to the Ownership and Operating Agreements 1-2, and shall include, without limitation, the assets described in Schedule D-3 hereto, other than those items listed on such schedule that are required for use by Units 1and 2 and Units 3 and 4 in common pursuant to the Common Facilities Agreement.

Common Facilities 1-2-3-4

      The Common Facilities 1-2-3-4 consists of all items of property, constructed or installed for use by both of Units 1 and 2 and Units 3 and 4 in common pursuant to the Common Facilities Agreement, and shall include, without limitation, the Yellowstone river pumping plant, the surge pond, the environmental building, the warehouse, the machine shop, the auto shop, the training center, the administration building, the auxiliary services building, the garage/warehouse, the meteorological and air quality monitoring structures, and each of the other assets described in Schedule D-3 hereto to be used by both of Units 1 and 2 and Units 3 and 4 in common pursuant to the Common Facilities Agreement.

                                                                    SCHEDULE D-1

Unit 1

--------------------------------------------------------------------------------
    FERC Account 311

Structures and Improvements
Other Facilities
Brine Concentrator, Wash Tray, Pump Building
Station Building

--------------------------------------------------------------------------------
    FERC Account 311.2

Pollution Control Equipment
Ash Water Handling
Ash Handling Facilities

--------------------------------------------------------------------------------
    FERC Account 312

Boiler Plant Equipment
Boiler Supporting Structures
Boiler Pressure Parts
Boiler Non-Pressure Parts
Soot Blower Equipment
Forced Draft Fans
Combustion Air Ducts
Main Combustion Air Heaters
Steam Supplied Combustion Air Preheaters
Coal Handling Equipment
Coal Feeders
Pulverized Fuel Equipment
Gas Fuel Equipment
Bottom Ash, Economizer Ash and Pyrite Handling System
Boiler Blowoff Tank
Deaerator Feedwater Heater with Storage Tank
Feedwater Heater #1-1
Feedwater Heater #1-2
Booster Pumps
Feedwater Heater #1-4
Feedwater Heater #1-5
Boiler Feed Pumps
Feedwater Heater #1-6
Boiler Plant Piping
Piping Labor Operations
Auxiliary Steam System
Boiler Water Treating Equipment
Condensate Storage Tanks
Stack
Induced Draft Fans
Other Auxiliary Equipment

--------------------------------------------------------------------------------
    FERC Account 312.2

Pollution Control Equipment
Air Quality Control System
Scrubber

-------------------------------------

Unit 1

--------------------------------------------------------------------------------
   FERC Account 314

Turbogenerator Units
Pedestal Substructures
Turbine Generator
Excitation and Voltage Regulation Systems
Lubricating Oil Systems
Stator Cooling Water System
Hydrogen Gas System
Bearing Cooling Water System
Condenser and Accessories
Condensate Pumps
Cooling Tower
Circulating Water Pumps
Lubricating Oil

--------------------------------------------------------------------------------
   FERC Account 315

Accessory Electric Equipment
Conduits and Trays
Station Service and Startup Transformers
Generation Main Bus
Station Service Busways
Motor Control Centers
Local Control Stations and Receptacles
Wire and Cable
Switch Gear Control and Protective Equipment
Storage Battery Equipment
Misc. Electrical Material and Labor
Digital / Analog Control System
Control Boards
Miscellaneous Costs

--------------------------------------------------------------------------------
   FERC Account 316

Miscellaneous Power Plant Equipment
Air Compressor Equipment

Unit 2

 FERC
Account
--------------------------------------------------------------------------------
  311      Structures and Improvements
  311-14   Other Facilities
  311-17   Brine Concentrator, Wash Tray, Pump Building
  311-18   Station Building

--------------------------------------------------------------------------------

  311.2    Pollution Control Equipment
311.2-16   Ash Water Handling
311.2-17   Ash Handling Facilities

--------------------------------------------------------------------------------

    312    Boiler Plant Equipment
  312-11   Boiler Supporting Structures
  312-12   Boiler Pressure Parts
  312-13   Boiler Non-Pressure Parts
  312-14   Soot Blower Equipment
  312-15   Forced Draft Fans
  312-16   Combustion Air Ducts
  312-17   Main Combustion Air Heaters
  312-18   Steam Supplied Combustion Air Preheaters
  312-20   Coal Handling Equipment
  312-21   Coal Feeders
  312-22   Pulverized Fuel Equipment
  312-26   Bottom Ash, Economizer Ash and Pyrite Handling System
  312-27   Boiler Blowoff Tank
  312-39   Deaerator Feedwater Heater with Storage Tank
  312-30   Feedwater Heater #1-1
  312-31   Feedwater Heater #1-2
  312-33   Booster Pumps
  312-34   Feedwater Heater #1-4
  312-35   Feedwater Heater #1-5
  312-36   Boiler Peed Pumps
  312-37   Feedwater Heater #1-6
  312-38   Boiler Plant Piping
  312-39   Miscellaneous Pumps and Drives
  312-40   Piping Labor Operations
  312-41   Auxiliary Steam System
  312-46   Boiler Water Treating Equipment
  312-47   Condensate Storage Tanks
  312-51   Stack
  312-52   Induced Draft Fans
  312-87   Other Auxiliary Equipment

--------------------------------------------------------------------------------

  312.2     Pollution Control Equipment
312.2-50    Air Quality Control System

Unit 2

 FERC
Account
--------------------------------------------------------------------------------

312.2-52   Scrubber

--------------------------------------------------------------------------------

 314       Turbogenerator Units
314-11     Pedestal Substructures
314-14     Turbine Generator
314-17     Excitation and Voltage Regulation Systems
314-20     Lubricating Oil Systems
314-21     Stator Cooling Water System
314-22     Hydrogen Gas System
314-24     Bearing Cooling Water System
314-35     Condenser and Accessories
314-36     Condensate Pumps
314-37     Cooling Tower
314-38     Circulating Water Pumps
314-39     Circulating Water Ducts

--------------------------------------------------------------------------------

 315       Accessory Electric Equipment
315-15     Conduits and Trays
315-18     Station Service and Startup Transformers
315-19     Generation Main Bus
315-21     Motor Control Centers
315-22     Local Control Stations and Receptacles
315-26     Wire and Cable
315-30     Switch Gear Control and Protective Equipment
315-36     Storage Battery Equipment
315-49     Misc. Electrical Material and Labor
315-49     Misc. Electrical Material and Labor
315-60     Digital / Analog Control System
315-61     Control Boards

--------------------------------------------------------------------------------

 316       Miscellaneous Power Plant Equipment
316-11     Air Compressor Equipment

                                                                    SCHEDULE D-3

Common Facilities 1-2 and Common Facilities 1-2-3-4

 FERC
Account
--------------------------------------------------------------------------------
   311    Structures and Improvements
  311-11  Site Preparation and Improvements
  311-12  Site Facilities
  311-14  Other Facilities
  311-15  Water Supply System
  311-17  Brine Concentrator, Wash Tray, Pump Building
  311-18  Station Building
  311-19  Other Structures
  311-21  Water Supply System - Common
  311-22  Intake Structure Equipment
  311-23  Surge Pond #1 Structures
  311-24  Surge Pond #I

--------------------------------------------------------------------------------

 311.2    Pollution Control
311.2-16  Ash Water Handling
311.2-17  Ash Handling Facilities

--------------------------------------------------------------------------------

   312    Boiler Plant Equipment
  312-19  Coal Delivery Facilities
  312-23  Gas Fuel Equipment
  312-38  Boiler Plant Piping
  312-40  Piping Labor Operations
  312-41  Auxiliary Steam System
  312-45  Auxiliary Boilers
  312-46  Boiler Water Treating Equipment
  312-48  Water Management Costs
  312-87  Other Auxiliary Equipment

--------------------------------------------------------------------------------

  312.2   Pollution Control Equipment
312.2-50  Air Quality Control System
312.2-52  Scrubber

--------------------------------------------------------------------------------

   314    Turbogenerator Units
  314-20  Lubricating Oil Systems
  314-22  Hydrogen Gas System
  314-48  Brine Concentrator
  314-49  Water Management Costs
          Miscellaneous Costs

Common Facilities 1-2 and Common Facilities 1-2-3-4

 FERC
Account
--------------------------------------------------------------------------------
  315    Accessory Electric Equipment
315-15   Conduits and Trays
315-18   Station Service and Startup Transformers
315-21   Motor Control Centers
315-26   Wire and Cable
315-30   Switch Gear Control and Protective Equipment
315-49   Misc. Electrical Material and Labor
315-51   Emergency Generators
315-60   Digital / Analog Control System
315-61   Control Boards
315-62   Computer Data Logger

--------------------------------------------------------------------------------

 316     Miscellaneous Power Plant Equipment
316-11   Air Compressor Equipment
316-12   Building Crane and Miscellaneous Hoists
316-13   Office Shop and Laboratory
316-14   Miscellaneous Equipment
316-15   Office Shop and Laboratory
         Additional Equipment